SUB-ITEM 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                            AIM EMERGING GROWTH FUND

A Special Meeting of Shareholders of AIM Emerging Growth Fund (the "Fund"), a portfolio of AIM Equity Funds ("AEF"), a Delaware statutory trust, was held on June 28, 2005. The meeting was held for the following purposes:

(1) To approve a Plan of Reorganization (the "Plan") under which all of the assets of AIM Emerging Growth Fund, an investment portfolio of AEF, will be transferred to AIM Aggressive Growth Fund ("Buying Fund"), which is also an investment portfolio of AEF. Buying Fund will assume the liabilities of the Fund and AEF will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the termination of the Fund as a designated series of Trust.

The results of the voting on the above matters were as follows:

                                                                                                       Votes      Withheld/
Matter                                                                                Votes For       Against    Abstentions
------                                                                                ---------       -------    -----------
(1) To approve a Plan of Reorganization (the "Plan") under which all of the assets of AIM Emerging Growth Fund (the "Fund"), an investment portfolio of
    AIM Equity Funds ("AEF"), will be transferred to AIM Aggressive Growth Fund
    ("Buying Fund"), which is also an investment portfolio of AEF. Buying Fund will assume the liabilities of the Fund and AEF will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets
    and the termination of the Fund as a designated series of Trust.............    5,604,152.341   193,168.105    409,069

For a more detailed description of the proposal that was submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A).

                                                                   ATTACHMENT A

[AIM INVESTMENTS LOGO APPEARS HERE]

                           AIM EMERGING GROWTH FUND,
                        A PORTFOLIO OF AIM EQUITY FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                                                                    May 23, 2005

Dear Shareholder:

     We are seeking your approval of a Plan of Reorganization (the "Plan") that provides for the sale of the assets of AIM Emerging Growth Fund (the "Fund") to AIM Aggressive Growth Fund ("Buying Fund"). This transaction will result in the combination of the two funds. You will receive shares of Buying Fund in connection with the transaction if shareholders approve it.

     A I M Advisors, Inc. ("AIM"), the investment advisor to the AIM Funds, conducted a review of the funds and concluded that it would be appropriate to consolidate certain funds. The funds identified for consolidation include certain smaller and less efficient funds that compete for limited shareholder assets and certain funds having similar investment objectives and strategies. Your Fund is one of the funds that AIM recommended, and your Board of Trustees approved, be consolidated with Buying Fund. The attached Proxy Statement and Prospectus seeks your approval of this consolidation.

     As more fully described in the attached Proxy Statement and Prospectus, AIM recommended, and your Board of Trustees approved, that another fund also be consolidated with Buying Fund. The proposed combination of your Fund into Buying Fund is not contingent on that other transaction occurring.

     The enclosed Proxy Statement and Prospectus describes the proposed combination and compares, among other things, the investment objectives and strategies, operating expenses and performance history of your Fund and Buying Fund. You should review the enclosed materials carefully.

     After careful consideration, the Board of Trustees of AIM Equity Funds has approved the proposed combination. They recommend that you vote FOR the proposal.

     Your vote is important. Please take a moment after reviewing the enclosed materials to sign and return your proxy card in the enclosed postage paid return envelope. If you attend the meeting, you may vote in person. If you expect to attend the meeting in person, or have questions, please notify us by calling
(800) 952-3502. You may also vote by telephone or through a website established for that purpose by following the instructions that appear on the enclosed proxy card. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Georgeson Shareholder Communications, Inc., reminding you to vote.

                                          Sincerely,

                                          /s/ ROBERT H. GRAHAM
                                          Robert H. Graham
                                          President

[AIM INVESTMENTS LOGO APPEARS HERE]

                                AIM LIBRA FUND,
                      A PORTFOLIO OF AIM INVESTMENT FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                                                                    May 23, 2005

Dear Shareholder:

     We are seeking your approval of an Agreement and Plan of Reorganization (the "Agreement") that provides for the sale of the assets of AIM Libra Fund (the "Fund") to AIM Aggressive Growth Fund ("Buying Fund"). This transaction will result in the combination of the two funds. You will receive shares of Buying Fund in connection with the transaction if shareholders approve it.

     A I M Advisors, Inc. ("AIM"), the investment advisor to the AIM Funds, conducted a review of the funds and concluded that it would be appropriate to consolidate certain funds. The funds identified for consolidation include certain smaller and less efficient funds that compete for limited shareholder assets and certain funds having similar investment objectives and strategies. Your Fund is one of the funds that AIM recommended, and your Board of Trustees approved, be consolidated with Buying Fund. The attached Proxy Statement and Prospectus seeks your approval of this consolidation.

     As more fully described in the attached Proxy Statement and Prospectus, AIM recommended, and your Board of Trustees approved, that another fund also be consolidated with Buying Fund. The proposed combination of your Fund into Buying Fund is not contingent on that other transaction occurring.

     The enclosed Proxy Statement and Prospectus describes the proposed combination and compares, among other things, the investment objectives and strategies, operating expenses and performance history of your Fund and Buying Fund. You should review the enclosed materials carefully.

     After careful consideration, the Board of Trustees of AIM Investment Funds has approved the proposed combination. They recommend that you vote FOR the proposal.

     Your vote is important. Please take a moment after reviewing the enclosed materials to sign and return your proxy card in the enclosed postage paid return envelope. If you attend the meeting, you may vote in person. If you expect to attend the meeting in person, or have questions, please notify us by calling
(800) 952-3502. You may also vote by telephone or through a website established for that purpose by following the instructions that appear on the enclosed proxy card. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Georgeson Shareholder Communications, Inc., reminding you to vote.

                                          Sincerely,

                                          /s/ ROBERT H. GRAHAM
                                          Robert H. Graham
                                          President

                           AIM EMERGING GROWTH FUND,
                        A PORTFOLIO OF AIM EQUITY FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 28, 2005

     We cordially invite you to attend our Special Meeting of Shareholders to:

          1. Approve a Plan of Reorganization (the "Plan") under which all of the assets of AIM Emerging Growth Fund (the "Fund"), an investment portfolio of AIM Equity Funds ("AEF"), will be transferred to AIM Aggressive Growth Fund ("Buying Fund"), which is also an investment portfolio of AEF. Buying Fund will assume the liabilities of the Fund and AEF will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund.

          2. Transact any other business, not currently contemplated, that may properly come before the Special Meeting, in the discretion of the proxies or their substitutes.

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on June 28, 2005, at 11:00 a.m., Central Time.

     Shareholders of record as of the close of business on April 22, 2005 are entitled to notice of, and to vote at, the Special Meeting or any adjournment of the Special Meeting.

     WE REQUEST THAT YOU EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY CARD, WHICH IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF AEF. YOU MAY ALSO VOTE BY TELEPHONE OR THROUGH A WEBSITE ESTABLISHED FOR THAT PURPOSE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY MATERIALS. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY EXECUTING AND SUBMITTING A REVISED PROXY CARD, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF AEF OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

                                          /s/ Kevin M. Carome
                                          Kevin M. Carome
                                          Secretary

May 23, 2005

                                AIM LIBRA FUND,
                      A PORTFOLIO OF AIM INVESTMENT FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 28, 2005

     We cordially invite you to attend our Special Meeting of Shareholders to:

          1. Approve an Agreement and Plan of Reorganization (the "Agreement") under which all of the assets of AIM Libra Fund (the "Fund"), an investment portfolio of AIM Investment Funds ("Trust"), will be transferred to AIM Aggressive Growth Fund ("Buying Fund"), an investment portfolio of AIM Equity Funds ("Buyer"). Buying Fund will assume the liabilities of the Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund.

          2. Transact any other business, not currently contemplated, that may properly come before the Special Meeting, in the discretion of the proxies or their substitutes.

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on June 28, 2005, at 11:00 a.m., Central Time.

     Shareholders of record as of the close of business on April 22, 2005 are entitled to notice of, and to vote at, the Special Meeting or any adjournment of the Special Meeting.

     WE REQUEST THAT YOU EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY CARD, WHICH IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF TRUST. YOU MAY ALSO VOTE BY TELEPHONE OR THROUGH A WEBSITE ESTABLISHED FOR THAT PURPOSE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY MATERIALS. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY EXECUTING AND SUBMITTING A REVISED PROXY CARD, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF TRUST OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

                                          /s/ Kevin M. Carome
                                          Kevin M. Carome
                                          Secretary

May 23, 2005

 AIM EMERGING GROWTH FUND,                              AIM LIBRA FUND,
       A PORTFOLIO OF                                    A PORTFOLIO OF
      AIM EQUITY FUNDS                                AIM INVESTMENT FUNDS
11 GREENWAY PLAZA, SUITE 100                      11 GREENWAY PLAZA, SUITE 100
 HOUSTON, TEXAS 77046-1173                         HOUSTON, TEXAS 77046-1173
       (800) 347-4246                                    (800) 347-4246

                          AIM AGGRESSIVE GROWTH FUND,
                                 A PORTFOLIO OF
                                AIM EQUITY FUNDS
                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173
                                 (800) 347-4246

                    COMBINED PROXY STATEMENT AND PROSPECTUS
                                  MAY 23, 2005

     This document is a combined Proxy Statement and Prospectus ("Proxy Statement/Prospectus"). We are sending you this Proxy Statement/Prospectus in connection with the special meeting of shareholders of AIM Emerging Growth Fund, an investment portfolio of AIM Equity Funds, a Delaware statutory trust (the "Emerging Growth Fund Special Meeting"), and the special meeting of shareholders of AIM Libra Fund, an investment portfolio of AIM Investment Funds, a Delaware statutory trust (the "Libra Fund Special Meeting" and together with the Emerging Growth Fund Special Meeting, the "Special Meetings"). The Special Meetings will be held on June 28, 2005, at 11:00 a.m., Central Time. We intend to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card on or about May 23, 2005 to all shareholders entitled to vote.

     At the Emerging Growth Fund Special Meeting, the shareholders of AIM Emerging Growth Fund ("Emerging Growth Fund") are being asked to consider and approve a Plan of Reorganization (the "Emerging Growth Fund Plan") to be adopted by AIM Equity Funds ("AEF"), acting on behalf of both AIM Aggressive Growth Fund ("Buying Fund") and Emerging Growth Fund. The Emerging Growth Fund Plan provides for the reorganization of Emerging Growth Fund with Buying Fund (the "Emerging Growth Fund Reorganization").

     At the Libra Fund Special Meeting, the shareholders of AIM Libra Fund ("Libra Fund") are being asked to consider and approve an Agreement and Plan of Reorganization (the "Libra Fund Plan" and, together with the Emerging Growth Fund Plan, the "Plans") by and among AIM Investment Funds ("AIF"), acting on behalf of Libra Fund, AEF, acting on behalf of Buying Fund, and AIM Advisors, Inc. ("AIM"). The Libra Fund Plan provides for the reorganization of Libra Fund with Buying Fund (the "Libra Fund Reorganization" and together with the Emerging Growth Fund Reorganization, the "Reorganizations").

     This Proxy Statement/Prospectus includes information regarding both Reorganizations. We have included the request for approval of both Reorganizations in one Proxy Statement/Prospectus because we are proposing that each of Emerging Growth Fund and Libra Fund (each, a "Selling Fund" and together, the "Selling Funds") be combined with Buying Fund. You should note, however, that consummation of each of the Reorganizations is not conditioned on consummation of the other reorganization. The reorganization of your Selling Fund is contingent only upon your Selling Fund receiving the requisite number of votes FOR approval of its reorganization.

     Under the Plans, all of the assets of each Selling Fund will be transferred to Buying Fund, Buying Fund will assume the liabilities of each Selling Fund and AEF will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of each Selling Fund, as set forth on Exhibit A.

     The value of each Selling Fund shareholder's account with Buying Fund immediately after each of the Reorganizations will be the same as the value of such Selling Fund shareholder's account immediately prior to each of the Reorganizations. The Reorganizations have been structured as tax-free transactions. No sales charges will be imposed in connection with the Reorganizations.

     The Board of Trustees of AEF and the Board of Trustees AIF (together, the "Boards") have approved the Plans and the Reorganizations as being advisable and in the best interests of each of the Selling Funds.

     AEF and AIF are each registered open-end management investment companies that issue their shares in separate series. AIM serves as the investment advisor to each Selling Fund and to Buying Fund. AIM is a wholly owned subsidiary of AMVESCAP PLC ("AMVESCAP"), an independent global investment management company.

     The investment objective of Buying Fund is the same as each Selling Fund in that they seek long-term growth of capital. See "Comparison of Investment Objectives and Principal Strategies."

     This Proxy Statement/Prospectus sets forth the information that shareholders of each Selling Fund should know before voting on the Plans. It is both the Proxy Statement of each Selling Fund and the Prospectus of Buying Fund. You should read and retain this Proxy Statement/Prospectus for future reference.

     The Prospectus of Emerging Growth Fund dated February 28, 2005 (the "Emerging Growth Fund Prospectus"), together with the related Statement of Additional Information dated April 29, 2005, and the Prospectus of Libra Fund dated February 28, 2005, together with the related Statement of Additional Information dated April 29, 2005 (the "Libra Fund Prospectus" and together with the Emerging Growth Fund Prospectus, the "Selling Fund Prospectuses") are on file with the Securities and Exchange Commission (the "SEC"). The Selling Fund Prospectuses are incorporated by reference into this Proxy Statement/ Prospectus. The Prospectus of Buying Fund dated April 29, 2005, (the "Buying Fund Prospectus"), and the related Statement of Additional Information dated February 28, 2005, and the Statement of Additional Information relating to the Reorganizations dated May 23, 2005, are on file with the SEC. The Buying Fund Prospectus is incorporated by reference into this Proxy Statement/Prospectus and a copy of the Buying Fund Prospectus is attached as Appendix III to this Proxy Statement/Prospectus. The Statement of Additional Information relating to the Reorganizations dated May 23, 2005, also is incorporated by reference into this Proxy Statement/Prospectus. The SEC maintains a website at www.sec.gov that contains the Prospectuses and Statements of Additional Information described above, material incorporated by reference, and other information about AEF and AIF.

     Copies of the Buying Fund Prospectus and the Selling Fund Prospectuses and the related Statements of Additional Information are available without charge by writing to AIM Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 959-4246. Additional information about each Selling Fund and Buying Fund may be obtained on the internet at www.aiminvestments.com.

     AEF and AIF have previously sent to shareholders the most recent annual reports for each Selling Fund, including financial statements, and the most recent semi-annual reports succeeding the annual reports, if any. If you have not received such report(s) or would like to receive an additional copy, please contact AIM Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 959-4246. Such report(s) will be furnished free of charge.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................    1
  The Reorganizations.......................................    1
  Comparison of Investment Objectives and Principal
     Strategies.............................................    2
  Comparison of Performance.................................    3
  Comparison of Fees and Expenses...........................    4
  Comparison of Multiple Class Structures...................    4
  Comparison of Sales Charges...............................    4
  Comparison of Distribution and Purchase and Redemption
     Procedures.............................................    5
  The Boards' Recommendation................................    5
RISK FACTORS................................................    6
  Risks Associated with Buying Fund.........................    6
  Comparison of Risks of Buying Fund and Your Fund..........    6
INFORMATION ABOUT BUYING FUND...............................    6
  Description of Buying Fund Shares.........................    6
  Management's Discussion of Fund Performance...............    7
  Financial Highlights......................................    7
ADDITIONAL INFORMATION ABOUT THE PLANS......................    7
  Terms of the Reorganizations..............................    7
  The Reorganizations.......................................    7
  Board Considerations......................................    8
  Other Terms...............................................   11
  Federal Income Tax Consequences...........................   11
  Accounting Treatment......................................   12
RIGHTS OF SHAREHOLDERS......................................   12
CAPITALIZATION..............................................   13
LEGAL MATTERS...............................................   14
ADDITIONAL INFORMATION ABOUT BUYING FUND AND SELLING
  FUNDS.....................................................   14
INFORMATION FILED WITH THE SECURITIES AND EXCHANGE
  COMMISSION................................................   14
INFORMATION ABOUT THE SPECIAL MEETINGS AND VOTING...........   15
  Proxy Statement/Prospectus................................   15
  Time and Place of Special Meetings........................   15
  Voting in Person..........................................   15
  Voting by Proxy...........................................   15
  Voting by Telephone or the Internet.......................   16
  Quorum Requirement and Adjournment........................   16
  Vote Necessary to Approve Each Proposal...................   16
  Proxy Solicitation........................................   16
  Other Matters.............................................   16
  Ownership of Shares.......................................   17

EXHIBIT A..................................  Classes of Shares of Each Selling Fund and
                                             Corresponding Classes of Shares of Buying Fund
EXHIBIT B..................................  Comparison of Performance of Each Selling Fund
                                             and Buying Fund
EXHIBIT C..................................  Comparison Fee Table and Expense Example
EXHIBIT D..................................  Shares Outstanding of Each Class of Selling
                                             Funds on Record Date
EXHIBIT E..................................  Ownership of Shares of Selling Funds
EXHIBIT F..................................  Ownership of Shares of Buying Fund

APPENDIX I.................................  Plan of Reorganization for Emerging Growth Fund
APPENDIX II................................  Agreement and Plan of Reorganization for Libra
                                             Fund
APPENDIX III...............................  Prospectus of Buying Fund
APPENDIX IV................................  Discussion of Performance of Buying Fund

     THE AIM FAMILY OF FUNDS, AIM AND DESIGN, AIM, AIM FUNDS, AIM FUNDS AND DESIGN, AIM INVESTMENTS, AIM INVESTOR, AIM LIFETIME AMERICA, AIM LINK, AIM INSTITUTIONAL FUNDS, AIMFUNDS.COM, LA FAMILIA AIM DE FONDOS, LA FAMILIA AIM DE FONDOS AND DESIGN, INVIERTA CON DISCIPLINA, INVEST WITH DISCIPLINE, THE AIM COLLEGE SAVINGS PLAN, AIM SOLO 401(K), AIM INVESTMENTS AND DESIGN AND YOUR GOALS. OUR SOLUTIONS ARE REGISTERED SERVICE MARKS AND AIM BANK CONNECTION, AIM INTERNET CONNECT, AIM PRIVATE ASSET MANAGEMENT, A I M PRIVATE ASSET MANAGEMENT AND DESIGN, AIM STYLIZED AND/OR DESIGN, AIM ALTERNATIVE ASSETS AND DESIGN AND MYAIM.COM ARE SERVICES MARKS OF A I M MANAGEMENT GROUP INC. AIM TRIMARK IS A SERVICE MARK OF A I M MANAGEMENT GROUP INC. AND AIM FUNDS MANAGEMENT INC.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus, and you should not rely on such other information or representations.

                                    SUMMARY

     During 2003 and 2004, AMVESCAP, the parent company of AIM, undertook an integration initiative with respect to its United States mutual fund operations. Among other things, AMVESCAP's integration initiative included the establishment of a single distributor for all AMVESCAP U.S. mutual funds, the integration of back office support for AMVESCAP's U.S. mutual funds, the allocation of primary responsibility for investment advisory, administrative, accounting, and legal and compliance services for all of AMVESCAP's U.S. mutual funds to AIM and streamlining the various mutual funds offered by AMVESCAP's subsidiaries in the U.S.

     Since completion of the AMVESCAP integration initiative, AIM has undertaken an extensive review of its U.S. mutual fund offerings and has concluded that it would be appropriate to reduce the number of smaller and less efficient funds that compete for limited shareholder assets and to consolidate certain funds having similar investment objectives and strategies. The Reorganizations are part of a number of fund reorganizations AIM is proposing as a result of this review process. AIM believes that the Reorganizations will allow Buying Fund the best available opportunities for investment management, growth prospects and potential economies of scale.

     The Boards, including the independent trustees, have determined that the Reorganizations are advisable and in the best interests of each Selling Fund and that the interests of the shareholders of each Selling Fund will not be diluted as a result of the Reorganizations. The Selling Funds and Buying Fund have the same investment objective, are managed by the same portfolio management team and invest in similar securities. The Boards believe that a larger combined fund should have greater market presence and may achieve greater operating efficiencies by providing economies of scale in that certain fixed costs, such as legal, accounting, shareholder services and trustee expenses, will be spread over the greater assets of the combined fund. In addition, Buying Fund's performance is generally superior to that of each Selling Fund, and the total annual operating expenses of the combined fund are expected to be lower than the expenses of each Selling Fund. For additional information concerning the factors the Boards considered in approving the Plans, see "Additional Information About the Plans -- Board Considerations."

     The following summary discusses some of the key features of the Reorganizations and highlights certain differences between each Selling Fund and Buying Fund. This summary is not complete and does not contain all of the information that you should consider before voting on whether to approve the Plans. For more complete information, please read this entire Proxy Statement/Prospectus.

THE REORGANIZATIONS

     The Reorganizations will result in the combination of each Selling Fund with Buying Fund. Emerging Growth Fund and Buying Fund are both series of AEF, a Delaware statutory trust, and Libra Fund is a series of AIF, which is also a Delaware statutory trust.

     If shareholders of each Selling Fund approve their respective Plan and other closing conditions are satisfied, all of the assets of each Selling Fund will be transferred to Buying Fund and Buying Fund will assume the liabilities of each Selling Fund, and AEF will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of each Selling Fund, as set forth on Exhibit A. For a description of certain of the closing conditions that must be satisfied, see "Additional Information About the Plans -- Other Terms."

     The shares of Buying Fund issued in each Reorganization will have an aggregate net asset value equal to the net value of the assets of the respective Selling Fund transferred to Buying Fund. The value of each Selling Fund shareholder's account with Buying Fund immediately after the Reorganizations will be the same as the value of that Selling Fund shareholder's account with their respective Selling Fund immediately prior to the Reorganizations. A copy of the Emerging Growth Fund Plan is attached as Appendix I to this Proxy Statement/Prospectus and a copy of the Libra Fund Plan is attached as Appendix II to this Proxy Statement/ Prospectus. See "Additional Information About the Plans."

     AIF and AEF will receive an opinion of Ballard Spahr Andrews & Ingersoll, LLP to the effect that each Reorganization will constitute a tax-free reorganization for Federal income tax purposes. Thus, shareholders will not have to pay additional Federal income tax as a result of each Reorganization. See "Additional Information About the Plans -- Federal Income Tax Consequences."

     No sales charges will be imposed in connection with the Reorganizations.

COMPARISON OF INVESTMENT OBJECTIVES AND PRINCIPAL STRATEGIES

     Each Selling Fund and Buying Fund have the same investment objective in that each Selling Fund and Buying Fund seek long-term growth of capital. Each Selling Fund and Buying Fund also invest in similar types of securities. As a result, the Reorganizations are not expected to cause significant portfolio turnover or transaction expenses from the sale of securities that are incompatible with the investment objective of Buying Fund.

     The chart below provides a summary for comparison purposes of the investment objectives and principal investment strategies of each Selling Fund and Buying Fund. You can find more detailed information about the investment objectives, strategies and other investment policies of each Selling Fund and Buying Fund in the Selling Fund Prospectuses and the Buying Fund Prospectus, respectively.

     EMERGING GROWTH FUND                 LIBRA FUND                AGGRESSIVE GROWTH FUND
        (SELLING FUND)                  (SELLING FUND)                  (BUYING FUND)
     --------------------               --------------              ----------------------
                                     INVESTMENT OBJECTIVE

- Long-term growth of capital.  - Long-term growth of capital.  - Long-term growth of capital.

                                    INVESTMENT STRATEGIES

- Invests without regard to     - Invests without regard to     - Invests in small- and
  market capitalization, but      market capitalization, but      medium- sized companies.
  expects to invest a             portfolio managers expect to
  significant portion of its      invest primarily in
  assets in securities of         securities of small- and
  small- and medium-sized         medium-sized growth
  companies with a focus on       companies.
  small-sized companies.
- Invests in securities of      - Invests in securities of      - Invests in securities of
  companies the portfolio         companies the portfolio         companies the portfolio
  managers believe are likely     managers believe are likely     managers believe are likely
  to benefit from new or          to benefit from new or          to benefit from new or
  innovative products,            innovative products,            innovative products,
  services or processes, as       services or processes, as       services or processes, as
  well as those securities        well as, those that have        well as those that have
  that have experienced, or       experienced, or have the        experienced above-average,
  have the potential for,         potential for, above-average    long- term growth in earning
  above-average, long-term        growth in earnings or that      and have excellent prospects
  growth.                         have the potential for          for future growth.
                                  superior earnings growth.
- May invest up to 25% of its   - May invest up to 25% of its   - May invest up to 25% of its
  total assets in foreign         total assets in foreign         total assets in foreign
  securities.                     securities.                     securities.
- Under normal conditions, the  - No corresponding strategy.    - No corresponding strategy.
  fund's top ten holdings may
  comprise at least a third of
  the portfolio's net assets.
- The fund is non-diversified,  - The fund is diversified.      - The fund is diversified.
  which means it can invest a
  greater percentage of its
  assets in any one-issuer
  than a diversified fund can.
  With respect to 50% of its
  assets, the fund is
  permitted to invest more
  than 5% of its assets, in
  the securities of one
  issuer.

COMPARISON OF PERFORMANCE

     A bar chart showing the annual total returns for calendar years ended December 31 for Class A shares of each Selling Fund and Class A shares of Buying Fund can be found at Exhibit B. Also included as part of Exhibit B is a table showing the average annual total returns for the periods indicated for each Selling Fund and Buying Fund. For more information regarding the total return of each Selling Fund, see the "Financial Highlights" section of the Selling Fund Prospectuses, which have been made a part of this Proxy Statement/

Prospectus by reference. For more information regarding the total return of Buying Fund, see "Information About Buying Fund -- Financial Highlights." Past performance cannot guarantee comparable future results.

COMPARISON OF FEES AND EXPENSES

     A comparison of shareholder fees and annual operating expenses of each class of shares of each Selling Fund and Buying Fund, as of October 31, 2004, expressed as a percentage of net assets ("Expense Ratio"), can be found at Exhibit C. Pro forma estimated Expense Ratios, based on historical data at a specified date and related projected data, for each class of shares of Buying Fund after giving effect to the Reorganizations are also provided as of October 31, 2004, as part of Exhibit C.

COMPARISON OF MULTIPLE CLASS STRUCTURES

     A comparison of the share classes of each Selling Fund that are currently available to investors and the corresponding share class of Buying Fund that shareholders of each Selling Fund will receive in the Reorganizations can be found at Exhibit A. In addition to the share classes of Buying Fund listed on Exhibit A, Class R shares and Institutional Class shares of Buying Fund are available to investors. For information regarding the features of each of the share classes of each Selling Fund and Buying Fund, see the Selling Fund Prospectuses and the Buying Fund Prospectus, respectively.

COMPARISON OF SALES CHARGES

     No sales charges are applicable to shares of Buying Fund received by holders of each Selling Fund's shares in connection with the Reorganizations. No redemption of a Selling Fund's shares that could cause the imposition of a contingent deferred sales charge ("CDSC") will result in connection with the Reorganizations. The holding period for purposes of determining whether to charge a CDSC upon redemptions of shares of Buying Fund received by holders of a Selling Fund's shares in connection with the Reorganizations will begin at the time the Selling Fund's shares were originally purchased.

     The chart below provides a summary for comparison purposes of the initial sales charges and CDSCs applicable to each class of shares of each Selling Fund and Buying Fund. The fee tables at Exhibit C include comparative information about maximum initial sales charges on purchases of Class A shares of each Selling Fund and Buying Fund and the maximum CDSC on redemptions of certain classes of shares of each Selling Fund and Buying Fund. For more detailed information on initial sales charges, including volume purchase breakpoints and waivers, and reductions of CDSCs over time, see the Selling Fund Prospectuses and the Buying Fund Prospectus and the related Statements of Additional Information.

          CLASS A                      CLASS B                      CLASS C
          -------                      -------                      -------
- subject to an initial      - not subject to an initial  - not subject to an initial
  sales charge*                sales charge                 sales charge
- may be subject to a CDSC   - subject to a CDSC on       - subject to a CDSC on
  on redemptions made          certain redemptions made     certain redemptions made
  within 18 months from the    within 6 years from the      within 12 months from the
  date of certain purchases    date of purchase             date of purchase

                         CLASS R                               INSTITUTIONAL CLASS
                   (BUYING FUND ONLY)                          (BUYING FUND ONLY)
                   ------------------                          -------------------
        - not subject to an initial sales charge    - not subject to an initial sales charge
        - may be subject to a CDSC on redemptions   - not subject to a CDSC
          made within 12 months from the date of
          certain purchases

---------------

* Each Selling Fund and Buying Fund waive initial sales charges on Class A shares for certain categories of investors, including certain of their affiliated entities and certain of their employees, officers and trustees and those of their investment advisor.

     The CDSC on redemptions of shares of Buying Fund is computed based on the lower of their original purchase price or current market value net of reinvested dividends and capital gains distributions.

COMPARISON OF DISTRIBUTION AND PURCHASE AND REDEMPTION PROCEDURES

     Shares of each Selling Fund and Buying Fund are distributed by A I M Distributors, Inc. ("AIM Distributors"), a registered broker-dealer and wholly owned subsidiary of AIM.

     Each of the Selling Funds and Buying Fund have adopted a distribution plan that allows the payment of distribution and service fees for the sale and distribution of the shares of each of their respective classes. Distribution fees are payable to AIM Distributors for distribution services. The fee tables at Exhibit C include comparative information about the distribution and service fees payable by each class of shares of each Selling Fund and Buying Fund. Each class of shares of Buying Fund will have the same or lower aggregate distribution and service fees as the corresponding class of shares of each Selling Fund.

     The purchase and redemption procedures of each Selling Fund and Buying Fund are substantially the same. For information regarding the purchase and redemption procedures of each Selling Fund and Buying Fund, see the Selling Fund Prospectuses and the Buying Fund Prospectus, respectively.

THE BOARDS' RECOMMENDATION

     The Boards, including the independent trustees, unanimously recommend that you vote "FOR" this Proposal.

                                  RISK FACTORS

RISKS ASSOCIATED WITH BUYING FUND

     The following is a discussion of the principal risks associated with Buying Fund.

     There is a risk that you could lose all or a portion of your investment in Buying Fund. The value of your investment in Buying Fund will go up and down with the prices of the securities in which Buying Fund invests. The prices of equity securities change in response to many factors including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity. This is especially true with respect to equity securities of smaller companies, whose prices may go up and down more than equity securities of larger, more established companies. Also, since equity securities of smaller companies may not be traded as often as equity securities of larger, more established companies, it may be difficult or impossible for the fund to sell securities at a desirable price.

     Foreign securities have additional risks, including exchange rate changes, political and economic upheaval, the relative lack of information about these companies, relatively low market liquidity and the potential lack of strict financial and accounting controls and standards.

     An investment in Buying Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

COMPARISON OF RISKS OF BUYING FUND AND YOUR FUND

     The risks associated with an investment in each Selling Fund are similar to those described above for Buying Fund because of the similarities in their investment objectives and strategies. Set forth below is a discussion of certain risks that differ between Buying Fund and Emerging Growth Fund. You can find more detailed descriptions of specific risks associated with each Selling Fund in the Selling Fund Prospectuses.

     Emerging Growth Fund invests without regard to market capitalization, but expects to invest a significant portion of its assets in securities of small- and medium-sized companies. Buying Fund invests in securities of small- and medium-sized companies. In this regard, Buying Fund may theoretically be more risky than Emerging Growth Fund because the prices of securities of small capitalization companies may go up and down more than the prices of larger, more established companies. Emerging Growth Fund may also invest in convertible securities. The value of such convertible securities will be affected by market interest rates, the risk that the issuer may default on interest or principal payments and the value of the underlying common stock into which these securities may be converted. Specifically, since these types of convertible securities pay fixed interest and dividends, their values may fall if market interest rates rise and rise if market interest rates fall. Additionally, an issuer may have the right to buy back certain of the convertible securities at a time and at a price that is unfavorable to the fund. Buying Fund generally will not purchase convertible securities.

     Finally, Emerging Growth Fund is a non-diversified fund, which means it can invest a greater percentage of its assets in any one issuer than a diversified fund can. This means that fluctuations in the value of any one issuer may have a significant effect on the value of Emerging Growth Fund's shares. Buying Fund is a diversified fund and is therefore generally not subject to the risks associated with a non-diversified fund.

                         INFORMATION ABOUT BUYING FUND

DESCRIPTION OF BUYING FUND SHARES

     Shares of Buying Fund are redeemable at their net asset value (subject, in certain circumstances, to a contingent deferred sales charge) at the option of the shareholder or at the option of AEF in certain circumstances. Each share of Buying Fund represents an equal proportionate interest in Buying Fund with each other share and is entitled to such dividends and distributions out of the income belonging to Buying Fund as are declared by the Board of Trustees of AEF. Each share of Buying Fund generally has the same voting, dividend, liquidation and other rights; however, each class of shares of Buying Fund is subject to different sales loads, conversion features, exchange privileges and class-specific expenses. When issued, shares of Buying Fund are fully paid and nonassessable, have no preemptive or subscription rights, and are freely transferable. Other than the automatic conversion of Class B shares to Class A shares at the end of the month which is eight years after the date on which shares were purchased, there are no conversion rights.

MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

     A discussion of the performance of Buying Fund taken from its annual report to shareholders for the fiscal year ended October 31, 2004, is set forth in Appendix IV to this Proxy Statement/Prospectus.

FINANCIAL HIGHLIGHTS

     For more information about Buying Fund's financial performance, see the "Financial Highlights" section of the Buying Fund Prospectus that is attached to this Proxy Statement/Prospectus as Appendix III.

                     ADDITIONAL INFORMATION ABOUT THE PLANS

TERMS OF THE REORGANIZATIONS

     The terms and conditions under which the Reorganizations may be consummated are set forth in the respective Plans. Significant provisions of the Plans are summarized below; however, this summary is qualified in its entirety by reference to the Plans, copies of which are attached as Appendix I and II to this Proxy Statement/Prospectus.

THE REORGANIZATIONS

     Consummation of the Reorganizations (the "Closing") is expected to occur on July 18, 2005, at 8:00 a.m., Eastern Time (the "Effective Time") on the basis of values calculated as of the close of regular trading on the New York Stock Exchange on July 15, 2005 (the "Valuation Date"). At the Effective Time, all of the assets of each Selling Fund will be delivered to AEF's custodian for the account of Buying Fund in exchange for the assumption by Buying Fund of the liabilities of each Selling Fund and delivery by AEF directly to the holders of record as of the Effective Time of the issued and outstanding shares of each class of each Selling Fund of a number of shares of each corresponding class of Buying Fund (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of a Selling Fund so transferred, assigned and delivered, all determined and adjusted as provided in the applicable Plan. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all liens.

     In order to ensure continued qualification of each Selling Fund for treatment as a "regulated investment company" for tax purposes and to eliminate any tax liability of each Selling Fund arising by reason of undistributed investment company taxable income or net capital gain, AEF and AIF will declare on or prior to the Valuation Date to the shareholders of each Selling Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (a) all of each Selling Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended October 31, 2004 and for the short taxable year beginning on November 1, 2004 and ending on the Closing and (b) all of each Selling Fund's net capital gain recognized in its taxable year ended October 31, 2004 and in such short taxable year (after reduction for any capital loss carryforward).

     Buying Fund will proceed with each of the Reorganizations if the shareholders of the respective Selling Fund approve the applicable Plan (regardless of whether the shareholders of the other Selling Fund approve the applicable Plan).

     Following receipt of the requisite shareholder vote and as soon as reasonably practicable after the Closing, AEF and AIF will redeem the outstanding shares of each Selling Fund from shareholders in accordance with the applicable Agreement and Declaration of Trust, Bylaws and the Delaware Statutory Trust Act.

BOARD CONSIDERATIONS

     AIM initially proposed that the Boards consider the Reorganizations at an in-person meeting of the Boards held on February 24, 2005, at which preliminary discussions of the Reorganizations took place. After careful consideration and after weighing the pros and cons of each Reorganization, the Board of each Selling Fund determined that the Reorganizations are advisable and in the best interests of each Selling Fund and will not dilute the interests of each Selling Fund's shareholders, and approved the Plans and the Reorganizations, at an in-person meeting of the Boards held on March 22, 2005.

     Over the course of the two Board meetings, the Boards received from AIM written materials that contained information concerning each Selling Fund and Buying Fund, including comparative total return and fee and expense information, a comparison of investment objectives and strategies of each Selling Fund and Buying Fund and pro forma expense ratios for Buying Fund giving effect to the Reorganizations. AIM also provided the Boards with written materials concerning the structure of the proposed Reorganizations and the Federal tax consequences of the Reorganizations.

     In evaluating each of the Reorganizations, the Boards considered a number of factors, including:

     - The investment objective and principal investment strategies of each Selling Fund and Buying Fund.

     - The comparative expenses of each Selling Fund and Buying Fund and the pro forma expenses of Buying Fund after giving effect to each Reorganization.

     - The comparative performance of each Selling Fund and Buying Fund.

     - The comparative sizes of each Selling Fund and Buying Fund.

     - The consequences of the Reorganizations for Federal income tax purposes, including the treatment of any unrealized capital gains and capital loss carryforwards, if any, available to offset future capital gains of each Selling Fund and Buying Fund.

     - Any fees and expenses that will be borne directly or indirectly by each Selling Fund or Buying Fund in connection with the Reorganization.

     - The projected financial impact to AIM and its affiliates of the Reorganizations.

     The Boards noted that no sales charges or other charges would be imposed on any of the shares of Buying Fund issued to the shareholders of each Selling Fund in connection with the Reorganizations.

     Based on the information presented at the two Board meetings and the considerations discussed below, the Boards determined that the Reorganizations are advisable and in the best interests of each Selling Fund and will not dilute the interests of each Selling Fund's shareholders. Therefore, the Boards recommend the approval of the Plans by the shareholders of each Selling Fund at the Special Meetings.

  EMERGING GROWTH FUND REORGANIZATION

     AIM proposed the Emerging Growth Fund Reorganization, together with the Libra Fund Reorganization discussed below, as part of an effort to consolidate the AIM Funds' aggressive growth fund offerings. In considering the Emerging Growth Fund Reorganization, the Board of AEF noted that the funds have the same investment objective, are managed by the same portfolio management team and currently invest in many of the same securities. In addition, Buying Fund's expenses are lower than those of Emerging Growth Fund. The Board noted that the Emerging Growth Fund Reorganization is not contingent on the Libra Fund Reorganization described below and therefore considered the proposed transaction both on a stand-alone basis and in combination with the Libra Fund Reorganization.

     The Board noted that Buying Fund is significantly larger than Emerging Growth Fund. As of November 30, 2004, Buying Fund had total net assets of approximately $2 billion, compared to total net assets for Emerging Growth Fund of approximately $141 million. Both funds are managed by Jay Rushin and AIM's Aggressive Growth Team using a similar investment process, resulting in significant portfolio overlap between the two funds. As of November 30, 2004, approximately 73% of Emerging Growth Fund's total net assets were invested in securities that Buying Fund also owns.

     The Board also considered the performance of Emerging Growth Fund in relation to the performance of Buying Fund. As of November 30, 2004, the comparative performance of Class A shares of the funds (without sales loads) was as follows:

                          AVERAGE ANNUAL TOTAL RETURNS

                                        ONE    FIVE     TEN      SINCE
                                        YEAR   YEARS   YEARS   INCEPTION   INCEPTION DATE
                                        ----   -----   -----   ---------   --------------
Emerging Growth Fund..................  9.29%    N/A    N/A      (6.89)%   March 31, 2000
Buying Fund...........................  8.50%  (1.51)% 8.79%     11.81%    May 1, 1984

     The Board noted that, in these circumstances where the same team manages both constituent funds, comparing historical performance records is less relevant.

     The Board considered the operating expenses the funds incur. The total annual operating expenses of Emerging Growth Fund before giving pro forma effect to the Emerging Growth Fund Reorganization, as a percentage of average daily net assets, are higher than the total annual operating expenses of Buying Fund. AIM reported to the Board that, based on historical data at a specified date and related projected data, on a pro forma basis giving effect to both Reorganizations, the total annual operating expense ratios of Buying Fund Class A, Class B and Class C shares are expected to be approximately 0.37%, 0.27% and 0.27%, respectively, lower than those of Emerging Growth Fund. The Board noted that the Rule 12b-1 fee applicable to Class A shares of Buying Fund is 0.10% lower than the Rule 12b-1 fee applicable to Class A shares of Emerging Growth Fund, which is reflected in the reduced total annual operating expenses described above. In addition, the Board noted that Buying Fund's investment advisory fee is lower than the investment advisory fee applicable to Emerging Growth Fund. The Board also noted that AIM implemented certain fee waivers whereby AIM will waive advisory fees to the extent necessary so that the advisory fees payable by the Buying Fund do not exceed the uniform fee schedule as set forth in Exhibit C. These waivers were implemented in part to comply with its recent settlement with the New York Attorney General to resolve a civil enforcement action and investigation related to market timing activity and related issues in the AIM and former INVESCO Funds. In order to maintain this waiver in a manner consistent with such settlement, upon consummation of the Emerging Growth Fund Reorganization, AIM will contractually agree to maintain Buying Fund's fee waiver until December 31, 2009.

     The Board also considered, based upon historical data at a specified date, the effect of the Emerging Growth Fund Reorganization on the anticipated tax benefits to shareholders from the utilization of the capital loss carryforwards of Emerging Growth Fund and of Buying Fund as offsets to future realized capital gains. Although approximately 74% of the capital loss carryforwards of Emerging Growth Fund are estimated to be disallowed as a consequence of the Emerging Growth Fund Reorganization and Emerging Growth Fund shareholders are estimated to have a greater portion of the post-reorganization net asset value of their shares represented by net unrealized gains, Buying Fund is still estimated to retain capital loss carryforwards after the Emerging Growth Fund Reorganization that would be more than 1.5 times the net unrealized built-in gain in the assets that Buying Fund is expected to hold immediately after consummation of the Emerging Growth Fund Reorganization. The Board also noted that treatment of these tax attributes can be affected by a variety of factors occurring after the date of the data presented to the Board (both before and after the Closing). As a result, the outcome of these matters is difficult to predict.

     The total expenses to be incurred in connection with the Emerging Growth Fund Reorganization are expected to be approximately $150,000. Emerging Growth Fund's expenses incurred in connection with the Emerging Growth Fund Reorganization are expected to be approximately $129,000. The Board noted AIM's proposal that Emerging Growth Fund bear the costs of the Emerging Growth Fund Reorganization and concluded it was appropriate for Emerging Growth Fund to bear such costs in light of the decrease in expenses that are expected to result from the Emerging Growth Fund Reorganization. Buying Fund's expenses to be incurred in connection with the Reorganization are expected to be approximately $21,000. Buying Fund will bear its costs and expenses incurred in connection with the Emerging Growth Fund Reorganization.

     To determine which party would bear the expenses to be incurred in connection with the Emerging Growth Fund Reorganization, AIM estimated the amount of mailing, printing, solicitation, and legal and accounting fees to be incurred by both Buying Fund and Emerging Growth Fund. AIM then performed a qualitative analysis that took into account, among other things, the expected benefits to be enjoyed by Emerging Growth Fund's shareholders through reduced expenses on a pro forma basis, the amount of time estimated for Emerging Growth Fund's shareholders to recoup expenses incurred in the Emerging Growth Fund Reorganization in light of such expected benefits, the effect incurring such expenses would have on the net asset value of Emerging Growth Fund, whether there was a financial impact to AIM's profit and loss (positive or negative) and the relative performance of Emerging Growth Fund and Buying Fund.

  LIBRA FUND REORGANIZATION

     AIM similarly proposed the Libra Fund Reorganization, together with the Emerging Growth Fund Reorganization, as part of an effort to consolidate the AIM Funds' aggressive growth fund offerings as well as to eliminate a small fund with a historically volatile investment strategy and process. In considering the Libra Fund Reorganization, the Board of AIF noted that the funds have the same investment objective, are managed by the same portfolio management team and invest in similar securities. In addition, Buying Fund's expenses are lower than those of Libra Fund. The Board noted that the Libra Fund Reorganization is not contingent on the Emerging Growth Fund Reorganization and therefore considered the proposed transaction on a stand-alone basis and in combination with the Emerging Growth Fund Reorganization.

     Libra Fund commenced operations on November 1, 2002. Since that time, Libra Fund has been unable to gather sufficient assets to remain viable as a separate investment option. As of November 30, 2004, Libra Fund had total net assets of approximately $51 million, compared to net assets for Buying Fund of approximately $2 billion. In addition, the Board noted that both funds are currently managed by Jay Rushin and AIM's Aggressive Growth Team. As a result, the funds utilize the same investment process and invest in the same securities

     The Board noted that Libra Fund has an historically volatile performance record. Since its inception, Libra Fund's average annual total return (without sales load) for Class A shares is 14.57% as of November 30, 2004. However, for the year ended November 30, 2004, Libra Fund's average annual total return was -5.35%. The Board noted that, in these circumstances where the same team manages both constituent funds, comparing historical performance records is less relevant.

     The Board also considered the operating expenses the funds incur. The total annual operating expenses of Libra Fund before giving pro forma effect to the Libra Fund Reorganization, as a percentage of average daily net assets, are higher than the total annual operating expenses of Buying Fund. AIM reported to the Board that, on a pro forma basis, the total annual operating expense ratios of Buying Fund Class A, Class B and Class C shares are expected to be approximately 0.39%, 0.29% and 0.29%, respectively, lower than Libra Fund after giving effect to both Reorganizations. The Board also noted that the Rule 12b-1 fee applicable to Class A shares of Buying Fund is 0.10% lower than the Rule 12b-1 fee applicable to Class A shares of Libra Fund, which is reflected in the reduced total annual operating expenses described above.

     The total expenses to be incurred in connection with the Libra Fund Reorganization are expected to be approximately $87,000. Libra Fund's expenses incurred in connection with the Libra Fund Reorganization are expected to be approximately $66,000. The Board noted AIM's proposal that Libra Fund bear 50% of the costs of the Libra Fund Reorganization and concluded it was appropriate for Libra Fund to bear such expenses in light of the decrease in expenses that are expected to result from the Libra Fund Reorganization. Buying Fund's expenses to be incurred in connection with the Libra Fund Reorganization are expected to be approximately $21,000. Buying Fund will bear its costs and expenses incurred in connection with the Libra Fund Reorganization.

     To determine which party would bear the expenses to be incurred in connection with the Libra Fund Reorganization, AIM estimated the amount of mailing, printing, solicitation, and legal and accounting fees to be incurred by both Buying Fund and Libra Fund. AIM then performed a qualitative analysis that took into account, among other things, the expected benefits to be enjoyed by Libra Fund's shareholders through reduced expenses on a pro forma basis, the amount of time estimated for Libra Fund's shareholders to recoup expenses incurred in the Libra Fund Reorganization in light of such expected benefits, the effect incurring such expenses would have on the net asset value of Libra Fund, whether there was a financial impact to AIM's profit and loss (positive or negative) and the relative performance of Libra Fund and Buying Fund.

OTHER TERMS

     If any amendment is made to the Plans following the mailing of this Proxy Statement/Prospectus and prior to the Closing which would have a material adverse effect on shareholders, such change will be submitted to the affected shareholders for their approval. However, if an amendment is made which would not have a material adverse effect on shareholders, the Plans may be amended without shareholder approval by mutual agreement of the parties.

     AEF and AIF have made representations and warranties in the Plans that are customary in matters such as the Reorganizations. The obligations of AEF and AIF pursuant to the Plans are subject to various conditions, including the following mutual conditions:

     - the assets of each Selling Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by such Selling Fund immediately prior to the Reorganization;

     - Buyer's Registration Statement on Form N-14 under the Securities Act of 1933 (the "1933 Act") shall have been filed with the SEC and such Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated);

     - the shareholders of each Selling Fund shall have approved their respective Plan; and

     - AEF and AIF shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP that the consummation of the transactions contemplated by the Plans will not result in the recognition of gain or loss for Federal income tax purposes for each Selling Fund, Buying Fund or their shareholders.

     The Board of Trustees of AEF and the Board of Trustees of AIF may waive without shareholder approval any default by AEF and AIF or any failure by AEF or AIF to satisfy any of the above conditions as long as such a waiver is mutual and will not have a material adverse effect on the benefits intended under the Agreement for the shareholders of each Selling Fund. The Plans may be terminated and the Reorganizations may be abandoned at any time by mutual agreement of the parties, or by either party if the shareholders of each Selling Fund do not approve their respective Plan or if the Closing does not occur on or before September 30, 2005.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the material Federal income tax consequences of each Reorganization and is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the existing U.S. Treasury regulations thereunder, current administrative rulings of the Internal Revenue Service ("IRS") and published judicial decisions, all of which are subject to change. The principal Federal income tax consequences that are expected to result from each Reorganization, under currently applicable law, are as follows:

     - each Reorganization will qualify as a "reorganization" within the meaning of Section 368(a) of the Code;

     - no gain or loss will be recognized by a Selling Fund upon the transfer of its assets to Buying Fund solely in exchange for shares of Buying Fund and Buying Fund's assumption of the liabilities of such Selling Fund or on the distribution of those shares to such Selling Fund's shareholders;

     - no gain or loss will be recognized by Buying Fund on its receipt of assets of a Selling Fund in exchange for shares of Buying Fund issued directly to such Selling Fund's shareholders;

     - no gain or loss will be recognized by any shareholder of each Selling Fund upon the exchange of shares of such Selling Fund for shares of Buying Fund;

     - the tax basis of the shares of Buying Fund to be received by a shareholder of each Selling Fund will be the same as the shareholder's tax basis of the shares of such Selling Fund surrendered in exchange therefor;

     - the holding period of the shares of Buying Fund to be received by a shareholder of each Selling Fund will include the period for which such shareholder held the shares of such Selling Fund exchanged therefor, provided that such shares of each Selling Fund are capital assets in the hands of such shareholder as of the Closing; and

     - Buying Fund will thereafter succeed to and take into account any capital loss carryover and certain other tax attributes of each Selling Fund, subject to all relevant conditions and limitations on the use of such tax benefits.

     Neither AEF nor AIF has requested or will request an advance ruling from the IRS as to the Federal tax consequences of the Reorganizations. As a condition to Closing, Ballard Spahr Andrews & Ingersoll, LLP will render a favorable opinion to AEF and AIF as to the foregoing Federal income tax consequences of the Reorganizations, which opinion will be conditioned upon, among other things, the accuracy, as of the Effective Time, of certain representations of AEF and AIF upon which Ballard Spahr Andrews & Ingersoll, LLP will rely in rendering its opinion. The conclusions reached in that opinion could be jeopardized if the representations of AEF or AIF are incorrect in any material respect. A copy of the opinion will be filed with the Securities and Exchange Commission and will be available for public inspection. See "Information Filed with the Securities and Exchange Commission."

     THE FOREGOING DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATIONS IS MADE WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY SHAREHOLDER OF EACH SELLING FUND. EACH SELLING FUND'S SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THEIR REORGANIZATION, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The Reorganizations will each be accounted for on a tax-free combined basis. Accordingly, the book cost basis to Buying Fund of the assets of each Selling Fund will be the same as the book cost basis of such assets to such Selling Fund.

                             RIGHTS OF SHAREHOLDERS

     AIF and AEF are each Delaware statutory trusts. Generally, there are no material differences between the rights of shareholders under the Agreement and Declaration of Trust of AIF and the rights of shareholders under the Agreement & Declaration of Trust of AEF. Buying Fund and AIM Emerging Growth Fund are each separate series of shares of beneficial interest of AEF. Since both funds are part of the same legal entity there are no material differences in the rights of shareholders.

                                 CAPITALIZATION

     The following table sets forth, as of December 31, 2004, (i) the capitalization of each class of shares of Emerging Growth Fund, (ii) the capitalization of each class of shares of Libra Fund; (iii) the capitalization of each class of shares of Buying Fund, and (iv) the pro forma capitalization of each class of shares of Buying Fund as adjusted to give effect to the transactions contemplated by the Plans.

                          EMERGING                                                           PRO FORMA
                        GROWTH FUND       LIBRA FUND      BUYING FUND                       BUYING FUND
                       CLASS A SHARES   CLASS A SHARES   CLASS A SHARES    ADJUSTMENTS     CLASS A SHARES
                       --------------   --------------   --------------   --------------   --------------
Net Assets...........   $80,117,010      $32,912,921     $1,695,270,517      $(93,972)     $1,808,206,476
Shares Outstanding...    11,139,293        2,392,206        162,830,117        (9,027)        173,676,832
Net Asset Value Per
  Share..............   $      7.19      $     13.76     $        10.41      $  10.41      $        10.41

                           EMERGING                                                        PRO FORMA
                         GROWTH FUND       LIBRA FUND      BUYING FUND                    BUYING FUND
                        CLASS B SHARES   CLASS B SHARES   CLASS B SHARES   ADJUSTMENTS   CLASS B SHARES
                        --------------   --------------   --------------   -----------   --------------
Net Assets............   $47,351,845      $10,115,711     $  263,012,057    $(48,642)    $  320,430,971
Shares Outstanding....     6,787,325          746,276         26,594,448      (4,918)        32,402,227
Net Asset Value Per
  Share...............   $      6.98      $     13.55     $         9.89    $   9.89     $         9.89

                           EMERGING                                                        PRO FORMA
                         GROWTH FUND       LIBRA FUND      BUYING FUND                    BUYING FUND
                        CLASS C SHARES   CLASS C SHARES   CLASS C SHARES   ADJUSTMENTS   CLASS C SHARES
                        --------------   --------------   --------------   -----------   --------------
Net Assets............   $17,268,145      $ 5,370,971     $   74,162,966    $(19,386)    $   96,782,696
Shares Outstanding....     2,476,321          395,785          7,499,795      (1,960)         9,786,082
Net Asset Value Per
  Share...............   $      6.97      $     13.57     $         9.89        9.89     $         9.89

                           EMERGING                                                        PRO FORMA
                         GROWTH FUND       LIBRA FUND      BUYING FUND                    BUYING FUND
                        CLASS R SHARES   CLASS R SHARES   CLASS R SHARES   ADJUSTMENTS   CLASS R SHARES
                        --------------   --------------   --------------   -----------   --------------
Net Assets............            --               --     $    3,226,776    $     --     $    3,226,776
Shares Outstanding....            --               --            312,139          --            312,139
Net Asset Value Per
  Share...............            --               --     $        10.34    $     --     $        10.34

                           EMERGING                                                        PRO FORMA
                         GROWTH FUND       LIBRA FUND      BUYING FUND                    BUYING FUND
                        INSTITUTIONAL    INSTITUTIONAL    INSTITUTIONAL                  INSTITUTIONAL
                         CLASS SHARES     CLASS SHARES     CLASS SHARES    ADJUSTMENTS    CLASS SHARES
                        --------------   --------------   --------------   -----------   --------------
Net Assets............            --               --     $      139,523    $     --     $      139,523
Shares Outstanding....            --               --             13,193    $     --             13,193
Net Asset Value Per
  Share...............            --               --     $        10.58    $     --     $        10.58

                                 LEGAL MATTERS

     Certain legal matters concerning the tax consequences of the Reorganizations will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, PA 19103-7599.

                          ADDITIONAL INFORMATION ABOUT
                         BUYING FUND AND SELLING FUNDS

     For more information with respect to Buying Fund concerning the following topics, please refer to the following sections of the Buying Fund Prospectus, which has been made a part of this Proxy Statement/ Prospectus by reference and which is attached to this Proxy Statement/Prospectus as Appendix III: (i) see "Performance Information" for more information about the performance of Buying Fund; (ii) see "Fund Management" for more information about the management of Buying Fund; (iii) see "Other Information" for more information about Buying Fund's policy with respect to dividends and distributions; and (iv) see "Other Information" for more information about the pricing, purchase, redemption and repurchase of shares of Buying Fund, tax consequences to shareholders of various transactions in shares of Buying Fund, distribution arrangements and the multiple class structure of Buying Fund.

     For more information with respect to each Selling Fund concerning the following topics, please refer to the following sections of the Selling Fund Prospectuses, which have been made a part of this Proxy Statement/Prospectus by reference: (i) see "Fund Performance" for more information about the performance of each Selling Fund; (ii) see "Fund Management" and "Portfolio Managers" for more information about the management of each Selling Fund; (iii) see "Share Price" for more information about the pricing of shares of each Selling Fund;
(iv) see "Taxes" for more information about tax consequences to shareholders of various transactions in shares of each Selling Fund; and (v) see "Dividends And Capital Gain Distributions" for more information about each Selling Fund's policy with respect to dividends and distributions.

                     INFORMATION FILED WITH THE SECURITIES
                            AND EXCHANGE COMMISSION

     This Proxy Statement/Prospectus and the related Statement of Additional Information do not contain all the information set forth in the registration statements and the exhibits relating thereto and annual and semiannual reports which AEF and AIF have filed with the SEC pursuant to the requirements of the 1933 Act and the 1940 Act, to which reference is hereby made. The SEC file number of AEF's registration statement containing the Emerging Growth Fund Prospectus and related Statement of Additional Information and the Buying Fund Prospectus and related Statement of Additional Information is Registration No. 811-1424. Such Emerging Growth Fund Prospectus and Buying Fund Prospectus are incorporated herein by reference. The SEC file number of AIF's registration statement containing the Libra Fund Prospectus and related Statement of Additional Information is Registration No. 811-05426. Such Libra Fund Prospectus is incorporated herein by reference.

     AIF and AEF are subject to the informational requirements of the Securities Exchange Act of 1934 and the 1940 Act and in accordance therewith file reports and other information with the SEC. Reports, proxy material, registration statements and other information filed by AIF and AEF (including the Registration Statement of AEF relating to Buying Fund on Form N-14 of which this Proxy Statement/Prospectus is a part) may be inspected without charge and copied at the public reference facilities maintained by the SEC at Room 1014, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549, and at the following regional office of the SEC: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549, at the prescribed rates. The SEC maintains a website at www.sec.gov that contains information regarding AEF and AIF and other registrants that file electronically with the SEC.

               INFORMATION ABOUT THE SPECIAL MEETINGS AND VOTING

PROXY STATEMENT/PROSPECTUS

     We are sending you this Proxy Statement/Prospectus and the enclosed proxy card because the Boards are soliciting your proxy to vote at the Special Meetings and at any adjournments of the Special Meetings. This Proxy Statement/Prospectus gives you information about the business to be conducted at the Special Meetings. However, you do not need to attend the Special Meetings to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote by telephone or through a website established for that purpose.

     AEF and AIF intend to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card on or about May 23, 2005 to all shareholders entitled to vote. Shareholders of record of each Selling Fund as of the close of business on April 22, 2005 (the "Record Date") are entitled to vote at the Special Meetings. The number of shares outstanding of each class of shares of each Selling Fund on the Record Date can be found at Exhibit D. Each share is entitled to one vote for each full share held, and a fractional vote for a fractional share held.

TIME AND PLACE OF SPECIAL MEETINGS

     We are holding both of the Special Meetings at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on June 28, 2005, at 11:00 a.m., Central Time.

VOTING IN PERSON

     If you do attend the Special Meetings and wish to vote in person, we will provide you with a ballot prior to the vote. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote. Please call AEF and AIF at (800) 952-3502 if you plan to attend the Special Meetings.

VOTING BY PROXY

     Whether you plan to attend the Special Meetings or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meetings and vote.

     If you properly fill in and sign your proxy card and send it to us in time to vote at the Special Meetings, your "proxy" (the individual named on your proxy card) will vote your shares as you have directed. If you sign your proxy card but do not make specific choices, your proxy will vote your shares FOR the proposal to approve the Plans, as recommended by the Boards, and in accordance with management's recommendation on other matters.

     Your proxy will have the authority to vote and act on your behalf at any adjournment of the Special Meetings.

     If you authorize a proxy, you may revoke it at any time before it is exercised by sending in another proxy card with a later date or by notifying the Secretary of AEF or AIF in writing to the address set forth on the cover page of this Proxy Statement/Prospectus before the Special Meetings that you have revoked your proxy. In addition, although merely attending the Special Meetings will not revoke your proxy, if you are present at the Special Meetings you may withdraw your proxy and vote in person. Shareholders may also transact any other business not currently contemplated that may properly come before the Special Meetings in the discretion of the proxies or their substitutes.

VOTING BY TELEPHONE OR THE INTERNET

     You may vote your shares by telephone or through a website established for that purpose by following the instructions that appear on the proxy card accompanying this Proxy Statement/Prospectus.

QUORUM REQUIREMENT AND ADJOURNMENT

     A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if shareholders entitled to vote one-third of the issued and outstanding shares of each Selling Fund on the Record Date are present at the Special Meetings in person or by proxy.

     Under the rules applicable to broker-dealers, if your broker holds your shares in its name, the broker will not be entitled to vote your shares if it has not received instructions from you. A "broker non-vote" occurs when a broker has not received voting instructions from a shareholder and is barred from voting the shares without shareholder instructions because the proposal is non-routine.

     Abstentions and broker non-votes will count as shares present at the Special Meetings for purposes of establishing a quorum.

     If a quorum is not present at the Special Meetings or a quorum is present but sufficient votes to approve the Plans are not received, the persons named as proxies may propose one or more adjournments of the Special Meetings to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the votes cast at the Special Meetings in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR the Reorganizations in favor of such an adjournment and will vote those proxies required to be voted AGAINST the Reorganizations against such adjournment. A shareholder vote may be taken on the Reorganizations prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

VOTE NECESSARY TO APPROVE EACH PROPOSAL

     If a quorum is present with respect to the Emerging Growth Fund Special Meeting, the affirmative vote of the majority of shares cast is required to approve the Emerging Growth Fund Plan. It is not a condition to consummation of the Emerging Growth Fund Reorganization that Libra Fund shareholders approve the Libra Fund Plan.

     If a quorum is present with respect to the Libra Fund Special Meeting, the affirmative vote of the majority of shares cast is required to approve the Libra Fund Plan. It is not a condition to consummation of the Libra Fund Reorganization that Emerging Growth Fund shareholders approve the Emerging Growth Fund Plan.

     Abstentions and broker non-votes are counted as present but not considered votes cast at the Special Meetings.

PROXY SOLICITATION

     AEF and AIF will solicit proxies for the Special Meetings. AEF and AIF expect to solicit proxies principally by mail, but may also solicit proxies by telephone, facsimile or personal interview. AEF's and AIF's officers will not receive any additional or special compensation for any such solicitation. Emerging Growth Fund will bear all of the costs and expenses incurred in connection with the Emerging Growth Fund Reorganization, including solicitation costs. Solicitation costs are expected to be approximately $24,300. Libra Fund and AIM will each bear 50% of the costs and expenses incurred in connection with the Libra Fund Reorganization, including solicitation costs. Solicitation costs are expected to be approximately $2,900.

OTHER MATTERS

     Management does not know of any matters to be presented at the Special Meetings other than those discussed in this Proxy Statement/Prospectus. If any other matters properly come before the Special

Meetings, the shares represented by proxies will be voted with respect thereto in accordance with management's recommendation.

OWNERSHIP OF SHARES

     A list of the name, address and percent ownership of each person who, as of April 22, 2005, to the knowledge of AEF and AIF owned 5% or more of any class of the outstanding shares of each Selling Fund can be found at Exhibit E.

     A list of the name, address and percent ownership of each person who, as of April 22, 2005, to the knowledge of AEF owned 5% or more of any class of the outstanding shares of Buying Fund can be found at Exhibit F.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     Information regarding the ownership of each class of each Selling Fund's shares by trustees and current executive officers of AEF and AIF can be found in Exhibit E. Information regarding the ownership of each class of Buying Fund's shares by trustees and current executive officers of AEF can be found in Exhibit F.

                                   EXHIBIT A

 CLASSES OF SHARES OF EACH SELLING FUND AND CORRESPONDING CLASSES OF SHARES OF
                                  BUYING FUND

  CLASSES OF SHARES OF    CLASSES OF SHARES OF  CORRESPONDING CLASSES OF
AIM EMERGING GROWTH FUND     AIM LIBRA FUND      SHARES OF BUYING FUND
------------------------  --------------------  ------------------------
        Class A                 Class A                 Class A
        Class B                 Class B                 Class B
        Class C                 Class C                 Class C

                                   EXHIBIT B

         COMPARISON OF PERFORMANCE OF EACH SELLING FUND AND BUYING FUND

                                 (Selling Fund)
                            AIM EMERGING GROWTH FUND

     The bar chart and table shown below provide an indication of the risks of investing in the fund. The fund's past performance (before and after taxes) is not necessarily an indication of its future performance.

     The following bar chart shows changes in the performance of the fund's Class A shares from year to year. The bar chart does not reflect sales loads. If it did, the annual total returns shown would be lower.

                                   BAR CHART

                                                                         ANNUAL
YEARS ENDED                                                               TOTAL
DECEMBER 31                                                              RETURNS
-----------                                                              -------
2001...................................................................  -20.29%
2002...................................................................  -33.90%
2003...................................................................   51.74%
2004...................................................................    9.94%

     During the periods shown in the bar chart, the highest quarterly return was 38.43% (quarter ended December 31, 2001) and the lowest quarterly return was (37.12)% (quarter ended September 30, 2001). The year-to-date return of AIM Emerging Growth Fund as of March 31, 2005 was (5.42)%.

     The following performance table compares the fund's performance to that of a broad-based securities market index, a style specific index and a peer group index. The fund's performance reflects payment of sales loads, if applicable. The indices may not reflect payment of fees, expenses or taxes. The fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of the fund may deviate significantly from the performance of the indices shown below.

AVERAGE ANNUAL TOTAL RETURNS(1)
(including sales charges)

                                                                    SINCE       INCEPTION
(FOR THE PERIOD ENDED DECEMBER 31, 2004)               1 YEAR     INCEPTION       DATE
----------------------------------------               ------     ---------     ---------
CLASS A
  Return before taxes................................   3.90%       (6.84)%     03/31/00
  Return after taxes on distributions................   3.90        (7.22)
  Return after taxes on distributions and sale of
     fund shares.....................................   2.54        (5.90)
CLASS B
  Return before taxes................................   4.23        (6.69)      03/31/00
CLASS C
  Return before taxes................................   8.08        (6.34)      03/31/00
S&P 500 Index(2).....................................  10.87        (2.88)      03/31/00
Russell Midcap(TM) Growth Index(3)...................  15.48        (7.34)      03/31/00
Lipper Mid-Cap Growth Index(4).......................  14.03        (8.97)      03/31/00

---------------

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class B and C will vary.

(1) A significant portion of the fund's returns during certain periods was attributable to its investments in IPOs. Although IPO investments have had a positive impact on the fund's performance in the past, there can be no assurance that the fund will have favorable IPO investment opportunities in the future.

(2) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stocks and is considered one of the best indicators of U.S. stock market performance. The fund has elected to use the Standard & Poor's 500 Index as its broad-based index. The fund has also included the Russell Midcap(TM) Growth Index, which the fund believes more closely reflects the performance of the types of securities in which the fund invests. In addition, the Lipper Mid-Cap Growth Fund Index (which may or may not include the fund) is included for comparison to a peer group.

(3) The Russell Midcap(TM) Growth Index measures the performance of those securities in the Russell Midcap(TM) Index with a higher than average growth forecast. The Russell Midcap(TM) Index measures the performance of the 800 smallest companies in the Russell 1000(TM)Index.

(4) The Lipper Mid-Cap Growth Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Mid-Cap Growth category. These funds typically invest in stocks with market capitalizations between $1 and $5 billion at the time of purchase and have an above-average price-to-earnings ratio, price-to-book ratio, and a three year sales-per-share growth value compared to the S&P MidCap 400 Index.

                                 (Selling Fund)
                                 AIM LIBRA FUND

     The bar chart and table shown below provide an indication of the risks of investing in the fund. The fund's past performance (before and after taxes) is not necessarily an indication of its future performance.

     The following bar chart shows changes in the performance of the fund's Class A shares from year to year. The bar chart does not reflect sales loads. If it did, the annual total returns shown would be lower.

                                   BAR CHART

                                                                         ANNUAL
YEARS ENDED                                                               TOTAL
DECEMBER 31                                                              RETURNS
-----------                                                              -------
2003...................................................................   43.19%
2004...................................................................    0.81%

     During the periods shown in the bar chart, the highest quarterly return was 21.96% (quarter ended June 30, 2003) and the lowest quarterly return was (6.19)% (quarter ended September 30, 2004). The year-to-date return of AIM Libra Fund as of March 31, 2005 was (4.58)%.

     The following performance table compares the fund's performance to that of a broad-based securities market index, a style specific index and a peer group index. The fund's performance reflects payment of sales loads, if applicable. The indices may not reflect payment of fees, expenses or taxes. The fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of the fund may deviate significantly from the performance of the indices shown below.

AVERAGE ANNUAL TOTAL RETURNS
(including sales charges)

                                                                     SINCE     INCEPTION
(FOR THE PERIOD ENDED DECEMBER 31, 2004)                  1 YEAR   INCEPTION     DATE
----------------------------------------                  ------   ---------   ---------
CLASS A
  Return before taxes...................................  (4.71)%    12.95%     11/01/02
  Return after taxes on distributions...................  (4.71)     12.94
  Return after taxes on distributions and sale of fund
     shares.............................................  (3.06)     11.11
CLASS B
  Return before taxes...................................  (4.85)     13.93      11/01/02
CLASS C
  Return before taxes...................................  (0.85)     15.19      11/01/02
S&P 500 Index(1)........................................  10.87      17.64(2)   10/31/02(2)
Russell Midcap(TM) Growth Index(3)......................  15.48      26.69(2)   10/31/02(2)
Lipper Multi-Cap Growth Fund Index(4)...................  11.26      19.92(2)   10/31/02(2)

---------------

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class B and C will vary.

(1) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stocks and is considered one of the best indicators of U.S. stock market performance. The fund has also included the Russell Midcap Growth Index, which the fund believes more closely reflects the performance of the types of securities in which the fund invests. In addition, the Lipper Multi-Cap Growth Fund Index (which may or may not include the fund) has been included for comparison to a peer group.

(2) The average annual total return given is since the month end closest to the inception date of each class.

(3) The Russell Midcap(TM) Growth Index measures the performance of those securities in the Russell Midcap(TM) Index with a higher than average growth forecast.

(4) The Lipper Multi-Cap Growth Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Multi-Cap Growth Classification. These funds, by portfolio practice, invest in a variety of market capitalization ranges without concentrating 75% of their equity assets in any one market capitalization range over an extended period of time. Multi-Cap funds typically have between 25% and 75% of their assets invested in companies with market capitalizations (on a three-year weighted basis) above 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Multi-Cap Growth funds typically have an above-average price-to-earnings ratio, price-to-book ratio, and three year sales-per-share growth value, compared to the S&P 500 Index.

                                 (Buying Fund)
                           AIM AGGRESSIVE GROWTH FUND

     The bar chart and table shown below provide an indication of the risks of investing in the fund. The fund's past performance (before and after taxes) is not necessarily an indication of its future performance.

     The following bar chart shows changes in the performance of the fund's Class A shares from year to year. The bar chart does not reflect sales loads. If it did, the annual total returns shown would be lower.

                                   BAR CHART

                                                                         ANNUAL
YEARS ENDED                                                               TOTAL
DECEMBER 31                                                              RETURNS
-----------                                                              -------
1995...................................................................   41.51%
1996...................................................................   14.34%
1997...................................................................   12.24%
1998...................................................................    4.99%
1999...................................................................   44.98%
2000...................................................................    3.00%
2001...................................................................  -26.00%
2002...................................................................  -22.65%
2003...................................................................   27.36%
2004...................................................................   11.81%

     During the periods shown in the bar chart, the highest quarterly return was 31.35% (quarter ended December 31, 1999) and the lowest quarterly return was (24.66)% (quarter ended September 30, 2001). The year-to-date return of AIM Aggressive Growth Fund as of March 31, 2005 was (2.88)%.

     The following performance table compares the fund's performance to that of a broad-based securities market index, a style specific index and a peer group index. The fund's performance reflects payment of sales loads, if applicable. The indices may not reflect payment of fees, expenses or taxes. The fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of the fund may deviate significantly from the performance of the indices shown below.

AVERAGE ANNUAL TOTAL RETURNS
(including sales charges)

                                                                           SINCE       INCEPTION
(FOR THE PERIOD ENDED DECEMBER 31, 2004)  1 YEAR   5 YEARS   10 YEARS   INCEPTION(1)     DATE
----------------------------------------  ------   -------   --------   ------------   ---------
CLASS A
  Return before taxes.................     5.69%    (4.52)%    8.17%          --       05/01/84
  Return after taxes on distributions...   5.69     (5.33)     7.15           --
  Return after taxes on distributions
     and sale of fund shares..........     3.70     (3.88)     6.94           --
CLASS B
  Return before taxes.................     6.00     (4.48)       --         4.30%      03/01/99
CLASS C
  Return before taxes.................    10.00     (4.17)       --         4.43       03/01/99
CLASS R(2)
  Return before taxes.................    11.54     (3.68)     8.51           --       05/01/84(2)
S & P 500 Index(3)....................    10.87     (2.30)    12.07           --             --
Russell Midcap(TM) Growth Index(4)....    15.48     (3.36)    11.23           --
Russell 2500(R) Growth Index(5).......    14.59     (2.32)     9.66           --             --
Lipper MidCap Growth Fund Index(6)....    14.03     (6.07)     9.68           --             --

---------------

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class B, C and R will vary.

(1) Since Inception performance is only provided for a class with less than ten calendar years of performance.

(2) The returns shown for the one-year period are the historical returns of the fund's Class R shares. The returns shown for the five- and ten-year periods and since inception are the blended returns of the historical performance of the fund's Class R shares since their inception and the restated historical performance of the fund's Class A shares (for period prior to inception of the Class R shares) at net asset value, adjusted to reflect the higher Rule 12b-1 fees applicable to the Class R shares. The inception date shown in the table is that of the fund's Class A shares. The inception date of the fund's Class R shares is June 3, 2002.

(3) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stocks and is considered one of the best indicators of U.S. stock market performance. The fund has also elected to use the Russell Midcap(TM) Growth Index as its style specific index rather than the Russell 2500(R) Growth Index because the fund believes the Russell Midcap(TM) Growth Index more closely reflects the performance of the types of securities in which the fund invests. In addition, Lipper MidCap Growth Fund Index (which may or may not include the fund) is included for comparison to a peer group.

(4) The Russell Midcap(TM) Growth Index measures the performance of those securities in the Russell Midcap(TM) Index with a higher than average growth forecast. The Russell Midcap(TM) Index measures the performance of the 800 smallest companies in the Russell 1000(R) Index. The Russell 1000(R) Index measures the performance of the 1,000 largest companies domiciled in the United States.

(5) The Russell 2500(R) Growth Index measures the performance of those Russell 2500 Index companies with higher price-to-book ratios and higher forecasted growth values. The Russell 2500(R) Index measures the 2,500 smallest companies, which represents approximately 16% of the market capitalization, of the Russell 3000(R) Index. The Russell 3000(R) Index includes a representative sample of 3,000 of the largest U.S. companies in leading industries and represents approximately 98% of the investable U.S. equity market.

(6) The Lipper MidCap Growth Fund Index is an equally weighted representation of the 30 largest funds in the Lipper MidCap Growth category. These funds, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) less than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Mid-Cap Growth funds typically have an above-average price-to-earnings ratio, price-to-book ratio, and three year sales-per-share growth value, compared to the S&P MidCap 400 Index.

                                   EXHIBIT C

                   COMPARISON FEE TABLES AND EXPENSE EXAMPLES

FEE TABLE

     This table compares the shareholder fees and annual operating expenses, expressed as a percentage of net assets ("Expense Ratios"), of Class A, Class B and Class C shares of AIM Emerging Growth Fund and AIM Libra Fund (each a "Selling Fund") and Class A, Class B, Class C, Class R and Institutional Class shares of AIM Aggressive Growth Fund ("Buying Fund"). Pro Forma Combined Expense Ratios of Buying Fund giving effect to the reorganization of Selling Funds into Buying Fund are also provided. There is no guarantee that actual expenses will be the same as those shown in the table.

                                                                AIM EMERGING GROWTH FUND                    AIM LIBRA FUND
                                                                      SELLING FUND                           SELLING FUND
                                                                    (AS OF 10/31/04)                      (AS OF 10/31/04)
                                                              ------------------------------        -------------------------------
                                                              CLASS A      CLASS B   CLASS C        CLASS A      CLASS B    CLASS C
                                                              SHARES       SHARES    SHARES         SHARES        SHARES    SHARES
                                                              -------      -------   -------        -------      -------    -------
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Charge (Load) Imposed on Purchase (as a
 percentage of offering price)..............................  5.50%          None      None         5.50%         None        None
Maximum Deferred Sales Charge
(as a percentage of original purchase price or redemption
 proceeds, as applicable)...................................  None(1),(2)   5.00%      1.00%        None(1),(2)   5.00%     1.00%
ANNUAL FUND OPERATING EXPENSES(4)
(expenses that are deducted from fund assets)
Management fees.............................................  0.85%          0.85%     0.85%         0.85%        0.85%       0.85%
Distribution and/or Service (12b-1) Fees....................  0.35%          1.00%     1.00%         0.35%        1.00%       1.00%
Other Expenses..............................................  0.66%          0.66%     0.66%         0.65%        0.65%       0.65%
Total Annual Fund Operating Expenses........................  1.86%          2.51%     2.51%         1.85%        2.50%       2.50%
Fee Waiver(5),(6)...........................................  0.10%          0.10%     0.10%         0.10%        0.10%       0.10%
Net Annual Fund Operating Expenses(7),(8),(9)...............  1.76%          2.41%     2.41%         1.75%        2.40%       2.40%


                                                                                AIM AGGRESSIVE GROWTH FUND
                                                                                      BUYING FUND
                                                                                    (AS OF 10/31/04)
                                                              ----------------------------------------------------------
                                                              CLASS A         CLASS B   CLASS C   CLASS R   INSTITUTIONAL
                                                              SHARES          SHARES    SHARES    SHARES    CLASS SHARES
                                                              -------         -------   -------   -------   -------------
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Charge (Load) Imposed on Purchase (as a
 percentage of offering price)..............................  5.50%            None      None      None         None
Maximum Deferred Sales Charge
(as a percentage of original purchase price or redemption
 proceeds, as applicable)...................................   None(1),(2)     5.00%     1.00%     None(3)      None
ANNUAL FUND OPERATING EXPENSES(4)
(expenses that are deducted from fund assets)
Management fees.............................................  0.64%             0.64%     0.64%     0.64%       0.64%
Distribution and/or Service (12b-1) Fees....................  0.25%             1.00%     1.00%     0.50%          --
Other Expenses..............................................  0.41%             0.41%     0.41%     0.41%       0.09%
Total Annual Fund Operating Expenses........................  1.30%             2.05%     2.05%     1.55%       0.73%
Fee Waiver(5),(6)...........................................     --                --        --        --          --
Net Annual Fund Operating Expenses(7),(8),(9)...............  1.30%             2.05%     2.05%     1.55%       0.73%

                                                                                 AIM AGGRESSIVE GROWTH FUND
                                                                                        BUYING FUND
                                                                                    PRO FORMA COMBINED
                                                                                     (AS OF 10/31/04)
                                                              -----------------------------------------------------------
                                                              CLASS A         CLASS B   CLASS C   CLASS R   INSTITUTIONAL
                                                              SHARES          SHARES    SHARES    SHARES    CLASS SHARES
                                                              -------         -------   -------   -------   -------------
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Charge (Load) Imposed on Purchase (as a
 percentage of offering price)..............................  5.50%            None      None      None         None
Maximum Deferred Sales Charge
(as a percentage of original purchase price or redemption
 proceeds, as applicable)...................................   None(1),(2)     5.00%    1.00%      None(3)      None
ANNUAL FUND OPERATING EXPENSES(4)
(expenses that are deducted from fund assets)
Management fees.............................................  0.64%            0.64%     0.64%     0.64%        0.64%
Distribution and/or Service (12b-1) Fees....................  0.25%            1.00%     1.00%     0.50%           --
Other Expenses..............................................  0.43%            0.43%     0.43%     0.43%        0.09%
Total Annual Fund Operating Expenses........................  1.32%            2.07%     2.07%     1.57%        0.73%
Fee Waiver(5),(6)...........................................     --               --        --        --           --
Net Annual Fund Operating Expenses(7),(8),(9)...............  1.32%            2.07%     2.07%     1.57%        0.73%

---------------

(1) If you buy $1,000,000 or more of Class A shares and redeem these shares within 18 months from the date of purchase, you may pay a 1.00% contingent deferred sales charge (CDSC) at the time of redemption.

(2) If you are a retirement plan participant and you bought $1,000,000 or more of Class A shares, you may pay a 1.00% CDSC if a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.

(3) If you are a retirement plan participant, you may pay a 0.75% CDSC if the distributor paid a concession to the dealer of record and a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.

(4) There is no guarantee that actual expenses will be the same as those shown in the table.

(5) Effective January 1, 2005 through December 31, 2009, the advisor for AIM Emerging Growth Fund has contractually agreed to waive a portion of its advisory fees to the extent necessary so that the advisory fees payable by the Fund (based on the Fund's average daily net assets) do not exceed the annual uniform fee schedule rate of 0.745% of the first $250 million, plus 0.73% of the next $250 million, plus 0.715% of the next $500 million, plus 0.70% of the next $1.5 billion, plus 0.685% of the next $2.5 billion, plus 0.67% of the next $2.5 billion, plus 0.655% of the next $2.5 billion, plus 0.64% of the Fund's average daily net assets in excess of $10 billion. The Fee Waiver reflects this agreement.

(6) Effective January 1, 2005 through June 30, 2006, the advisor for AIM Libra Fund and AIM Aggressive Growth Fund has contractually agreed to waive a portion of its advisory fees to the extent necessary so that the advisory fees payable by the Fund (based on the Fund's average daily net assets) do not exceed the annual uniform fee schedule rate of 0.745% of the first $250 million, plus 0.73% of the next $250 million, plus 0.715% of the next $500 million, plus 0.70% of the next $1.5 billion, plus 0.685% of the next $2.5 billion, plus 0.67% of the next $2.5 billion, plus 0.655% of the next $2.5 billion, plus 0.64% of the Fund's average daily net assets in excess of $10 billion. The Fee Waiver, if any, reflects this agreement. Upon the closing of the Reorganization with AIM Emerging Growth Fund, the advisor will extend the commitment date of this agreement to December 31, 2009.

(7) The investment advisor for AIM Emerging Growth Fund has voluntarily agreed to waive advisory fees and/or reimburse expenses to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) of Class A, Class B and Class C shares to 2.00%, 2.65% and 2.65% of average daily net assets, respectively. The investment advisor for AIM Libra Fund has voluntarily agreed to waive advisory fees and/or reimburse expenses to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) of Class A, Class B and Class C shares to 1.80%, 2.45% and 2.45%, respectively, of average daily net assets. In determining the advisor's obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the limits stated above: (i) interest; (ii) taxes; (iii) dividend expense on short sales; (iv) extraordinary items (these are expenses that are not anticipated to arise from the fund's day-to-day operations), or items designated as such by the fund's Board of Trustees; (v) expenses related to a merger or reorganization, as approved by the fund's Board of Trustees; and (vi) expenses that the fund has incurred but did not actually pay because of an expense offset arrangement. Currently, in addition to the expense reimbursement arrangement with AMVESCAP described more fully below, the only expense offset arrangements from which the funds benefit are in the form of credits that the funds receive from banks where the funds or their transfer agent have deposit accounts in which they hold uninvested cash. Those credits are used to pay certain expenses incurred by the funds. Upon closing of the Reorganizations, the advisor has agreed to voluntarily limit Total Annual Fund Operating Expenses (excluding certain items discussed above) of AIM Aggressive Growth Fund Class A, Class B, Class C, Class R and Institutional Class to 1.70%, 2.45%, 2.45%, 1.85% and 1.45%, respectively. Voluntary fee waivers or reimbursements may be modified or discontinued at any time upon consultation with the Board of Trustees without further notice to investors.

(8) At the request of the Trustees of AIM Equity Funds and AIM Investment Funds, AMVESCAP has agreed to reimburse the Trusts for fund expenses related to market timing matters.

(9) AIM Emerging Growth Fund and AIM Libra Fund will incur expenses related to the Reorganization. To the extent these expenses are in excess of the expense limitation arrangement for AIM Libra Fund, the Advisor will reimburse the expenses to the fund.

EXPENSE EXAMPLE

     This Example is intended to help you compare the costs of investing in different classes of each Selling Fund and Buying Fund with the cost of investing in other mutual funds. Pro Forma Combined costs of investing in different classes of Buying Fund giving effect to the reorganization of Selling Funds into Buying Fund are also provided. All costs are based upon the information set forth in the Fee Table above.

     The Example assumes that you invest $10,000 for the time periods indicated and shows the expenses that you would pay both if you redeem all of your shares at the end of those periods and if you do not redeem your shares. The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same. The Example reflects fee waivers and/or expense reimbursements that are contractual, if any, but does not reflect voluntary fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed on a voluntary basis, your expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                                      ONE    THREE     FIVE     TEN
                                                      YEAR   YEARS    YEARS    YEARS
                                                      ----   ------   ------   ------
EMERGING GROWTH FUND (SELLING FUND)
Class A.............................................  $719   $1,074   $1,452   $2,566
Class B.............................................   744    1,051    1,485    2,643
Class C.............................................   344      751    1,285    2,803
LIBRA FUND (SELLING FUND)
Class A.............................................  $718   $1,091   $1,487   $2,592
Class B.............................................   743    1,069    1,522    2,669
Class C.............................................   343      769    1,322    2,828
AGGRESSIVE GROWTH FUND (BUYING FUND)
Class A.............................................  $675   $  939   $1,224   $2,032
Class B.............................................   708      943    1,303    2,187
Class C.............................................   308      643    1,103    2,379
Class R.............................................   158      490      845    1,845
Institutional Class.................................    75      233      406      906
AGGRESSIVE GROWTH FUND (BUYING FUND) -- PRO FORMA
  COMBINED
Class A.............................................  $677   $  945   $1,234   $2,053
Class B.............................................   710      949    1,314    2,208
Class C.............................................   310      649    1,114    2,400
Class R.............................................   160      496      855    1,867
Institutional Class.................................    75      233      406      906

     You would pay the following expenses if you did not redeem your shares:

                                                      ONE    THREE     FIVE     TEN
                                                      YEAR   YEARS    YEARS    YEARS
                                                      ----   ------   ------   ------
EMERGING GROWTH FUND (SELLING FUND)
Class A.............................................  $719   $1,074   $1,452   $2,566
Class B.............................................   244      751    1,285    2,643
Class C.............................................   244      751    1,285    2,803
LIBRA FUND (SELLING FUND)
Class A.............................................  $718   $1,091   $1,487   $2,592
Class B.............................................   243      769    1,322    2,669
Class C.............................................   243      769    1,322    2,828
AGGRESSIVE GROWTH FUND (BUYING FUND)
Class A.............................................  $675   $  939   $1,224   $2,032
Class B.............................................   208      643    1,103    2,187
Class C.............................................   208      643    1,103    2,379
Class R.............................................   158      490      845    1,845
Institutional Class.................................    75      233      406      906
AGGRESSIVE GROWTH FUND (BUYING FUND) -- PRO FORMA
  COMBINED
Class A.............................................  $677   $  945   $1,234   $2,053
Class B.............................................   210      649    1,114    2,208
Class C.............................................   210      649    1,114    2,400
Class R.............................................   160      496      855    1,867
Institutional Class.................................    75      233      406      906

     THE EXAMPLE IS NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. SELLING FUNDS' AND BUYING FUND'S ACTUAL EXPENSES, AND AN INVESTOR'S DIRECT AND INDIRECT EXPENSES, MAY BE MORE OR LESS THAN THOSE SHOWN. THE TABLE AND THE ASSUMPTION IN THE EXAMPLE OF A 5% ANNUAL RETURN ARE REQUIRED BY REGULATIONS OF THE SEC APPLICABLE TO ALL MUTUAL FUNDS. THE 5% ANNUAL RETURN IS NOT A PREDICTION OF AND DOES NOT REPRESENT SELLING FUNDS' OR BUYING FUND'S PROJECTED OR ACTUAL PERFORMANCE.

     THE ACTUAL EXPENSES ATTRIBUTABLE TO EACH CLASS OF A FUND'S SHARES WILL DEPEND UPON, AMONG OTHER THINGS, THE LEVEL OF AVERAGE NET ASSETS AND THE EXTENT TO WHICH A FUND INCURS VARIABLE EXPENSES, SUCH AS TRANSFER AGENCY COSTS.

                                   EXHIBIT C

                   COMPARISON FEE TABLES AND EXPENSE EXAMPLES

FEE TABLE

     This table compares the shareholder fees and annual operating expenses, expressed as a percentage of net assets ("Expense Ratios"), of Class A, Class B and Class C shares of AIM Emerging Growth Fund ("Selling Fund") and Class A, Class B, Class C, Class R and Institutional Class shares of AIM Aggressive Growth Fund ("Buying Fund"). Pro Forma Combined Expense Ratios of Buying Fund giving effect to the reorganization of Selling Fund into Buying Fund are also provided. There is no guarantee that actual expenses will be the same as those shown in the table.

                                                                 AIM EMERGING GROWTH FUND      AIM AGGRESSIVE GROWTH FUND BUYING
                                                              SELLING FUND (AS OF 10/31/04)           FUND (AS OF 10/31/04)
                                                              ------------------------------   -------
                                                              CLASS A      CLASS B   CLASS C   CLASS A
                                                              SHARES       SHARES    SHARES    SHARES
                                                              -------      -------   -------   -------
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Charge (Load) Imposed on Purchase (as a
 percentage of offering price)..............................   5.50%        None      None      5.50%
Maximum Deferred Sales Charge (as a percentage of original
 purchase price or redemption proceeds, as applicable)......   None(1),(2)  5.00%     1.00%     None(1),(2)
ANNUAL FUND OPERATING EXPENSES(4)
 (expenses that are deducted from fund assets)
Management fees.............................................   0.85%        0.85%     0.85%     0.64%
Distribution and/or Service (12b-1) Fees....................   0.35%        1.00%     1.00%     0.25%
Other Expenses..............................................   0.66%        0.66%     0.66%     0.41%
Total Annual Fund Operating Expenses........................   1.86%        2.51%     2.51%     1.30%
Fee Waiver(5)...............................................   0.10%        0.10%     0.10%       --
Net Annual Fund Operating Expenses(6),(7),(8)...............   1.76%        2.41%     2.41%     1.30%


                                                            GRESSIVE GROWTH FUND BUYING FUND (AS OF 10/31/04)
                                                                    --------------------------------------------------
                                                                          CLASS B   CLASS C   CLASS R    INSTITUTIONAL
                                                                          SHARES    SHARES    SHARES     CLASS SHARES
                                                                          -------   -------   -------    -------------
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Charge (Load) Imposed on Purchase (as a
 percentage of offering price)..............................               None      None      None          None
Maximum Deferred Sales Charge (as a percentage of original
 purchase price or redemption proceeds, as applicable)......               5.00%     1.00%     None(3)       None
ANNUAL FUND OPERATING EXPENSES(4)
 (expenses that are deducted from fund assets)
Management fees.............................................               0.64%     0.64%     0.64%         0.64%
Distribution and/or Service (12b-1) Fees....................               1.00%     1.00%     0.50%           --
Other Expenses..............................................               0.41%     0.41%     0.41%         0.09%
Total Annual Fund Operating Expenses........................               2.05%     2.05%     1.55%         0.73%
Fee Waiver(5)...............................................                 --        --        --            --
Net Annual Fund Operating Expenses(6),(7),(8)...............               2.05%     2.05%     1.55%         0.73%

                                                                  AIM AGGRESSIVE GROWTH FUND BUYING FUND PRO FORMA
                                                                              COMBINED (AS OF 10/31/04)
                                                              ---------------------------------------------------------
                                                              CLASS A      CLASS B   CLASS C   CLASS R    INSTITUTIONAL
                                                              SHARES       SHARES    SHARES    SHARES     CLASS SHARES
                                                              -------      -------   -------   -------    -------------
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Charge (Load) Imposed on Purchase (as a
 percentage of offering price)..............................   5.50%        None      None      None          None
Maximum Deferred Sales Charge (as a percentage of original
 purchase price or redemption proceeds, as applicable)......   None(1),(2)  5.00%     1.00%     None(3)       None
ANNUAL FUND OPERATING EXPENSES(4)
 (expenses that are deducted from fund assets)
Management fees.............................................   0.64%        0.64%     0.64%     0.64%         0.64%
Distribution and/or Service (12b-1) Fees....................   0.25%        1.00%     1.00%     0.50%           --
Other Expenses..............................................   0.42%        0.42%     0.42%     0.42%         0.09%
Total Annual Fund Operating Expenses........................   1.31%        2.06%     2.06%     1.56%         0.73%
Fee Waiver(5)...............................................     --           --        --        --            --
Net Annual Fund Operating Expenses(6),(7),(8)...............   1.31%        2.06%     2.06%     1.56%         0.73%

---------------

(1) If you buy $1,000,000 or more of Class A shares and redeem these shares within 18 months from the date of purchase, you may pay a 1.00% contingent deferred sales charge (CDSC) at the time of redemption.

(2) If you are a retirement plan participant and you bought $1,000,000 or more of Class A shares, you may pay a 1.00% CDSC if a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.

(3) If you are a retirement plan participant, you may pay a 0.75% CDSC if the distributor paid a concession to the dealer of record and a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.

(4) There is no guarantee that actual expenses will be the same as those shown in the table.

(5) Effective January 1, 2005 through December 31, 2009, the advisor for AIM Emerging Growth Fund has contractually agreed to waive a portion of its advisory fees to the extent necessary so that the advisory fees payable by the Fund (based on the Fund's average daily net assets) do not exceed the annual uniform fee schedule rate of 0.745% of the first $250 million, plus 0.73% of the next $250 million, plus 0.715% of the next $500 million, plus 0.70% of the next $1.5 billion, plus 0.685% of the next $2.5 billion, plus 0.67% of the next $2.5 billion, plus 0.655% of the next $2.5 billion, plus 0.64% of the Fund's average daily net assets in excess of $10 billion. Effective January 1, 2005, through June 30, 2006, the advisor for AIM Aggressive Growth Fund has contractually agreed to waive a portion of the advisory fees to the extent necessary so that the advisory fees payable by the Fund (based on the Fund's average daily net assets) do not exceed the annual uniform fee schedule rate of 0.745% of the first $250 million, plus 0.73% of the next $250 million, plus 0.715% of the next $500 million, plus 0.70% of the next $1.5 billion, plus 0.685% of the next $2.5 billion, plus 0.67% of the next $2.5 billion, plus 0.655% of the next $2.5 billion, plus 0.64% of the Fund's average daily net assets in excess of $10 billion. The Fee Waiver, if any, reflects these agreements.

(6) The investment advisor for AIM Emerging Growth Fund has voluntarily agreed to waive advisory fees and/or reimburse expenses to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) of Class A, Class B and Class C shares to 2.00%, 2.65% and 2.65% of average daily net assets, respectively. In determining the advisor's obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the limits stated above: (i) interest; (ii) taxes; (iii) dividend expense on short sales; (iv) extraordinary items (these are expenses that are not anticipated to arise from the fund's day-to-day operations), or items designated as such by the fund's Board of Trustees; (v) expenses related to a merger or reorganization, as approved by the fund's Board of Trustees; and (vi) expenses that the fund has incurred but did not actually pay because of an expense offset arrangement. Currently, in addition to the expense reimbursement arrangement with AMVESCAP described more fully below, the only expense offset arrangements from which the fund benefits are in the form of credits that the fund receives from banks where the fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the fund. Upon closing of the Reorganization, the advisor has agreed to voluntarily limit Total Annual Fund Operating Expenses (excluding certain items discussed above) of AIM Aggressive Growth Fund Class A, Class B, Class C, Class R and Institutional Class to 1.90%, 2.65%, 2.65%, 2.15% and 1.65%, respectively. Voluntary fee waivers or reimbursements may be modified or discontinued at any time upon consultation with the Board of Trustees without further notice to investors.

(7) At the request of the Trustees of AIM Equity Funds and AIM Investment Funds, AMVESCAP has agreed to reimburse the Trusts for fund expenses related to market timing matters.

(8) AIM Emerging Growth Fund will incur additional expenses in connection with the Reorganization.

EXPENSE EXAMPLE

     This Example is intended to help you compare the costs of investing in different classes of Selling Fund and Buying Fund with the cost of investing in other mutual funds. Pro Forma Combined costs of investing in different classes of Buying Fund giving effect to the reorganization of Selling Fund into Buying Fund are also provided. All costs are based upon the information set forth in the Fee Table above.

     The Example assumes that you invest $10,000 for the time periods indicated and shows the expenses that you would pay both if you redeem all of your shares at the end of those periods and if you do not redeem your shares. The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same. The Example reflects fee waivers and/or expense reimbursements that are contractual, if any, but does not reflect voluntary fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed on a voluntary basis, your expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                                      ONE    THREE     FIVE     TEN
                                                      YEAR   YEARS    YEARS    YEARS
                                                      ----   ------   ------   ------
EMERGING GROWTH FUND (SELLING FUND)
Class A.............................................  $719   $1,074   $1,452   $2,566
Class B.............................................   744    1,051    1,485    2,643
Class C.............................................   344      751    1,285    2,803
AGGRESSIVE GROWTH FUND (BUYING FUND)
Class A.............................................  $675   $  939   $1,224   $2,032
Class B.............................................   708      943    1,303    2,187
Class C.............................................   308      643    1,103    2,379
Class R.............................................   158      490      845    1,845
Institutional Class.................................    75      233      406      906
AGGRESSIVE GROWTH FUND (BUYING FUND) -- PRO FORMA
  COMBINED
Class A.............................................  $676   $  942   $1,229   $2,042
Class B.............................................   709      946    1,308    2,197
Class C.............................................   309      646    1,108    2,390
Class R.............................................   159      493      850    1,856
Institutional Class.................................    75      233      406      906

     You would pay the following expenses if you did not redeem your shares:

                                                      ONE    THREE     FIVE     TEN
                                                      YEAR   YEARS    YEARS    YEARS
                                                      ----   ------   ------   ------
EMERGING GROWTH FUND (SELLING FUND)
Class A.............................................  $719   $1,074   $1,452   $2,566
Class B.............................................   244      751    1,285    2,643
Class C.............................................   244      751    1,285    2,803
AGGRESSIVE GROWTH FUND (BUYING FUND)
Class A.............................................  $675   $  939   $1,224   $2,032
Class B.............................................   208      643    1,103    2,187
Class C.............................................   208      643    1,103    2,379
Class R.............................................   158      490      845    1,845
Institutional Class.................................    75      233      406      906
AGGRESSIVE GROWTH FUND (BUYING FUND) -- PRO FORMA
  COMBINED
Class A.............................................  $676   $  942   $1,229   $2,042
Class B.............................................   209      646    1,108    2,197
Class C.............................................   209      646    1,108    2,390
Class R.............................................   159      493      850    1,856
Institutional Class.................................    75      233      406      906

     THE EXAMPLE IS NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. SELLING FUND'S AND BUYING FUND'S ACTUAL EXPENSES, AND AN INVESTOR'S DIRECT AND INDIRECT EXPENSES, MAY BE MORE OR LESS THAN THOSE SHOWN. THE TABLE AND THE ASSUMPTION IN THE EXAMPLE OF A 5% ANNUAL RETURN ARE REQUIRED BY REGULATIONS OF THE SEC APPLICABLE TO ALL MUTUAL FUNDS. THE 5% ANNUAL RETURN IS NOT A PREDICTION OF AND DOES NOT REPRESENT SELLING FUND'S OR BUYING FUND'S PROJECTED OR ACTUAL PERFORMANCE.

     THE ACTUAL EXPENSES ATTRIBUTABLE TO EACH CLASS OF A FUND'S SHARES WILL DEPEND UPON, AMONG OTHER THINGS, THE LEVEL OF AVERAGE NET ASSETS AND THE EXTENT TO WHICH A FUND INCURS VARIABLE EXPENSES, SUCH AS TRANSFER AGENCY COSTS.

                                   EXHIBIT C

                   COMPARISON FEE TABLES AND EXPENSE EXAMPLES
FEE TABLE

     This table compares the shareholder fees and annual operating expenses, expressed as a percentage of net assets ("Expense Ratios"), of Class A, Class B and Class C shares of AIM Libra Fund ("Selling Fund") and Class A, Class B, Class C, Class R and Institutional Class shares of AIM Aggressive Growth Fund ("Buying Fund"). Pro Forma Combined Expense Ratios of Buying Fund giving effect to the reorganization of Selling Fund into Buying Fund are also provided. There is no guarantee that actual expenses will be the same as those shown in the table.

                                             AIM LIBRA FUND                          AIM AGGRESSIVE GROWTH FUND
                                              SELLING FUND                                  BUYING FUND
                                            (AS OF 10/31/04)                              (AS OF 10/31/04)
                                     ------------------------------   --------------------------------------------------------
                                     CLASS A      CLASS B   CLASS C   CLASS A      CLASS B   CLASS C   CLASS R   INSTITUTIONAL
                                     SHARES       SHARES    SHARES    SHARES       SHARES    SHARES    SHARES    CLASS SHARES
                                     -------      -------   -------   -------      -------   -------   -------   -------------
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Charge (Load) Imposed
 on Purchase (as a percentage of
 offering price)...................  5.50%         None      None     5.50%         None      None      None         None
Maximum Deferred Sales Charge (as a
 percentage of original purchase
 price or redemption proceeds, as
 applicable).......................   None(1)(2)  5.00%     1.00%      None(1)(2)  5.00%     1.00%      None(3)      None
ANNUAL FUND OPERATING EXPENSES(4)
 (expenses that are deducted from
 fund assets)
Management fees....................  0.85%        0.85%     0.85%     0.64%        0.64%     0.64%     0.64%        0.64%
Distribution and/or Service (12b-1)
 Fees..............................  0.35%        1.00%     1.00%     0.25%        1.00%     1.00%     0.50%           --
Other Expenses.....................  0.65%        0.65%     0.65%     0.41%        0.41%     0.41%     0.41%        0.09%
Total Annual Fund Operating
 Expenses..........................  1.85%        2.50%     2.50%     1.30%        2.05%     2.05%     1.55%        0.73%
Fee Waiver(5)......................  0.10%        0.10%     0.10%        --           --        --        --           --
Net Annual Fund Operating
 Expenses(6),(7),(8)...............  1.75%        2.40%     2.40%     1.30%        2.05%     2.05%     1.55%        0.73%

                                                    AIM AGGRESSIVE GROWTH FUND
                                                           BUYING FUND
                                                        PRO FORMA COMBINED
                                                         (AS OF 10/31/04)
                                     --------------------------------------------------------
                                     CLASS A      CLASS B   CLASS C   CLASS R   INSTITUTIONAL
                                     SHARES       SHARES    SHARES    SHARES    CLASS SHARES
                                     -------      -------   -------   -------   -------------
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Charge (Load) Imposed
 on Purchase (as a percentage of
 offering price)...................  5.50%         None      None      None         None
Maximum Deferred Sales Charge (as a
 percentage of original purchase
 price or redemption proceeds, as
 applicable).......................   None(1)(2)  5.00%     1.00%      None(3)      None
ANNUAL FUND OPERATING EXPENSES(4)
 (expenses that are deducted from
 fund assets)
Management fees....................  0.64%        0.64%     0.64%     0.64%        0.64%
Distribution and/or Service (12b-1)
 Fees..............................  0.25%        1.00%     1.00%     0.50%           --
Other Expenses.....................  0.41%        0.41%     0.41%     0.41%        0.09%
Total Annual Fund Operating
 Expenses..........................  1.30%        2.05%     2.05%     1.55%        0.73%
Fee Waiver(5)......................     --           --        --        --           --
Net Annual Fund Operating
 Expenses(6),(7),(8)...............  1.30%        2.05%     2.05%     1.55%        0.73%

---------------

(1) If you buy $1,000,000 or more of Class A shares and redeem these shares within 18 months from the date of purchase, you may pay a 1.00% contingent deferred sales charge (CDSC) at the time of redemption.

(2) If you are a retirement plan participant and you bought $1,000,000 or more of Class A shares, you may pay a 1.00% CDSC if a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.

(3) If you are a retirement plan participant, you may pay a 0.75% CDSC if the distributor paid a concession to the dealer of record and a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.

(4) There is no guarantee that actual expenses will be the same as those shown in the table.

(5) Effective January 1, 2005, through June 30, 2006, the advisor for AIM Libra Fund and AIM Aggressive Growth Fund has contractually agreed to waive a portion of the advisory fees to the extent necessary so that the advisory fees payable by the Fund (based on the Fund's average daily net assets) do not exceed the annual uniform fee schedule rate of 0.745% of the first $250 million, plus 0.73% of the next $250 million, plus 0.715% of the next $500 million, plus 0.70% of the next $1.5 billion, plus 0.685% of the next $2.5 billion, plus 0.67% of the next $2.5 billion, plus 0.655% of the next $2.5 billion, plus 0.64% of the Fund's average daily net assets in excess of $10 billion. The Fee Waiver, if any, reflects these agreements.

(6) The investment advisor for AIM Libra Fund has voluntarily agreed to waive advisory fees and/or reimburse expenses to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) of Class A, Class B and Class C shares to 2.00%, 2.65% and 2.65% of average daily net assets, respectively. In determining the advisor's obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the limits stated above: (i) interest; (ii) taxes; (iii) dividend expense on short sales; (iv) extraordinary items (these are expenses that are not anticipated to arise from the fund's day-to-day operations), or items designated as such by the fund's Board of Trustees; (v) expenses related to a merger or reorganization, as approved by the fund's Board of Trustees; and (vi) expenses that the fund has incurred but did not actually pay because of an expense offset arrangement. Currently, in addition to the expense reimbursement arrangement with AMVESCAP described more fully below, the only expense offset arrangements from which the fund benefits are in the form of credits that the fund receives from banks where the fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the fund. Upon closing of the Reorganization, the advisor has agreed to voluntarily limit Total Annual Fund Operating Expenses (excluding certain items discussed above) of AIM Aggressive Growth Fund Class A, Class B, Class C, Class R and Institutional Class to 1.70%, 2.45%, 2.45%, 1.85% and 1.45%, respectively. Voluntary fee waivers or reimbursements may be modified or discontinued at any time upon consultation with the Board of Trustees without further notice to investors.

(7) At the request of the Trustees of AIM Equity Funds and AIM Investment Funds, AMVESCAP has agreed to reimburse the Trusts for fund expenses related to market timing matters.

(8) AIM Libra Fund may incur additional expenses related to the Reorganization. To the extent these expenses are in excess of the expense limitation arrangement, the advisor will reimburse the expenses to the Fund.

EXPENSE EXAMPLE

     This Example is intended to help you compare the costs of investing in different classes of Selling Fund and Buying Fund with the cost of investing in other mutual funds. Pro Forma Combined costs of investing in different classes of Buying Fund giving effect to the reorganization of Selling Fund into Buying Fund are also provided. All costs are based upon the information set forth in the Fee Table above.

     The Example assumes that you invest $10,000 for the time periods indicated and shows the expenses that you would pay both if you redeem all of your shares at the end of those periods and if you do not redeem your shares. The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same. The Example reflects fee waivers and/or expense reimbursements that are contractual, if any, but does not reflect voluntary fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed on a voluntary basis, your expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                                      ONE    THREE     FIVE     TEN
                                                      YEAR   YEARS    YEARS    YEARS
                                                      ----   ------   ------   ------
LIBRA FUND (SELLING FUND)
Class A.............................................  $718   $1,091   $1,487   $2,592
Class B.............................................   743    1,069    1,522    2,669
Class C.............................................   343      769    1,322    2,828
AGGRESSIVE GROWTH FUND (BUYING FUND)
Class A.............................................  $675   $  939   $1,224   $2,032
Class B.............................................   708      943    1,303    2,187
Class C.............................................   308      643    1,103    2,379
Class R.............................................   158      490      845    1,845
Institutional Class.................................    75      233      406      906
AGGRESSIVE GROWTH FUND (BUYING FUND) -- PRO FORMA
  COMBINED
Class A.............................................  $675   $  939   $1,224   $2,032
Class B.............................................   708      943    1,303    2,187
Class C.............................................   308      643    1,103    2,379
Class R.............................................   158      490      845    1,845
Institutional Class.................................    75      233      406      906

     You would pay the following expenses if you did not redeem your shares:

                                                      ONE    THREE     FIVE     TEN
                                                      YEAR   YEARS    YEARS    YEARS
                                                      ----   ------   ------   ------
LIBRA FUND (SELLING FUND)
Class A.............................................  $718   $1,091   $1,487   $2,592
Class B.............................................   243      769    1,322    2,669
Class C.............................................   243      769    1,322    2,828
AGGRESSIVE GROWTH FUND (BUYING FUND)
Class A.............................................  $675   $  939   $1,224   $2,032
Class B.............................................   208      643    1,103    2,187
Class C.............................................   208      643    1,103    2,379
Class R.............................................   158      490      845    1,845
Institutional Class.................................    75      233      406      906
AGGRESSIVE GROWTH FUND (BUYING FUND) -- PRO FORMA
  COMBINED
Class A.............................................  $675   $  939   $1,224   $2,032
Class B.............................................   208      643    1,103    2,187
Class C.............................................   208      643    1,103    2,379
Class R.............................................   158      490      845    1,845
Institutional Class.................................    75      233      406      906

     THE EXAMPLE IS NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. SELLING FUND'S AND BUYING FUND'S ACTUAL EXPENSES, AND AN INVESTOR'S DIRECT AND INDIRECT EXPENSES, MAY BE MORE OR LESS THAN THOSE SHOWN. THE TABLE AND THE ASSUMPTION IN THE EXAMPLE OF A 5% ANNUAL RETURN ARE REQUIRED BY REGULATIONS OF THE SEC APPLICABLE TO ALL MUTUAL FUNDS. THE 5% ANNUAL RETURN IS NOT A PREDICTION OF AND DOES NOT REPRESENT SELLING FUND'S OR BUYING FUND'S PROJECTED OR ACTUAL PERFORMANCE.

     THE ACTUAL EXPENSES ATTRIBUTABLE TO EACH CLASS OF A FUND'S SHARES WILL DEPEND UPON, AMONG OTHER THINGS, THE LEVEL OF AVERAGE NET ASSETS AND THE EXTENT TO WHICH A FUND INCURS VARIABLE EXPENSES, SUCH AS TRANSFER AGENCY COSTS.

                                   EXHIBIT D

      SHARES OUTSTANDING OF EACH CLASS OF EACH SELLING FUND ON RECORD DATE

     As of April 22, 2005, there were the following number of shares outstanding of each class of each Selling Fund:

AIM EMERGING GROWTH FUND
------------------------
Class A shares: ............................................   9,945,693.068
Class B shares: ............................................   5,993,678.855
Class C shares: ............................................   2,112,133.872

AIM LIBRA FUND
--------------
Class A shares: ............................................   1,404,222.713
Class B shares: ............................................     542,455.460
Class C shares: ............................................     253,401.495

                                   EXHIBIT E

                    OWNERSHIP OF SHARES OF EACH SELLING FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of April 22, 2005, to the best knowledge of AEF and AIF owned 5% or more of any class of the outstanding shares of each Selling Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of a Selling Fund is presumed to "control" that selling fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

AIM EMERGING GROWTH FUND

                                                                NUMBER OF     PERCENT OWNED OF
NAME AND ADDRESS                             CLASS OF SHARES   SHARES OWNED       RECORD*
----------------                             ---------------   ------------   ----------------
Merrill Lynch Pierce Fenner & Smith........    Class A          801,551.58          8.06%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Drive East 2nd Floor
  Jacksonville, FL 32246-6484
Merrill Lynch Pierce Fenner & Smith........    Class C          235,708.90         11.16%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Drive East 2nd Floor
  Jacksonville, FL 32246-6484

---------------

* AEF has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

AIM LIBRA FUND

                                                                NUMBER OF     PERCENT OWNED OF
NAME AND ADDRESS                             CLASS OF SHARES   SHARES OWNED       RECORD*
----------------                             ---------------   ------------   ----------------
Merrill Lynch Pierce Fenner & Smith........    Class A          217,995.55         15.52%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Drive East 2nd Floor
  Jacksonville, FL 32246-6484
Gary T. Crum...............................    Class A           96,924.50          6.90%
  11 East Greenway Plaza Suite 2600
  Houston, TX 77046-1100
Merrill Lynch Pierce Fenner & Smith........    Class B           44,204.75          8.15%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Drive East 2nd Floor
  Jacksonville, FL 32246-6484
Merrill Lynch Pierce Fenner & Smith........    Class C           70,666.13         27.89%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Drive East 2nd Floor
  Jacksonville, FL 32246-6484

---------------

* AIF has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     To the best of the knowledge of AEF, the ownership of shares of AIM Emerging Growth Fund by executive officers and trustees of AEF as a group constituted less than 1% of the outstanding shares of each class of such fund as of April 22, 2005. To the best of the knowledge of AIF, the ownership of shares of AIM Libra Fund by executive officers and trustees of AIF as a group constituted less than 1% of the outstanding shares of each class of such fund as of April 22, 2005.

                                   EXHIBIT F

                       OWNERSHIP OF SHARES OF BUYING FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of April 22, 2005, to the best knowledge of AEF owned 5% or more of any class of the outstanding shares of Buying Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of Buying Fund is presumed to "control" Buying Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

                                                 CLASS OF     NUMBER OF     PERCENT OWNED
NAME AND ADDRESS                                  SHARES    SHARES OWNED     OF RECORD*
----------------                                 --------   -------------   -------------
John Hancock Life Insurance Co. USA............  Class A    28,938,453.57      14.18%
  250 Bloor Street East 7th Floor
  Toronto, ON M4W 1E5
  Canada
Merrill Lynch Pierce Fenner & Smith............  Class A    13,623,923.63       6.68%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Drive East 2nd Floor
  Jacksonville, FL 32246-6484
Citigroup Global Markets House Acct............  Class A    10,413,931.06       5.10%
  Attn: Cindy Tempesta 7th Floor
  333 West 34th Street
  New York, NY 10001-2402
Merrill Lynch Pierce Fenner & Smith............  Class C       925,568.22      10.84%
  FBO The Sole Benefit of Customers
  Attn: Fund Administration
  4800 Deer Lake Drive East 2nd Floor
  Jacksonville, FL 32246-6484

---------------

* AEF has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     To the best of the knowledge of AEF, the ownership of shares of AIM Aggressive Growth Fund by executive officers and trustees of AEF as a group constituted less than 1% of the outstanding shares of each class of such fund as of April 22, 2005.

                                                                  APPENDIX I

                             PLAN OF REORGANIZATION

                                       FOR

                            AIM EMERGING GROWTH FUND,

                             A SEPARATE PORTFOLIO OF

                                AIM EQUITY FUNDS

                                 MARCH 22, 2005

                               TABLE OF CONTENTS

                                                                              Page
                                                                              ----
ARTICLE 1 DEFINITIONS......................................................    1
           SECTION 1.1.    Definitions.....................................    1

ARTICLE 2 TRANSFER OF ASSETS...............................................    4
           SECTION 2.1.    Reorganization of Selling Fund..................    4
           SECTION 2.2.    Computation of Net Asset Value..................    5
           SECTION 2.3.    Valuation Date..................................    5
           SECTION 2.4.    Delivery........................................    5
           SECTION 2.5.    Termination of Series and Redemption of Selling
                           Fund Shares.....................................    6
           SECTION 2.6.    Issuance of Buying Fund Shares..................    6
           SECTION 2.7.    Investment Securities...........................    6
           SECTION 2.8.    Liabilities.....................................    6

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLING FUND...................    6
           SECTION 3.1.    Registration and Regulation of Selling Fund.....    6
           SECTION 3.2.    Selling Fund Financial Statements...............    7
           SECTION 3.3.    No Material Adverse Changes; Contingent
                           Liabilities.....................................    7
           SECTION 3.4.    Selling Fund Shares; Business Operations........    7
           SECTION 3.5.    Accountants.....................................    8
           SECTION 3.6.    Binding Obligation..............................    8
           SECTION 3.7.    No Breaches or Defaults.........................    8
           SECTION 3.8.    Permits.........................................    9
           SECTION 3.9.    No Actions, Suits or Proceedings................    9
           SECTION 3.10.   Contracts.......................................    9
           SECTION 3.11.   Properties and Assets...........................    9
           SECTION 3.12.   Taxes...........................................    9
           SECTION 3.13.   Benefit and Employment Obligations..............   10
           SECTION 3.14.   Voting Requirements.............................   10
           SECTION 3.15.   State Takeover Statutes.........................   10
           SECTION 3.16.   Books and Records...............................   10
           SECTION 3.17.   Prospectus and Statement of Additional
                           Information.....................................   10
           SECTION 3.18.   No Distribution.................................   11
           SECTION 3.19.   Liabilities of Selling Fund.....................   11
           SECTION 3.20.   Shareholder Expenses............................   11

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYING FUND....................   11
           SECTION 4.1.    Registration and Regulation of Buying Fund......   11
           SECTION 4.2.    Buying Fund Financial Statements................   11
           SECTION 4.3.    No Material Adverse Changes; Contingent
                           Liabilities.....................................   11
           SECTION 4.4.    Registration of Buying Fund Shares..............   12
           SECTION 4.5.    Accountants.....................................   12
           SECTION 4.6.    Binding Obligation..............................   13
           SECTION 4.7.    No Breaches or Defaults.........................   13
           SECTION 4.8.    Permits.........................................   13

           SECTION 4.9.    No Actions, Suits or Proceedings................   13
           SECTION 4.10.   Taxes...........................................   14
           SECTION 4.11.   Representations Concerning the Reorganization...   14
           SECTION 4.12.   Prospectus and Statement of Additional
                           Information.....................................   15

ARTICLE 4A CONDITIONS PRECEDENT WITH RESPECT TO EACH FUND..................   15
           SECTION 4A.1    No Governmental Actions.........................   15
           SECTION 4A.2    No Brokers......................................   15
           SECTION 4A.3    Value of Shares.................................   15
           SECTION 4A.4    Intercompany Indebtedness; Consideration........   15
           SECTION 4A.5    Authorizations or Consents......................   16
           SECTION 4A.6    No Bankruptcy Proceedings.......................   16

ARTICLE 5 COVENANTS........................................................   16
           SECTION 5.1.    Conduct of Business.............................   16
           SECTION 5.2.    Expenses........................................   16
           SECTION 5.3.    Further Assurances..............................   16
           SECTION 5.4.    Consents, Approvals and Filings.................   17
           SECTION 5.5.    Submission of Plan to Shareholders..............   17

ARTICLE 6 FURTHER CONDITIONS PRECEDENT TO THE REORGANIZATION...............   17
           SECTION 6.1.    Further Conditions Precedent with respect to
                           Both Funds......................................   17

ARTICLE 7 TERMINATION OF PLAN..............................................   19
           SECTION 7.1.    Termination.....................................   19
           SECTION 7.2.    Survival After Termination......................   19

ARTICLE 8 MISCELLANEOUS....................................................   19
           SECTION 8.1.    Survival of Representations, Warranties and
                           Covenants.......................................   19
           SECTION 8.2.    Governing Law...................................   19
           SECTION 8.3.    Binding Effect, Persons Benefiting, No
                           Assignment......................................   19
           SECTION 8.4.    Obligations of Trust............................   20
           SECTION 8.5.    Amendments......................................   20
           SECTION 8.6.    Entire Plan; Exhibits and Schedules.............   20
           SECTION 8.7.    Successors and Assigns; Assignment..............   20

EXHIBIT A           Excluded Liabilities of Selling Fund
SCHEDULE 2.1        Classes of Shares of Selling Fund and
                    Corresponding Classes of Shares of Buying
                    Fund
SCHEDULE 3.3        Certain Contingent Liabilities of Selling Fund
SCHEDULE 4.3        Certain Contingent Liabilities of Buying Fund
SCHEDULE 4.4(a)     Classes of Shares of Buying Fund
SCHEDULE 4.11(b)    Permitted Reorganizations of Funds
SCHEDULE 6.2(j)     Tax Opinions

                             PLAN OF REORGANIZATION

            PLAN OF REORGANIZATION, dated as of March 22, 2005 (this "Plan"), is adopted by AIM Equity Funds, a Delaware statutory trust ("Trust"), acting on behalf of AIM Emerging Growth Fund ("Selling Fund") and AIM Aggressive Growth Fund ("Buying Fund"), each a separate series of Trust.

                                   WITNESSETH

            WHEREAS, Trust is a management investment company registered with the SEC (as defined below) under the Investment Company Act (as defined below) that offers separate series of its shares representing interests in its investment portfolios, including Selling Fund and Buying Fund, for sale to the public; and

            WHEREAS, Investment Adviser (as defined below) provides investment advisory services to Trust; and

            WHEREAS, the Trust desires to provide for the reorganization of Selling Fund through the transfer of all of its assets to Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities (as defined below) of Selling Fund and the issuance by Trust of shares of Buying Fund in the manner set forth in this Plan; and

            WHEREAS, the Investment Adviser (as defined below) serves as the investment advisor to both Buying Fund and Selling Fund; and

            WHEREAS, this Plan is intended to be and is adopted by Trust as a "plan of reorganization" within the meaning of the regulations under Section 368(a) of the Code (as defined below); and

            WHEREAS, Trust is duly organized, validly existing and in good standing under Applicable Law (as defined below), with all requisite power and authority to adopt this Plan and perform its obligations hereunder.

            NOW, THEREFORE, Trust hereby adopts the following:

                                    ARTICLE 1

                                   DEFINITIONS

      SECTION 1.1. Definitions. For all purposes in this Plan, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

      "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

      "Affiliated Person" means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

      "Applicable Law" means the applicable laws of the State of Delaware, including the Delaware Statutory Trust Act.

      "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by Trust on behalf of Selling Fund, or otherwise providing benefits to any current or former employee, officer or trustee of Trust.

      "Buying Fund" means AIM Aggressive Growth Fund, a separate series of
Trust.

      "Buying Fund Financial Statements" means the audited financial statements of Buying Fund for the fiscal year ended October 31, 2004.

      "Buying Fund Shares" means shares of each class of Buying Fund issued pursuant to Section 2.6 of this Plan.

      "Closing" means the transfer of the assets of Selling Fund to Buying Fund, the assumption of all of Selling Fund's Liabilities by Buying Fund and the issuance of Buying Fund Shares directly to Selling Fund Shareholders as described in Section 2.1 of this Plan.

      "Closing Date" means July 18, 2005, or such other date as the parties may mutually agree upon.

      "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto.

      "corresponding" means, when used with respect to a class of shares of Selling Fund or Buying Fund, the classes of their shares set forth opposite each other on Schedule 2.1.

      "Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of each Fund.

      "Effective Time" means 8:00 a.m. Eastern Time on the Closing Date.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations adopted pursuant thereto.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted pursuant thereto.

      "Governing Documents" means the organic documents which govern the business and operations of Trust and shall include, as applicable, Amended and Restated Agreement and Declaration of Trust, Amended and Restated Bylaws and Bylaws.

      "Governmental Authority" means any foreign, United States or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the NASD Regulation, Inc., the Commodity Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

      "Investment Adviser" means A I M Advisors, Inc.

      "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted pursuant thereto.

      "Liabilities" means all of the liabilities of any kind of Selling Fund, including without limitation all liabilities included in the calculation of the net asset value per share of each class of Selling Fund Shares on the Closing Date, but not including the excluded liabilities set forth on Exhibit A.

      "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

      "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

      "NYSE" means the New York Stock Exchange.

      "Permits" shall have the meaning set forth in Section 3.9 of this Plan.

      "Person" means an individual or a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

      "Plan" means this Plan of Reorganization, together with all exhibits and schedules attached hereto and all amendments hereto and thereof.

      "Registration Statement" means the registration statement on Form N-1A of Trust, as amended, 1940 Act Registration No. 811-1424.

      "Reorganization" means the acquisition of the assets of Selling Fund by Buying Fund in consideration of the assumption by Buying Fund of all of the Liabilities of Selling Fund and the issuance by Trust of Buying Fund Shares directly to Selling Fund Shareholders as described in this Plan, and the termination of Selling Fund's status as a designated series of shares of Trust.

      "Required Shareholder Vote" means, if a quorum is present, the affirmative vote of a majority of the shares cast at the Shareholders Meeting.

      "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted pursuant thereto.

      "Selling Fund" means AIM Emerging Growth Fund, a separate series of Trust.

      "Selling Fund Financial Statements" means the audited financial statements of Selling Fund for the fiscal year ended October 31, 2004.

      "Selling Fund Shareholders" means the holders of record of the outstanding shares of each class of Selling Fund as of the close of regular trading on the NYSE on the Valuation Date.

      "Selling Fund Shares" means the outstanding shares of each class of Selling Fund.

      "Shareholders Meeting" means a meeting of the shareholders of Selling Fund convened in accordance with Applicable Law and the Governing Documents of Trust to consider and vote upon the approval of this Plan.

      "Tax" means any tax or similar governmental charge, impost or levy (including income taxes (including alternative minimum tax and estimated tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

      "Termination Date" means September 30, 2005, or such later date as the parties may mutually agree upon.

      "Treasury Regulations" means the Federal income tax regulations adopted pursuant to the Code.

      "Valuation Date" shall have the meaning set forth in Section 2.2 of this Plan.

                                    ARTICLE 2

                               TRANSFER OF ASSETS

      SECTION 2.1. Reorganization of Selling Fund. At the Effective Time, all of the assets of Selling Fund shall be delivered to Custodian for the account of Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities of Selling Fund and delivery by Trust directly to the holders of record as of the Effective Time of the issued and outstanding shares of each class of Selling Fund of a number of shares of each corresponding class of Buying Fund, as set forth on Schedule 2.1 (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of Selling Fund so transferred, assigned and delivered, all determined and adjusted as provided in Section

2.2 below. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all Liens.

      SECTION 2.2. Computation of Net Asset Value.

            (a) The net asset value per share of each class of Buying Fund Shares, and the value of the assets and the amount of the Liabilities of Selling Fund, shall, in each case, be determined as of the close of regular trading on the NYSE on the business day next preceding the Closing Date (the "Valuation Date").

            (b) The net asset value per share of each class of Buying Fund Shares shall be computed in accordance with the policies and procedures of Buying Fund as described in the Registration Statement.

            (c) The value of the assets and the amount of the Liabilities of Selling Fund to be transferred to Buying Fund pursuant to this Plan shall be computed in accordance with the policies and procedures of Selling Fund as described in the Registration Statement.

            (d) Subject to Sections 2.2(b) and (c) above, all computations of value regarding the assets and Liabilities of Selling Fund and the net asset value per share of each class of Buying Fund Shares to be issued pursuant to this Plan shall be made by Trust.

      SECTION 2.3. Valuation Date. The share transfer books of Selling Fund will be permanently closed as of the close of business on the Valuation Date and only requests for the redemption of shares of Selling Fund received in proper form prior to the close of regular trading on the NYSE on the Valuation Date shall be accepted by Selling Fund. Redemption requests thereafter received by Selling Fund shall be deemed to be redemption requests for Buying Fund Shares of the corresponding class (assuming that the transactions contemplated by this Plan have been consummated), to be distributed to Selling Fund Shareholders under this Plan.

      SECTION 2.4. Delivery.

            (a) No later than three (3) business days preceding the Closing Date, Trust shall instruct Custodian to transfer all assets held by Selling Fund to the account of Buying Fund maintained at Custodian. Such assets shall be delivered by Trust to Custodian on the Closing Date. The assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof. Cash held by Selling Fund shall be delivered on the Closing Date and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of Buying Fund at Custodian.

            (b) If, on the Closing Date, Selling Fund is unable to make delivery in the manner contemplated by Section 2.4(a) of securities held by Selling Fund for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to Selling Fund or its broker, then Trust shall waive the delivery requirements of Section 2.4(a) with respect to said undelivered securities if Selling Fund has delivered to Custodian by or on the Closing Date, and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by Custodian, including brokers' confirmation slips.

      SECTION 2.5. Termination of Series and Redemption of Selling Fund Shares. Following receipt of the Required Shareholder Vote and as soon as reasonably practicable after the Closing, the status of Selling Fund as a designated series of Trust shall be terminated and Trust shall redeem the outstanding shares of Selling Fund from Selling Fund Shareholders in accordance with its Governing Documents and all issued and outstanding shares of Selling Fund shall thereupon be canceled on the books of Trust.

      SECTION 2.6. Issuance of Buying Fund Shares. At the Effective Time, Selling Fund Shareholders holding shares of a class of Selling Fund shall be issued that number of full and fractional shares of the corresponding class of Buying Fund having a net asset value equal to the net asset value of such shares of such class of Selling Fund held by Selling Fund Shareholders on the Valuation Date in accordance with Sections 2.1 and 2.2. Trust shall provide instructions to the transfer agent of Trust with respect to the shares of each class of Buying Fund to be issued to Selling Fund Shareholders. Trust shall record on its books the ownership of the shares of each class of Buying Fund by Selling Fund Shareholders and shall forward a confirmation of such ownership to Selling Fund Shareholders. No redemption or repurchase of such shares credited to former Selling Fund Shareholders in respect of Selling Fund Shares represented by unsurrendered share certificates shall be permitted until such certificates have been surrendered to Trust for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to Trust.

      SECTION 2.7. Investment Securities. On or prior to the Valuation Date, Trust shall prepare a list setting forth the securities Selling Fund then owned together with the respective Federal income tax basis thereof and holding periods therefor. Such records shall be prepared in accordance with the requirements for specific identification tax lot accounting and clearly reflect the bases used for determination of gain and loss realized on the sale of any security transferred to Buying Fund hereunder. Such records shall be made available by Trust prior to the Valuation Date for inspection by the Treasurer (or his or her designee) or Buying Fund Auditors upon reasonable request.

      SECTION 2.8. Liabilities. Selling Fund shall use reasonable best efforts to discharge all of its known liabilities, so far as may be possible, prior to the Closing Date.

                                    ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF SELLING FUND

      Trust, on behalf of Selling Fund, represents and warrants as follows:

      SECTION 3.1. Registration and Regulation of Selling Fund. All Selling Fund Shares which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Trust to revoke or rescind any such registration or qualification. Selling Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Selling Fund is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in the Registration Statement. The value of the net assets of Selling Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Selling Fund and all purchases and redemptions of Selling Fund Shares have been effected at the net asset value per share calculated in such manner.

      SECTION 3.2. Selling Fund Financial Statements. The books of account and related records of Selling Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited Selling Fund Financial Statements present fairly in all material respects the financial position of Selling Fund as of the date(s) indicated and the results of operations and changes in net assets for the period(s) then ended in accordance with generally accepted accounting principles applied on a consistent basis for the period(s) then ended.

      SECTION 3.3. No Material Adverse Changes; Contingent Liabilities. Since the date of the Selling Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Selling Fund or the status of Selling Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Selling Fund or occurring in the ordinary course of business of Selling Fund. Except as set forth on Schedule 3.3, there are no contingent liabilities of Selling Fund not disclosed in the Selling Fund Financial Statements and no contingent liabilities of Selling Fund have arisen since the date of the Selling Fund Financial Statements.

      SECTION 3.4. Selling Fund Shares; Business Operations.

            (a) Selling Fund Shares have been duly authorized and validly issued and are fully paid and non-assessable.

            (b) During the five-year period ending on the date of the Reorganization, neither Selling Fund nor any person related to Selling Fund (as defined in Section 1.368-1(e)(3) of the Treasury Regulations without regard to
Section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of Selling Fund for consideration other than shares of Selling Fund, except for shares redeemed in the ordinary course of Selling Fund's business as an open-end investment company as required by the Investment Company Act, or (ii) made distributions with respect to Selling Fund's shares, except for (a) distributions necessary to satisfy the requirements of Sections 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in Selling Fund on the Effective Date.

            (c) At the time of its Reorganization, Selling Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any

Person could acquire Selling Fund Shares, except for the right of investors to acquire Selling Fund Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

            (d) From the date it commenced operations and ending on the Closing Date, Selling Fund will have conducted its historic business within the meaning of Section 1.368-1(d)(2) of the Treasury Regulations in a substantially unchanged manner. In anticipation of its Reorganization, Selling Fund will not dispose of assets that, in the aggregate, will result in less than fifty percent (50%) of its historic business assets (within the meaning of Section 1.368-1(d)(3) of the Treasury Regulations) being transferred to Buying Fund.

            (e) Except for the Senior Officer Trust is required to employ pursuant to the Assurance of Discontinuance entered into by the Investment Adviser with the Attorney General of the State of New York on or about October 7, 2004, Trust does not have, and has not had during the six (6) months prior to the date of this Plan, any employees, and shall not hire any employees from and after the date of this Plan through the Closing Date.

      SECTION 3.5. Accountants. Selling Fund Auditors, which have reported upon the Selling Fund Financial Statements for the fiscal year or period, as applicable, ended on the date of the most recent financial statements included in the Selling Fund Financial Statements are independent registered public accountants as required by the Securities Act and the Exchange Act.

      SECTION 3.6. Binding Obligation. This Plan has been duly authorized and delivered by Trust on behalf of Selling Fund and, assuming this Plan has been duly approved by the shareholders of Selling Fund, constitutes the legal, valid and binding obligation of Trust enforceable against Trust in accordance with its terms from and with respect to the revenues and assets of Selling Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

      SECTION 3.7. No Breaches or Defaults. The adoption and delivery of this Plan by Trust on behalf of Selling Fund and performance by Trust of its obligations hereunder has been duly authorized by all necessary trust action on the part of Trust, other than approval by the shareholders of Selling Fund, and
(i) do not, and on the Closing Date will not, result in any violation of the Governing Documents of Trust and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Selling Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Trust is a party or by which it may be bound and which relates to the assets of Selling Fund or to which any property of Selling Fund may be subject; (B) any Permit (as defined below); or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Trust or any property of Selling Fund.

      SECTION 3.8. Permits. Trust has in full force and effect all approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of Governmental Authorities (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to Selling Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of Trust there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      SECTION 3.9. No Actions, Suits or Proceedings. There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Trust, threatened in writing or, if probable of assertion, orally, against Trust affecting any property, asset, interest or right of Selling Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Selling Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Trust's conduct of the business of Selling Fund affecting in any significant respect the conduct of such business. Trust is not, and has not been, to the knowledge of Trust, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Selling Fund, other than as has been disclosed to Trust's Board of Trustees.

      SECTION 3.10. Contracts. Trust is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and which involves or affects the assets of Selling Fund, by which the assets, business, or operations of Selling Fund may be bound or affected, or under which it or the assets, business or operations of Selling Fund receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of Trust there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

      SECTION 3.11. Properties and Assets. Selling Fund has good and marketable title to all properties and assets reflected in the Selling Fund Financial Statements as owned by it, free and clear of all Liens, except as described in the Selling Fund Financial Statements.

      SECTION 3.12. Taxes.

            (a) Selling Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Selling Fund has qualified for treatment as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. Selling Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (i) ensure continued qualification of Selling Fund for treatment as a "regulated investment company" for tax purposes and (ii) eliminate any tax liability of Selling Fund arising by reason of undistributed investment company taxable income or net capital gain, Trust will declare on or prior to the Valuation Date to the shareholders of Selling Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (A) all of Selling Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended October 31, 2004 and for the short taxable year beginning on November 1, 2004 and ending on the Closing Date and (B) all of Selling Fund's net capital gain recognized in its taxable year ended October 31, 2004 and in such short taxable year (after reduction for any capital loss carryover).

            (b) Selling Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Selling Fund Financial Statements for all Taxes in respect of all periods ended on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Selling Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Selling Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

      SECTION 3.13. Benefit and Employment Obligations. Except for the unfunded trustee retirement plan and the trustee deferred compensation plan, Selling Fund has no obligation to provide any post-retirement or post-employment benefit to any Person, including but not limited to under any Benefit Plan, and has no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person.

      SECTION 3.14. Voting Requirements. The Required Shareholder Vote is the only vote of the holders of any class of shares of Selling Fund necessary to approve this Plan.

      SECTION 3.15. State Takeover Statutes. No state takeover statute or similar statute or regulation applies or purports to apply to this Plan or any of the transactions contemplated by this Plan.

      SECTION 3.16. Books and Records. The books and records of Trust relating to Selling Fund, reflecting, among other things, the purchase and sale of Selling Fund Shares, the number of issued and outstanding shares owned by each Selling Fund Shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

      SECTION 3.17. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Selling Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      SECTION 3.18. No Distribution. Buying Fund Shares are not being acquired for the purpose of any distribution thereof, other than in accordance with the terms of this Plan.

      SECTION 3.19. Liabilities of Selling Fund. The Liabilities of Selling Fund that are to be assumed by Buying Fund in connection with the Reorganization, or to which the assets of Selling Fund to be transferred in the Reorganization are subject, were incurred by Selling Fund in the ordinary course of its business. The fair market value of the assets of Selling Fund to be transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities to be assumed by Buying Fund, plus the amount of Liabilities, if any, to which such transferred assets will be subject.

      SECTION 3.20. Shareholder Expenses. Selling Fund Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization.

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF BUYING FUND

      Trust, on behalf of Buying Fund, represents and warrants as follows:

      SECTION 4.1. Registration and Regulation of Buying Fund. Buying Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Buying Fund is in compliance in all material respects with the applicable investment policies and restrictions set forth in the Registration Statement. The value of the net assets of Buying Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Buying Fund and all purchases and redemptions of Buying Fund Shares have been effected at the net asset value per share calculated in such manner.

      SECTION 4.2. Buying Fund Financial Statements. The books of account and related records of Buying Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited Buying Fund Financial Statements present fairly in all material respects the financial position of Buying Fund as of the date(s) indicated and the results of operations and changes in net assets for the period(s) then ended in accordance with generally accepted accounting principles applied on a consistent basis for the period(s) then ended.

      SECTION 4.3. No Material Adverse Changes; Contingent Liabilities. Since the date of the Buying Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Buying Fund or the status of Buying Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Buying Fund or occurring in the ordinary course of business of Buying Fund or Trust. There are no contingent liabilities of Buying Fund not disclosed in the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles. Except as set forth on Schedule 4.3, no contingent liabilities of Buying Fund have arisen since the date of the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

      SECTION 4.4. Registration of Buying Fund Shares.

            (a) Buying Fund currently has those classes of shares that are set forth on Schedule 4.4(a). Under its Governing Documents, Trust is authorized to issue an unlimited number of shares of each such class.

            (b) Buying Fund Shares to be issued pursuant to Section 2.6 shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of Trust then in effect.

            (c) Buying Fund Shares to be issued pursuant to Section 2.6 are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of its Reorganization, Buying Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire shares of Buying Fund, except for the right of investors to acquire shares of Buying Fund at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

            (d) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus"), which forms a part of Trust's Registration Statement on Form N-14, shall be furnished to the shareholders of Selling Fund entitled to vote at the Shareholders Meeting in accordance with normal market practice for such transactions. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of Buying Fund, when they become effective, shall conform in all material respects to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

            (e) The shares of Buying Fund which have been or are being offered for sale (other than the Buying Fund Shares to be issued in connection with the Reorganization) have been duly registered under the Securities Act by the Registration Statement and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Trust to revoke or rescind any such registration or qualification.

      SECTION 4.5. Accountants. Buying Fund Auditors, which have reported upon the Buying Fund Financial Statements for the fiscal year or period, as applicable, ended on the date of the most recent financial statements included in the Buying Fund Financial Statements are independent registered public accountants as required by the Securities Act and the Exchange Act.

      SECTION 4.6. Binding Obligation. This Plan has been duly authorized and delivered by Trust on behalf of Buying Fund and, assuming this Plan has been duly authorized and delivered by Trust, on behalf of Selling Fund, constitutes the legal, valid and binding obligation of Trust, enforceable against Trust in accordance with its terms from and with respect to the revenues and assets of Buying Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

      SECTION 4.7. No Breaches or Defaults. The execution and delivery of this Plan by Trust on behalf of Buying Fund and performance by Trust of its obligations hereunder have been duly authorized by all necessary trust action on the part of Trust and (i) do not, and on the Closing Date will not, result in any violation of the Governing Documents and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Buying Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Trust is a party or by which it may be bound and which relates to the assets of Buying Fund or to which any properties of Buying Fund may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Trust or any property of Buying Fund.

      SECTION 4.8. Permits. Trust has in full force and effect all Permits necessary for it to conduct its business as presently conducted as it relates to Buying Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of Trust there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      SECTION 4.9. No Actions, Suits or Proceedings. There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Trust, threatened in writing or, if probable of assertion, orally, against Trust, affecting any property, asset, interest or right of Buying Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Buying Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Trust's conduct of the business of Buying Fund affecting in any significant respect the conduct of such business. Trust is not, and has not been, to the knowledge of Trust, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Buying Fund, other than as has been disclosed to Trust's Board of Trustees.

      SECTION 4.10. Taxes.

            (a) Buying Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Buying Fund has qualified for treatment as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will satisfy the requirements of Part I of Subchapter M of the Code to maintain such qualification for its current taxable year. Buying Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

            (b) Buying Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Buying Fund Financial Statements for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Buying Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Buying Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

      SECTION 4.11. Representations Concerning the Reorganization.

            (a) There is no plan or intention by Trust or any person related to Trust to acquire or redeem any of the Buying Fund Shares issues in the Reorganization either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Buying Fund's business as an open-end investment company as required by the Investment Company Act.

            (b) Buying Fund has no plan or intention to sell or otherwise dispose of any of the assets of Selling Fund acquired in the Reorganization, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code; provided, however, that this Section 4.11(b) shall not preclude any of the reorganizations of funds set forth on Schedule 4.11(b).

            (c) Following the Reorganization, Buying Fund will continue an "historic business" of Selling Fund or use a significant portion of Selling Fund's "historic business assets" in a business. For purposes of this representation, the terms "historic business" and "historic business assets" shall have the meanings ascribed to them in Section 1.368-1(d) of the Treasury Regulations; provided, however, that this Section 4.11(c) shall not preclude any of the reorganizations of funds set forth on Schedule 4.11(b).

            (d) Prior to or in the Reorganization, neither Buying Fund nor any person related to Buying Fund (for purposes of this paragraph as defined in Section 1.368-1(e)(3) of the Treasury Regulations) will have acquired directly or through any transaction, agreement or arrangement with any other person, shares of Selling Fund with consideration other than shares of Buying Fund.

      SECTION 4.12. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Buying Fund as of the date on which it was issued does not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                   ARTICLE 4A

                 CONDITIONS PRECEDENT WITH RESPECT TO EACH FUND

            Trust's obligations to implement this Plan on each Fund's behalf shall be subject to satisfaction of the following conditions on or before the Closing Date, any one or more of which Trust may waive:

      SECTION 4A.1 No Governmental Actions. There is no pending action, suit or proceeding, nor, to the knowledge of Trust, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against Trust before any Governmental Authority which questions the validity or legality of this Plan or of the transactions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

      SECTION 4A.2 No Brokers. No broker, finder or similar intermediary has acted for or on behalf of Trust in connection with this Plan or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Trust or any action taken by it.

      SECTION 4A.3 Value of Shares. The fair market value of the shares of each class of Buying Fund received by Selling Fund Shareholders in the Reorganization will be approximately equal, as of the Effective Time, to the fair market value of the shares of each corresponding class of Selling Fund to be constructively surrendered in exchange therefor. The fair market value of the assets of Buying Fund will exceed the amount of its liabilities immediately after the exchange.

      SECTION 4A.4 Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount. No consideration other than Buying Fund Shares (and Buying Fund's assumption of Selling Fund's Liabilities, including for this purpose any liabilities to which the assets of Selling Fund are subject) will be given in exchange for the assets of Selling Fund acquired by Buying Fund in connection with the Reorganization. The fair market value of the assets of Selling Fund transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities assumed by Buying Fund, plus the amount of liabilities, if any, to which such transferred assets are subject.

      SECTION 4A.5 Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date and any that must be made after the Closing Date to comply with Section 2.5 of this Plan, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by Trust in connection with the due adoption by Trust of this Plan and the consummation by Trust of the transactions contemplated hereby.

      SECTION 4A.6 No Bankruptcy Proceedings. Trust is not, with respect to either Fund, under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                                    ARTICLE 5

                                    COVENANTS

      SECTION 5.1. Conduct of Business.

            (a) From the date of this Plan up to and including the Closing Date (or, if earlier, the date upon which this Plan is terminated pursuant to Article
7), Trust shall conduct the business of Selling Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Selling Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(a) shall not preclude any of the reorganizations of funds set forth on
Schedule 4.11(b).

            (b) From the date of this Plan up to and including the Closing Date (or, if earlier, the date upon which this Plan is terminated pursuant to Article
7), Trust shall conduct the business of Buying Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Buying Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(b) shall not preclude any of the reorganizations of funds set forth on
Schedule 4.11(b).

      SECTION 5.2. Expenses. Shareholders shall bear the costs and expenses incurred in connection with this Plan and the Reorganization and other transactions contemplated hereby.

      SECTION 5.3. Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganization, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganization.

      SECTION 5.4. Consents, Approvals and Filings. Trust shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganization and the other transactions contemplated by this Plan. In addition, Trust shall use its reasonable best efforts (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganization and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganization and the other transactions contemplated herein. Trust shall use reasonable efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

      SECTION 5.5. Submission of Plan to Shareholders. Trust shall take all action necessary in accordance with applicable law and its Governing Documents to convene the Shareholders Meeting. Trust shall, through its Board of Trustees, recommend to the shareholders of Selling Fund approval of this Plan. Trust shall use its reasonable best efforts to hold a Shareholders Meeting as soon as practicable after the date hereof.

                                    ARTICLE 6

               FURTHER CONDITIONS PRECEDENT TO THE REORGANIZATION

      SECTION 6.1. Further Conditions Precedent with respect to Both Funds. The obligation of Trust to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by Trust.

            (a) The representations and warranties of Trust on behalf of Selling Fund and Buying Fund set forth in this Plan shall be true and correct in all material respects as of the date of this Plan and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

            (b) Trust shall have complied with and satisfied in all material respects all agreements and conditions relating to Selling Fund and Buying Fund set forth herein to be performed or satisfied at or prior to the Closing Date.

            (c) There shall be delivered at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of Trust, in such individual's capacity as an officer of Trust and not as an individual, to the effect that the conditions specified in Sections 6.1(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary (in such capacity) of Trust certifying as to the accuracy and completeness of the attached Governing Documents of Trust, and resolutions, consents and authorizations of or regarding Trust with respect to the execution and delivery of this Plan and the transactions contemplated hereby.

            (d) The dividend or dividends described in the last sentence of
Section 3.13(a) shall have been declared.

            (e) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from Governmental Authorities in connection with the execution and delivery of this Plan and the consummation of the transactions contemplated herein by Trust shall have been made or obtained, as the case may be; provided, however, that such consents, approvals, permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (f) This Plan, the Reorganization of Selling Fund and related matters shall have been approved and adopted at the Shareholders Meeting by the shareholders of Selling Fund on the record date by the Required Shareholder Vote.

            (g) The assets of Selling Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Selling Fund immediately prior to the Reorganization. For purposes of this Section 6.1(g), assets used by Selling Fund to pay the expenses it incurs in connection with this Plan and the Reorganization and to effect all shareholder redemptions and distributions (other than regular, normal dividends and regular, normal redemptions pursuant to the Investment Company Act, and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of Selling Fund's business as a series of an open-end management investment company) after the date of this Plan shall be included as assets of Selling Fund held immediately prior to the Reorganization.

            (h) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated.

            (i) The Registration Statement on Form N-14 filed by Trust with respect to Buying Fund Shares to be issued to Selling Fund Shareholders in connection with the Reorganization shall have become effective under the Securities Act and shall include an undertaking therein to file the opinion referenced in Section 6.1(j) as a post-effective amendment to such Registration Statement after the Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

            (j) Trust shall have received on or before the Closing Date an opinion of Counsel in form and substance reasonably acceptable to Trust, as to the matters set forth on Schedule 6.1(j). In rendering such opinion, Counsel may request and rely upon representations contained in certificates of officers of Trust and others, and the officers of Trust shall use their best efforts to make available such truthful certificates.

                                    ARTICLE 7

                               TERMINATION OF PLAN

      SECTION 7.1. Termination. This Plan may be terminated by Trust on or prior to the Closing Date as follows:

            (a) if circumstances develop that, in its judgment, make proceeding with the Reorganization inadvisable for either Fund;

            (b) if the Closing Date shall not be on or before the Termination Date;

            (c) if, upon a vote at the Shareholders Meeting or any final adjournment thereof, the Required Shareholder Vote shall not have been obtained as contemplated by Section 5.5; or

            (d) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable.

      SECTION 7.2. Survival After Termination. If this Plan is terminated in accordance with Section 7.1 hereof and the Reorganization of Selling Fund is not consummated, this Plan shall become void and of no further force and effect with respect to the Reorganization and Selling Fund, except for the provisions of
Section 5.2.

                                    ARTICLE 8

                                  MISCELLANEOUS

      SECTION 8.1. Survival of Representations, Warranties and Covenants. The representations and warranties in this Plan, and the covenants in this Plan that are required to be performed at or prior to the Closing Date, shall terminate upon the consummation of the transactions contemplated hereunder. The covenants in this Plan that are required to be performed in whole or in part subsequent to the Closing Date shall survive the consummation of the transactions contemplated hereunder for a period of one (1) year following the Closing Date.

      SECTION 8.2. Governing Law. This Plan shall be construed and interpreted according to the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state.

      SECTION 8.3. Binding Effect, Persons Benefiting, No Assignment. This Plan shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Plan is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Plan or any part hereof.

Without the prior written consent of the parties hereto, this Plan may not be assigned by any of the parties hereto.

      SECTION 8.4. Obligations of Trust. Trust hereby acknowledges and agrees that each of Buying Fund and Selling Fund is a separate investment portfolio of Trust, that Trust is executing this Plan on behalf of each of Buying Fund and Selling Fund, and that any amounts payable by Trust under or in connection with this Plan shall be payable solely from the revenues and assets of Buying Fund or Selling Fund, as applicable. Trust further acknowledges and agrees that this Plan has been executed by a duly authorized officer of Trust in his or her capacity as an officer of Trust intending to bind Trust as provided herein, and that no officer, trustee or shareholder of Trust shall be personally liable for the liabilities or obligation of Trust incurred hereunder. Finally, Trust acknowledges and agrees that the liabilities and obligations of Selling Fund pursuant to this Plan shall be enforceable against the assets of Buying Fund or Selling Fund, as applicable, only and not against the assets of Trust generally or assets belonging to any other series of Trust.

      SECTION 8.5. Amendments. This Plan may not be amended, altered or modified except with the approval of Trust's Board of Trustees.

      SECTION 8.6. Entire Plan; Exhibits and Schedules. This Plan, including the Exhibits, Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

      SECTION 8.7. Successors and Assigns; Assignment. This Plan shall be binding upon and inure to the benefit of Trust, on behalf of Selling Fund, and Trust, on behalf of Buying Fund, and their respective successors and permitted assigns.

                                    EXHIBIT A

                      EXCLUDED LIABILITIES OF SELLING FUND

None.

                                  SCHEDULE 2.1

CLASSES OF SHARES OF SELLING FUND AND CORRESPONDING CLASSES OF SHARES OF BUYING FUND

                                                           Corresponding Classes of
Classes of Shares of Selling Fund                           Shares of Buying Fund
---------------------------------                          ------------------------
    AIM Emerging Growth Fund                               AIM Aggressive Growth
                                                                     Fund
         Class A Shares                                         Class A Shares
         Class B Shares                                         Class B Shares
         Class C Shares                                         Class C Shares

                                  SCHEDULE 3.3

                 CERTAIN CONTINGENT LIABILITIES OF SELLING FUND

None.

                                  SCHEDULE 4.3

                  CERTAIN CONTINGENT LIABILITIES OF BUYING FUND

None.

                                 SCHEDULE 4.4(a)

                        CLASSES OF SHARES OF BUYING FUND

Classes of Shares of Buying Fund
   AIM Aggressive Growth Fund
        Class A Shares
        Class B Shares
        Class C Shares
        Class R Shares
      Institutional Class Shares

                                SCHEDULE 4.11(b)

                       PERMITTED REORGANIZATIONS OF FUNDS

AIM Balanced Fund into AIM Basic Balanced Fund

AIM Libra Fund into AIM Aggressive Growth Fund

AIM Health Sciences Fund into AIM Global Health Care Fund

AIM Total Return Fund into AIM Basic Balanced Fund

AIM Dent Demographic Trends Fund into AIM Weingarten Fund

AIM Mid-Cap Stock Fund into AIM Capital Development Fund

AIM Core Stock Fund into AIM Diversified Dividend Fund

                                 SCHEDULE 6.1(j)

                                  TAX OPINIONS

      (i) The transfer of the assets of Selling Fund to Buying Fund in exchange solely for Buying Fund Shares distributed directly to Selling Fund Shareholders and Buying Fund's assumption of the Liabilities, as provided in the Plan, will constitute a "reorganization" within the meaning of Section 368(a) of the Code and Selling Fund and Buying Fund will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

      (ii) In accordance with Section 361(a) and Section 361(c)(1) of the Code, no gain or loss will be recognized by Selling Fund on the transfer of its assets to Buying Fund solely in exchange for Buying Fund Shares and Buying Fund's assumption of the Liabilities or on the distribution of Buying Fund Shares to Selling Fund Shareholders.

      (iii) In accordance with Section 1032 of the Code, no gain or loss will be recognized by Buying Fund upon the receipt of assets of Selling Fund in exchange for Buying Fund Shares issued directly to Selling Fund Shareholders.

      (iv) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by Selling Fund Shareholders on the receipt of Buying Fund Shares in exchange for Selling Fund Shares.

      (v) In accordance with Section 362(b) of the Code, the basis to Buying Fund of the assets of Selling Fund will be the same as the basis of such assets in the hands of Selling Fund immediately prior to the Reorganization.

      (vi) In accordance with Section 358(a) of the Code, a Selling Fund Shareholder's basis for Buying Fund Shares received by the Selling Fund Shareholder will be the same as his or her basis for Selling Fund Shares exchanged therefor.

      (vii) In accordance with Section 1223(1) of the Code, a Selling Fund Shareholder's holding period for Buying Fund Shares will be determined by including such Selling Fund Shareholder's holding period for Selling Fund Shares exchanged therefor, provided that such Selling Fund Shareholder held such Selling Fund Shares as a capital asset.

      (viii) In accordance with Section 1223(2) of the Code, the holding period with respect to the assets of Selling Fund transferred to Buying Fund in the Reorganization will include the holding period for such assets in the hands of Selling Fund.

      (ix) In accordance with Section 381(a)(2) of the Code, Buying Fund will succeed to and take into account the items of Selling Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381 through 384 of the Code and the Treasury Regulations thereunder.

                                                                    APPENDIX II

                                    AGREEMENT

                                       AND

                             PLAN OF REORGANIZATION

                                       FOR

                                 AIM LIBRA FUND,

                             A SEPARATE PORTFOLIO OF

                              AIM INVESTMENT FUNDS

                                 MARCH 22, 2005

                                TABLE OF CONTENTS

                                                                                                         Page
                                                                                                         ----
ARTICLE 1 DEFINITIONS...............................................................................       1
         SECTION 1.1.    Definitions................................................................       1

ARTICLE 2 TRANSFER OF ASSETS........................................................................       5
         SECTION 2.1.    Reorganization of Selling Fund.............................................       5
         SECTION 2.2.    Computation of Net Asset Value.............................................       5
         SECTION 2.3.    Valuation Date.............................................................       5
         SECTION 2.4.    Delivery...................................................................       6
         SECTION 2.5.    Termination of Series and Redemption of Selling Fund Shares................       6
         SECTION 2.6.    Issuance of Buying Fund Shares.............................................       6
         SECTION 2.7.    Investment Securities......................................................       6
         SECTION 2.8.    Liabilities................................................................       7

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER..................................................       7
         SECTION 3.1.    Organization; Authority....................................................       7
         SECTION 3.2.    Registration and Regulation of Seller......................................       7
         SECTION 3.3.    Financial Statements.......................................................       7
         SECTION 3.4.    No Material Adverse Changes; Contingent Liabilities........................       8
         SECTION 3.5.    Selling Fund Shares; Business Operations...................................       8
         SECTION 3.6.    Accountants................................................................       8
         SECTION 3.7.    Binding Obligation.........................................................       9
         SECTION 3.8.    No Breaches or Defaults....................................................       9
         SECTION 3.9.    Authorizations or Consents.................................................       9
         SECTION 3.10.   Permits....................................................................       9
         SECTION 3.11.   No Actions, Suits or Proceedings...........................................      10
         SECTION 3.12.   Contracts..................................................................      10
         SECTION 3.13.   Properties and Assets......................................................      10
         SECTION 3.14.   Taxes......................................................................      10
         SECTION 3.15.   Benefit and Employment Obligations.........................................      11
         SECTION 3.16.   Brokers....................................................................      11
         SECTION 3.17.   Voting Requirements........................................................      11
         SECTION 3.18.   State Takeover Statutes....................................................      11
         SECTION 3.19.   Books and Records..........................................................      11
         SECTION 3.20.   Prospectus and Statement of Additional Information.........................      12
         SECTION 3.21.   No Distribution............................................................      12
         SECTION 3.22.   Liabilities of Selling Fund................................................      12
         SECTION 3.23.   Value of Shares............................................................      12
         SECTION 3.24.   Shareholder Expenses.......................................................      12
         SECTION 3.25.   Intercompany Indebtedness; Consideration...................................      12

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER...................................................      12
         SECTION 4.1.    Organization; Authority....................................................      12
         SECTION 4.2.    Registration and Regulation of Buyer.......................................      12
         SECTION 4.3.    Financial Statements.......................................................      13

         SECTION 4.4.    No Material Adverse Changes; Contingent Liabilities........................      13
         SECTION 4.5.    Registration of Buying Fund Shares.........................................      13
         SECTION 4.6.    Accountants................................................................      14
         SECTION 4.7.    Binding Obligation.........................................................      14
         SECTION 4.8.    No Breaches or Defaults....................................................      14
         SECTION 4.9.    Authorizations or Consents.................................................      15
         SECTION 4.10.   Permits....................................................................      15
         SECTION 4.11.   No Actions, Suits or Proceedings...........................................      15
         SECTION 4.12.   Taxes......................................................................      15
         SECTION 4.13.   Brokers....................................................................      16
         SECTION 4.14.   Representations Concerning the Reorganization..............................      16
         SECTION 4.15.   Prospectus and Statement of Additional Information.........................      17
         SECTION 4.16.   Value of Shares............................................................      17
         SECTION 4.17.   Intercompany Indebtedness; Consideration...................................      17

ARTICLE 5 COVENANTS.................................................................................      17
         SECTION 5.1.    Conduct of Business........................................................      17
         SECTION 5.2.    Expenses...................................................................      18
         SECTION 5.3.    Further Assurances.........................................................      18
         SECTION 5.4.    Notice of Events...........................................................      18
         SECTION 5.5.    Consents, Approvals and Filings............................................      18
         SECTION 5.6.    Submission of Agreement to Shareholders....................................      19

ARTICLE 6 CONDITIONS PRECEDENT TO THE REORGANIZATION................................................      19
         SECTION 6.1.    Conditions Precedent of Buyer..............................................      19
         SECTION 6.2.    Mutual Conditions..........................................................      19
         SECTION 6.3.    Conditions Precedent of Seller.............................................      21

ARTICLE 7 TERMINATION OF AGREEMENT..................................................................      21
         SECTION 7.1.    Termination................................................................      21
         SECTION 7.2.    Survival After Termination.................................................      22

ARTICLE 8 MISCELLANEOUS.............................................................................      22
         SECTION 8.1.    Survival of Representations, Warranties and Covenants......................      22
         SECTION 8.2.    Governing Law..............................................................      22
         SECTION 8.3.    Binding Effect, Persons Benefiting, No Assignment..........................      22
         SECTION 8.4.    Obligations of Buyer and Seller............................................      22
         SECTION 8.5.    Amendments.................................................................      23
         SECTION 8.6.    Enforcement................................................................      23
         SECTION 8.7.    Interpretation.............................................................      23
         SECTION 8.8.    Counterparts...............................................................      23
         SECTION 8.9.    Entire Agreement; Exhibits and Schedules...................................      23
         SECTION 8.10.   Notices....................................................................      23
         SECTION 8.11.   Representations by Investment Adviser......................................      24
         SECTION 8.12.   Successors and Assigns; Assignment.........................................      25

EXHIBIT A             Excluded Liabilities of Selling Fund
SCHEDULE 2.1          Classes of Shares of Selling Fund and Corresponding
                      Classes of Shares of Buying Fund
SCHEDULE 3.4          Certain Contingent Liabilities of Selling Fund
SCHEDULE 4.4          Certain Contingent Liabilities of Buying Fund
SCHEDULE 4.5(a)       Classes of Shares of Buying Fund
SCHEDULE 4.14(b)      Permitted Reorganizations of Funds
SCHEDULE 6.2(f)       Tax Opinions

                      AGREEMENT AND PLAN OF REORGANIZATION

      AGREEMENT AND PLAN OF REORGANIZATION, dated as of March 22, 2005 (this "Agreement"), by and among AIM Investment Funds, a Delaware statutory trust ("Seller"), acting on behalf of AIM Libra Fund ("Selling Fund"), a separate series of Seller, AIM Equity Funds, a Delaware statutory trust ("Buyer"), acting on behalf of AIM Aggressive Growth Fund ("Buying Fund"), a separate series of Buyer, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH

      WHEREAS, Seller is a management investment company registered with the SEC (as defined below) under the Investment Company Act (as defined below) that offers separate series of its shares representing interests in its investment portfolios, including Selling Fund, for sale to the public; and

      WHEREAS, Buyer is a management investment company registered with the SEC under the Investment Company Act that offers separate series of its shares representing interests in investment portfolios, including Buying Fund, for sale to the public; and

      WHEREAS, Seller desires to provide for the reorganization of Selling Fund through the transfer of all of its assets to Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities (as defined below) of Selling Fund and the issuance by Buyer of shares of Buying Fund in the manner set forth in this Agreement; and

      WHEREAS, the Investment Adviser (as defined below) serves as the investment adviser to both Buying Fund and Selling Fund and is making certain representations, warranties and agreements set forth in this Agreement; and

      WHEREAS, this Agreement is intended to be and is adopted by the parties hereto as a Plan of Reorganization within the meaning of the regulations under
Section 368(a) of the Code (as defined below).

      NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained in this Agreement, Seller and Buyer agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

      SECTION 1.1. Definitions. For all purposes in this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

      "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

      "Affiliated Person" means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

      "Agreement" means this Agreement and Plan of Reorganization, together with all exhibits and schedules attached hereto and all amendments hereto and thereof.

      "Applicable Law" means the applicable laws of the state of Delaware and shall include the Delaware Statutory Trust Act.

      "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by Seller on behalf of Selling Fund, or otherwise providing benefits to any current or former employee, officer or director/trustee of Seller.

      "Buyer" means AIM Equity Funds, a Delaware statutory trust.

      "Buyer Counsel" means Ballard Spahr Andrews & Ingersoll, LLP.

      "Buyer Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of Buying Fund.

      "Buyer Registration Statement" means the registration statement on Form N-1A of Buyer, as amended, 1940 Act Registration No. 811-1424.

      "Buying Fund" means AIM Aggressive Growth Fund, a separate series of
Buyer.

      "Buying Fund Auditors" means Ernst & Young LLP.

      "Buying Fund Financial Statements" means the audited financial statements of Buying Fund for the fiscal year ended October 31, 2004.

      "Buying Fund Shares" means shares of each class of Buying Fund issued pursuant to Section 2.6 of this Agreement.

      "Closing" means the transfer of the assets of Selling Fund to Buying Fund, the assumption of all of Selling Fund's Liabilities by Buying Fund and the issuance of Buying Fund Shares directly to Selling Fund Shareholders as described in Section 2.1 of this Agreement.

      "Closing Date" means July 18, 2005, or such other date as the parties may mutually agree upon.

      "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto.

      "corresponding" means, when used with respect to a class of shares of Selling Fund or Buying Fund, the classes of their shares set forth opposite each other on Schedule 2.1.

      "Effective Time" means 8:00 a.m. Eastern Time on the Closing Date.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations adopted pursuant thereto.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted pursuant thereto.

      "Governing Documents" means the organic documents which govern the business and operations of each of Buyer and Seller and shall include, as applicable, Amended and Restated Agreement and Declaration of Trust, Amended and Restated Bylaws and Bylaws.

      "Governmental Authority" means any foreign, United States or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the NASD Regulation, Inc., the Commodity Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

      "Investment Adviser" means A I M Advisors, Inc.

      "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted pursuant thereto.

      "Liabilities" means all of the liabilities of any kind of Selling Fund, including without limitation all liabilities included in the calculation of the net asset value per share of each class of Selling Fund Shares on the Closing Date, but not including the excluded liabilities set forth on Exhibit A.

      "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

      "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

      "NYSE" means the New York Stock Exchange.

      "Permits" shall have the meaning set forth in Section 3.10 of this Agreement.

      "Person" means an individual or a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

      "Reorganization" means the acquisition of the assets of Selling Fund by Buying Fund in consideration of the assumption by Buying Fund of all of the Liabilities of Selling Fund and the issuance by Buyer of Buying Fund Shares directly to Selling Fund Shareholders as described in this Agreement, and the termination of Selling Fund's status as a designated series of shares of Seller.

      "Required Shareholder Vote" means, if a quorum is present, the affirmative vote of a majority of the shares cast at the Shareholders Meeting.

      "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted pursuant thereto.

      "Seller" means AIM Investment Funds, a Delaware statutory trust.

      "Seller Custodian" means State Street Bank and Trust acting in its capacity as custodian for the assets of Selling Fund.

      "Seller Registration Statement" means the registration statement on Form N-1A of Seller, as amended, 1940 Act Registration No. 811-05426.

      "Selling Fund" means AIM Libra Fund, a separate series of Seller.

      "Selling Fund Auditors" means PricewaterhouseCoopers LLP.

      "Selling Fund Financial Statements" means the audited financial statements of Selling Fund for the fiscal year ended October 31, 2004.

      "Selling Fund Shareholders" means the holders of record of the outstanding shares of each class of Selling Fund as of the close of regular trading on the NYSE on the Valuation Date.

      "Selling Fund Shares" means the outstanding shares of each class of Selling Fund.

      "Shareholders Meeting" means a meeting of the shareholders of Selling Fund convened in accordance with Applicable Law and the Governing Documents of Seller to consider and vote upon the approval of this Agreement.

      "Tax" means any tax or similar governmental charge, impost or levy (including income taxes (including alternative minimum tax and estimated tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

      "Termination Date" means September 30, 2005, or such later date as the parties may mutually agree upon.

      "Treasury Regulations" means the Federal income tax regulations adopted pursuant to the Code.

      "Valuation Date" shall have the meaning set forth in Section 2.2 of this Agreement.

                                   ARTICLE 2

                               TRANSFER OF ASSETS

      SECTION 2.1. Reorganization of Selling Fund. At the Effective Time, all of the assets of Selling Fund shall be delivered to Buyer Custodian for the account of Buying Fund in exchange for the assumption by Buying Fund of all of the Liabilities of Selling Fund and delivery by Buyer directly to the holders of record as of the Effective Time of the issued and outstanding shares of each class of Selling Fund of a number of shares of each corresponding class of Buying Fund, as set forth on Schedule 2.1 (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of Selling Fund so transferred, assigned and delivered, all determined and adjusted as provided in Section 2.2 below. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all Liens.

      SECTION 2.2. Computation of Net Asset Value.

            (a) The net asset value per share of each class of Buying Fund Shares, and the value of the assets and the amount of the Liabilities of Selling Fund, shall, in each case, be determined as of the close of regular trading on the NYSE on the business day next preceding the Closing Date (the "Valuation Date").

            (b) The net asset value per share of each class of Buying Fund Shares shall be computed in accordance with the policies and procedures of Buying Fund as described in the Buyer Registration Statement.

            (c) The value of the assets and the amount of the Liabilities of Selling Fund to be transferred to Buying Fund pursuant to this Agreement shall be computed in accordance with the policies and procedures of Selling Fund as described in the Seller Registration Statement.

            (d) Subject to Sections 2.2(b) and (c) above, all computations of value regarding the assets and Liabilities of Selling Fund and the net asset value per share of each class of Buying Fund Shares to be issued pursuant to this Agreement shall be made by agreement of Seller and Buyer. The parties agree to use commercially reasonable efforts to resolve any material pricing differences between the prices of portfolio securities determined in accordance with their respective pricing policies and procedures.

      SECTION 2.3. Valuation Date. The share transfer books of Selling Fund will be permanently closed as of the close of business on the Valuation Date and only requests for the redemption of shares of Selling Fund received in proper form prior to the close of regular trading on the NYSE on the Valuation Date shall be accepted by Selling Fund. Redemption requests thereafter received by Selling Fund shall be deemed to be redemption requests for Buying Fund Shares of the corresponding class (assuming that the transactions contemplated by this Agreement have been consummated), to be distributed to Selling Fund Shareholders under this Agreement.

      SECTION 2.4. Delivery.

            (a) No later than three (3) business days preceding the Closing Date, Seller shall instruct Seller Custodian to transfer all assets held by Selling Fund to the account of Buying Fund maintained at Buyer Custodian. Such assets shall be delivered by Seller to Buyer Custodian on the Closing Date. The assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof. Cash held by Selling Fund shall be delivered on the Closing Date and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of Buying Fund at Buyer Custodian.

            (b) If, on the Closing Date, Selling Fund is unable to make delivery in the manner contemplated by Section 2.4(a) of securities held by Selling Fund for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to Selling Fund or its broker, then Buyer shall waive the delivery requirements of Section 2.4(a) with respect to said undelivered securities if Selling Fund has delivered to Buyer Custodian by or on the Closing Date, and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by Buyer or Buyer Custodian, including brokers' confirmation slips.

      SECTION 2.5. Termination of Series and Redemption of Selling Fund Shares. Following receipt of the Required Shareholder Vote and as soon as reasonably practicable after the Closing, the status of Selling Fund as a designated series of Seller shall be terminated and Seller shall redeem the outstanding shares of Selling Fund from Selling Fund Shareholders in accordance with its Governing Documents and all issued and outstanding shares of Selling Fund shall thereupon be canceled on the books of Seller.

      SECTION 2.6. Issuance of Buying Fund Shares. At the Effective Time, Selling Fund Shareholders holding shares of a class of Selling Fund shall be issued that number of full and fractional shares of the corresponding class of Buying Fund having a net asset value equal to the net asset value of such shares of such class of Selling Fund held by Selling Fund Shareholders on the Valuation Date in accordance with Sections 2.1 and 2.2. Seller shall provide instructions to the transfer agent of Buyer with respect to the shares of each class of Buying Fund to be issued to Selling Fund Shareholders. Buyer shall have no obligation to inquire as to the validity, propriety or correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct. Buyer shall record on its books the ownership of the shares of each class of Buying Fund by Selling Fund Shareholders and shall forward a confirmation of such ownership to Selling Fund Shareholders. No redemption or repurchase of such shares credited to former Selling Fund Shareholders in respect of Selling Fund Shares represented by unsurrendered share certificates shall be permitted until such certificates have been surrendered to Buyer for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to Buyer.

      SECTION 2.7. Investment Securities. On or prior to the Valuation Date, Seller shall deliver a list setting forth the securities Selling Fund then owned together with the respective

Federal income tax bases thereof and holding periods therefor. Seller shall provide to Buyer on or before the Valuation Date detailed tax basis accounting records for each security to be transferred to it pursuant to this Agreement. Such records shall be prepared in accordance with the requirements for specific identification tax lot accounting and clearly reflect the bases used for determination of gain and loss realized on the sale of any security transferred to Buying Fund hereunder. Such records shall be made available by Seller prior to the Valuation Date for inspection by the Treasurer (or his or her designee) or Buying Fund Auditors upon reasonable request.

      SECTION 2.8. Liabilities. Selling Fund shall use reasonable best efforts to discharge all of its known liabilities, so far as may be possible, prior to the Closing Date.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller, on behalf of Selling Fund, represents and warrants to Buyer as follows:

      SECTION 3.1. Organization; Authority. Seller is duly organized, validly existing and in good standing under Applicable Law, with all requisite trust power and authority to enter into this Agreement and perform its obligations hereunder.

      SECTION 3.2. Registration and Regulation of Seller. Seller is duly registered with the SEC as an investment company under the Investment Company Act and all Selling Fund Shares which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Seller to revoke or rescind any such registration or qualification. Selling Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Selling Fund is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in the Seller Registration Statement. The value of the net assets of Selling Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Selling Fund and all purchases and redemptions of Selling Fund Shares have been effected at the net asset value per share calculated in such manner.

      SECTION 3.3. Financial Statements. The books of account and related records of Selling Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited Selling Fund Financial Statements previously delivered to Buyer present fairly in all material respects the financial position of Selling Fund as of the date(s) indicated and the results of operations and changes in net assets for the period(s) then ended in accordance with generally accepted accounting principles applied on a consistent basis for the period(s) then ended.

      SECTION 3.4. No Material Adverse Changes; Contingent Liabilities. Since the date of the Selling Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Selling Fund or the status of Selling Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Selling Fund or occurring in the ordinary course of business of Selling Fund or Seller. Except as set forth on Schedule 3.4, there are no contingent liabilities of Selling Fund not disclosed in the Selling Fund Financial Statements and no contingent liabilities of Selling Fund have arisen since the date of the most recent financial statements included in the Selling Fund Financial Statements.

      SECTION 3.5. Selling Fund Shares; Business Operations.

            (a) Selling Fund Shares have been duly authorized and validly issued and are fully paid and non-assessable.

            (b) During the five-year period ending on the date of the Reorganization, neither Selling Fund nor any person related to Selling Fund (as defined in Section 1.368-1(e)(3) of the Treasury Regulations without regard to
Section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of Selling Fund for consideration other than shares of Selling Fund, except for shares redeemed in the ordinary course of Selling Fund's business as an open-end investment company as required by the Investment Company Act, or (ii) made distributions with respect to Selling Fund's shares, except for (a) distributions necessary to satisfy the requirements of Sections 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in Selling Fund on the Effective Date.

            (c) At the time of its Reorganization, Selling Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Selling Fund Shares, except for the right of investors to acquire Selling Fund Shares at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

            (d) Except for the Senior Officer Seller is required to employ pursuant to the Assurance of Discontinuance entered into with the Attorney General of the State of New York on or about October 7, 2004, Seller does not have, and has not had during the six (6) months prior to the date of this Agreement, any employees, and shall not hire any employees from and after the date of this Agreement through the Closing Date.

      SECTION 3.6. Accountants. Selling Fund Auditors, which have reported upon the Selling Fund Financial Statements for the fiscal year or period, as applicable, ended on the date of the most recent financial statements included in the Selling Fund Financial Statements are independent registered public accountants as required by the Securities Act and the Exchange Act.

      SECTION 3.7. Binding Obligation. This Agreement has been duly authorized, executed and delivered by Seller on behalf of Selling Fund and, assuming this Agreement has been duly executed and delivered by Buyer and approved by the shareholders of Selling Fund, constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms from and with respect to the revenues and assets of Selling Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

      SECTION 3.8. No Breaches or Defaults. The execution and delivery of this Agreement by Seller on behalf of Selling Fund and performance by Seller of its obligations hereunder has been duly authorized by all necessary trust action on the part of Seller, other than approval by the shareholders of Selling Fund, and
(i) do not, and on the Closing Date will not, result in any violation of the Governing Documents of Seller and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Selling Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Seller is a party or by which it may be bound and which relates to the assets of Selling Fund or to which any property of Selling Fund may be subject; (B) any Permit (as defined below); or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Seller or any property of Selling Fund. Seller is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

      SECTION 3.9. Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date and those that must be made after the Closing Date to comply with Section 2.5 of this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by Seller in connection with the due execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby.

      SECTION 3.10. Permits. Seller has in full force and effect all approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of Governmental Authorities (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to Selling Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of Seller there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      SECTION 3.11. No Actions, Suits or Proceedings.

            (a) There is no pending action, suit or proceeding, nor, to the knowledge of Seller, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against Seller before any Governmental Authority which questions the validity or legality of this Agreement or of the actions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

            (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Seller, threatened in writing or, if probable of assertion, orally, against Seller affecting any property, asset, interest or right of Selling Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Selling Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Seller's conduct of the business of Selling Fund affecting in any significant respect the conduct of such business. Seller is not, and has not been, to the knowledge of Seller, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Selling Fund, other than as has been disclosed to Seller's Board of Trustees.

      SECTION 3.12. Contracts. Seller is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and which involves or affects the assets of Selling Fund, by which the assets, business, or operations of Selling Fund may be bound or affected, or under which it or the assets, business or operations of Selling Fund receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of Seller there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

      SECTION 3.13. Properties and Assets. Selling Fund has good and marketable title to all properties and assets reflected in the Selling Fund Financial Statements as owned by it, free and clear of all Liens, except as described in the Selling Fund Financial Statements.

      SECTION 3.14. Taxes.

            (a) Selling Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Selling Fund has qualified for treatment as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. Selling Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (i) ensure continued qualification of Selling Fund for treatment as a "regulated investment company" for tax purposes and (ii) eliminate any tax liability of Selling Fund arising by reason of undistributed investment company taxable income or net capital gain, Seller will declare on or prior to the Valuation Date to the shareholders of Selling Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (A) all of Selling Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended October 31, 2004 and for the short taxable year beginning on November 1, 2004 and ending on the Closing Date and (B) all of Selling Fund's net capital gain recognized in its taxable year ended October 31, 2004 and in such short taxable year (after reduction for any capital loss carryover).

            (b) Selling Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Selling Fund Financial Statements for all Taxes in respect of all periods ended on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Selling Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Selling Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

      SECTION 3.15. Benefit and Employment Obligations. Except for the unfunded trustee retirement plan and the trustee deferred compensation plan, Selling Fund has no obligation to provide any post-retirement or post-employment benefit to any Person, including but not limited to under any Benefit Plan, and has no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person.

      SECTION 3.16. Brokers. No broker, finder or similar intermediary has acted for or on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Seller or any action taken by it.

      SECTION 3.17. Voting Requirements. The Required Shareholder Vote is the only vote of the holders of any class of shares of Selling Fund necessary to approve this Agreement.

      SECTION 3.18. State Takeover Statutes. No state takeover statute or similar statute or regulation applies or purports to apply to this Agreement or any of the transactions contemplated by this Agreement.

      SECTION 3.19. Books and Records. The books and records of Seller relating to Selling Fund, reflecting, among other things, the purchase and sale of Selling Fund Shares, the number of issued and outstanding shares owned by each Selling Fund Shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

      SECTION 3.20. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Selling Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      SECTION 3.21. No Distribution. Buying Fund Shares are not being acquired for the purpose of any distribution thereof, other than in accordance with the terms of this Agreement.

      SECTION 3.22. Liabilities of Selling Fund. The Liabilities of Selling Fund that are to be assumed by Buying Fund in connection with the Reorganization, or to which the assets of Selling Fund to be transferred in the Reorganization are subject, were incurred by Selling Fund in the ordinary course of its business. The fair market value of the assets of Selling Fund to be transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities to be assumed by Buying Fund, plus the amount of Liabilities, if any, to which such transferred assets will be subject.

      SECTION 3.23. Value of Shares. The fair market value of the shares of each class of Buying Fund received by Selling Fund Shareholders in the Reorganization will be approximately equal, as of the Effective Time, to the fair market value of the shares of each corresponding class of Selling Fund to be constructively surrendered in exchange therefor.

      SECTION 3.24. Shareholder Expenses. Selling Fund Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization.

      SECTION 3.25. Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between Seller and Buyer that was issued or acquired, or will be settled, at a discount. No consideration other than Buying Fund Shares (and Buying Fund's assumption of Selling Fund's Liabilities, including for this purpose any liabilities to which the assets of Selling Fund are subject) will be given in exchange for the assets of Selling Fund acquired by Buying Fund in connection with the Reorganization.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer, on behalf of Buying Fund, represents and warrants to Seller as follows:

      SECTION 4.1. Organization; Authority. Buyer is duly organized, validly existing and in good standing under Applicable Law, with all requisite corporate or trust power, as applicable, and authority to enter into this Agreement and perform its obligations hereunder.

      SECTION 4.2. Registration and Regulation of Buyer. Buyer is duly registered with the SEC as an investment company under the Investment Company Act. Buying Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Buying Fund is in compliance in all material respects with the applicable investment policies and restrictions set forth in the Buyer Registration Statement. The value of the net assets of Buying Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Buying Fund and all purchases and redemptions of Buying Fund Shares have been effected at the net asset value per share calculated in such manner.

      SECTION 4.3. Financial Statements. The books of account and related records of Buying Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited Buying Fund Financial Statements previously delivered to Seller present fairly in all material respects the financial position of Buying Fund as of the date(s) indicated and the results of operations and changes in net assets for the period(s) then ended in accordance with generally accepted accounting principles applied on a consistent basis for the period(s) then ended.

      SECTION 4.4. No Material Adverse Changes; Contingent Liabilities. Since the date of the Buying Fund Financial Statements, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Buying Fund or the status of Buying Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Buying Fund or occurring in the ordinary course of business of Buying Fund or Buyer. There are no contingent liabilities of Buying Fund not disclosed in the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles. Except as set forth on Schedule 4.4, no contingent liabilities of Buying Fund have arisen since the date of the most recent financial statements included in the Buying Fund Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

      SECTION 4.5. Registration of Buying Fund Shares.

            (a) Buying Fund currently has those classes of shares that are set forth on Schedule 4.5(a). Under its Governing Documents, Buyer is authorized to issue an unlimited number of shares of each such class.

            (b) Buying Fund Shares to be issued pursuant to Section 2.6 shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of Buyer then in effect.

            (c) Buying Fund Shares to be issued pursuant to Section 2.6 are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of its Reorganization, Buying Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire shares of Buying Fund, except for the right of investors to acquire shares of Buying Fund at net asset value in the normal course of its business as a series of an open-end management investment company operating under the Investment Company Act.

            (d) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus"), which forms a part of Buyer's Registration Statement on Form N-14, shall be furnished to the shareholders of Selling Fund entitled to vote at the Shareholders Meeting in accordance with normal market practice for such transactions. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of Buying Fund, when they become effective, shall conform in all material respects to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

            (e) The shares of Buying Fund which have been or are being offered for sale (other than the Buying Fund Shares to be issued in connection with the Reorganization) have been duly registered under the Securities Act by the Buyer Registration Statement and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Buyer to revoke or rescind any such registration or qualification.

      SECTION 4.6. Accountants. Buying Fund Auditors, which have reported upon the Buying Fund Financial Statements for the fiscal year or period, as applicable, ended on the date of the most recent financial statements included in the Buying Fund Financial Statements are independent registered public accountants as required by the Securities Act and the Exchange Act.

      SECTION 4.7. Binding Obligation. This Agreement has been duly authorized, executed and delivered by Buyer on behalf of Buying Fund and, assuming this Agreement has been duly executed and delivered by Seller, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms from and with respect to the revenues and assets of Buying Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

      SECTION 4.8. No Breaches or Defaults. The execution and delivery of this Agreement by Buyer on behalf of Buying Fund and performance by Buyer of its obligations hereunder have been duly authorized by all necessary trust action on the part of Buyer and (i) do not, and on the Closing Date will not, result in any violation of the Governing Documents of Buyer and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Buying Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Buyer is a party or by which it may be bound and which relates to the assets of Buying Fund or to which any properties of Buying Fund may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Buyer or any property of Buying Fund. Buyer is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

      SECTION 4.9. Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by Buyer in connection with the due execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby.

      SECTION 4.10. Permits. Buyer has in full force and effect all Permits necessary for it to conduct its business as presently conducted as it relates to Buying Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of Buyer there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      SECTION 4.11. No Actions, Suits or Proceedings.

            (a) There is no pending action, suit or proceeding, nor, to the knowledge of Buyer, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against Buyer before any Governmental Authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

            (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Buyer, threatened in writing or, if probable of assertion, orally, against Buyer, affecting any property, asset, interest or right of Buying Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Buying Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by any Governmental Authority relating to Buyer's conduct of the business of Buying Fund affecting in any significant respect the conduct of such business. Buyer is not, and has not been, to the knowledge of Buyer, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Buying Fund, other than as has been disclosed to Buyer's Board of Trustees.

      SECTION 4.12. Taxes.

            (a) Buying Fund has elected to be a regulated investment company under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code. Buying Fund has qualified for treatment as a regulated investment company for each taxable year since inception that has ended prior to the Closing Date and will satisfy the requirements of Part I of Subchapter M of the Code to maintain such qualification for its current taxable year. Buying Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

            (b) Buying Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the Buying Fund Financial Statements for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Buying Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Buying Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local or foreign Tax authority.

      SECTION 4.13. Brokers. No broker, finder or similar intermediary has acted for or on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Buyer or any action taken by it.

      SECTION 4.14. Representations Concerning the Reorganization.

            (a) There is no plan or intention by Buyer or any person related to Buyer to acquire or redeem any Buying Fund Shares issued in the Reorganization, except to the extent that Buying Fund is required by the Investment Company Act to redeem any of its shares presented for redemption at net asset value in the ordinary course of its business as an open-end, management investment company.

            (b) Buying Fund has no plan or intention to sell or otherwise dispose of any of the assets of Selling Fund acquired in the Reorganization, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code; provided, however, that this Section 4.14(b) shall not preclude any of the reorganizations of funds set forth on Schedule 4.14(b).

            (c) Following the Reorganization, Buying Fund will continue an "historic business" of Selling Fund or use a significant portion of Selling Fund's "historic business assets" in a business. For purposes of this representation, the terms "historic business" and "historic business assets" shall have the meanings ascribed to them in Section 1.368-1(d) of the Treasury Regulations; provided, however, that this Section 4.14(c) shall not preclude any of the reorganizations of funds set forth on Schedule 4.14(b).

            (d) Prior to or in the Reorganization, neither Buying Fund nor any person related to Buying Fund (for purposes of this paragraph as defined in Section 1.368-1(e)(3) of the Treasury Regulations) will have acquired directly or through any transaction, agreement or arrangement with any other person, shares of Selling Fund with consideration other than shares of Buying Fund. There is no plan or intention by Buying Fund to redeem, or by any person related to Buying Fund to acquire, any of the Buying Fund Shares issued in the Reorganization either directly or through any transaction, agreement or arrangement with any other person, other than redemptions in the ordinary course of Buying Fund's business as an open-end investment company as required by the Investment Company Act.

      SECTION 4.15. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Buying Fund as of the date on which it was issued does not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      SECTION 4.16. Value of Shares. The fair market value of the shares of each class of Buying Fund received by Selling Fund Shareholders in the Reorganization will be approximately equal, as of the Effective Time, to the fair market value of the shares of each corresponding class of Selling Fund to be constructively surrendered in exchange therefor.

      SECTION 4.17. Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between Seller and Buyer that was issued or acquired, or will be settled, at a discount. No consideration other than Buying Fund Shares (and Buying Fund's assumption of Selling Fund's Liabilities, including for this purpose any liabilities to which the assets of Selling Fund are subject) will be given in exchange for the assets of Selling Fund acquired by Buying Fund in connection with the Reorganization. The fair market value of the assets of Selling Fund transferred to Buying Fund in the Reorganization will equal or exceed the sum of the Liabilities assumed by Buying Fund, plus the amount of liabilities, if any, to which such transferred assets are subject.

                                    ARTICLE 5

                                    COVENANTS

      SECTION 5.1. Conduct of Business.

            (a) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), Seller shall conduct the business of Selling Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Selling Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(a) shall not preclude any of the reorganizations of funds set forth on
Schedule 4.14(b).

            (b) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 7), Buyer shall conduct the business of Buying Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of Buying Fund in the ordinary course in all material respects; provided, however, that this Section 5.1(b) shall not preclude any of the reorganizations of funds set forth on Schedule 4.14(b).

      SECTION 5.2. Expenses. Buying Fund shall bear all of its costs and expenses incurred in connection with this Agreement and the Reorganization without any reimbursement therefor. Prior to the submission of the Agreement to the Boards of Trustees of Buyer and Seller for approval, the Investment Adviser, in the ordinary course of its business as a registered investment advisor operating under the Advisors Act, agreed to bear 50% of the costs and expenses of Selling Fund incurred in connection with this Agreement and the Reorganization and other transactions contemplated hereby; provided that any such expenses incurred by Selling Fund shall not be reimbursed or paid for by the Investment Advisor or any other Person unless those expenses are solely and directly related to the Reorganization.

      SECTION 5.3. Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganization, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganization.

      SECTION 5.4. Notice of Events. Buyer shall give prompt notice to Seller, and Seller shall give prompt notice to Buyer, of (a) the occurrence or non-occurrence of any event which to the knowledge of Buyer or to the knowledge of Seller would be likely to result in any of the conditions specified in (i) in the case of Seller, Sections 6.1 and 6.2 or (ii) in the case of Buyer, Sections
6.2 and 6.3, not being satisfied so as to permit the consummation of the Reorganization and (b) any material failure on its part, or on the part of the other party hereto of which it has knowledge, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.5 shall not limit or otherwise affect the remedies available hereunder to any party.

      SECTION 5.5. Consents, Approvals and Filings. Each of Seller and Buyer shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganization and the other transactions contemplated by this Agreement. In addition, each of Seller and Buyer shall use its reasonable best efforts, and shall cooperate fully with each other (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganization and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganization and the other transactions contemplated herein. Each of Seller and Buyer shall use reasonable efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

      SECTION 5.6. Submission of Agreement to Shareholders. Seller shall take all action necessary in accordance with applicable law and its Governing Documents to convene the Shareholders Meeting. Seller shall, through its Board of Trustees, recommend to the shareholders of Selling Fund approval of this Agreement. Seller shall use its reasonable best efforts to hold a Shareholders Meeting as soon as practicable and advisable after the date hereof.

                                    ARTICLE 6

                   CONDITIONS PRECEDENT TO THE REORGANIZATION

      SECTION 6.1. Conditions Precedent of Buyer. The obligation of Buyer to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by Buyer.

            (a) The representations and warranties of Seller on behalf of Selling Fund set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

            (b) Seller shall have complied with and satisfied in all material respects all agreements and conditions relating to Selling Fund set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

            (c) Buyer shall have received at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of Seller, in such individual's capacity as an officer of Seller and not as an individual, to the effect that the conditions specified in Sections 6.1(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary (in such capacity) of Seller certifying as to the accuracy and completeness of the attached Governing Documents of Seller, and resolutions, consents and authorizations of or regarding Seller with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

            (d) The dividend or dividends described in the last sentence of
Section 3.14(a) shall have been declared.

            (e) Buyer shall have received from Seller confirmations or other adequate evidence as to the tax costs and holding periods of the assets and property of Selling Fund transferred to Buying Fund in accordance with the terms of this Agreement.

            (f) To the extent applicable, the Investment Adviser shall have terminated or waived, in either case in writing, any rights to reimbursement from Selling Fund to which it is entitled for fees and expenses absorbed by the Investment Adviser pursuant to voluntary and contractual fee waiver or expense limitation commitments between the Investment Adviser and Selling Fund.

      SECTION 6.2. Mutual Conditions. The obligations of Seller and Buyer to consummate the Reorganization are subject to the satisfaction, at or prior to the Closing Date, of all of the following further conditions, any one or more of which may be waived in writing by Seller and Buyer, but only if and to the extent that such waiver is mutual.

            (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from, Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein by Seller and Buyer shall have been made or obtained, as the case may be; provided, however, that such consents, approvals, permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

            (b) This Agreement, the Reorganization of Selling Fund and related matters shall have been approved and adopted at the Shareholders Meeting by the shareholders of Selling Fund on the record date by the Required Shareholder Vote.

            (c) The assets of Selling Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Selling Fund immediately prior to the Reorganization. For purposes of this Section 6.2(c), assets used by Selling Fund to pay the expenses it incurs in connection with this Agreement and the Reorganization and to effect all shareholder redemptions and distributions (other than regular, normal dividends and regular, normal redemptions pursuant to the Investment Company Act, and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of Selling Fund's business as a series of an open-end management investment company) after the date of this Agreement shall be included as assets of Selling Fund held immediately prior to the Reorganization.

            (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated.

            (e) The Registration Statement on Form N-14 filed by Buyer with respect to Buying Fund Shares to be issued to Selling Fund Shareholders in connection with the Reorganization shall have become effective under the Securities Act and shall include an undertaking therein to file the opinion referenced in Section 6.2(f) as a post-effective amendment to such Registration Statement after the Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

            (f) Seller and Buyer shall have received on or before the Closing Date an opinion of Buyer Counsel in form and substance reasonably acceptable to Seller and Buyer, as to the matters set forth on Schedule 6.2(f). In rendering such opinion, Buyer Counsel may request and rely upon representations contained in certificates of officers of Seller, Buyer and others, and the officers of Seller and Buyer shall use their best efforts to make available such truthful certificates.

      SECTION 6.3. Conditions Precedent of Seller. The obligation of Seller to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by Seller.

            (a) The representations and warranties of Buyer on behalf of Buying Fund set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

            (b) Buyer shall have complied with and satisfied in all material respects all agreements and conditions relating to Buying Fund set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

            (c) Seller shall have received on the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of Buyer, in such individual's capacity as an officer of Buyer and not as an individual, to the effect that the conditions specified in Sections 6.3(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of Buyer (in such capacity) certifying as to the accuracy and completeness of the attached Governing Documents of Buyer and resolutions, consents and authorizations of or regarding Buyer with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

                                    ARTICLE 7

                            TERMINATION OF AGREEMENT

      SECTION 7.1. Termination. This Agreement may be terminated on or prior to the Closing Date as follows:

            (a) by mutual written consent of Seller and Buyer; or

            (b) at the election of Seller or Buyer, to be effectuated by the delivery by the terminating party to the other party of a written notice of such termination:

                  (i) if the Closing Date shall not be on or before the Termination Date, unless the failure to consummate the Reorganization is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                  (ii) if, upon a vote at the Shareholders Meeting or any final adjournment thereof, the Required Shareholder Vote shall not have been obtained as contemplated by Section 5.8; or

                  (iii) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable.

      SECTION 7.2. Survival After Termination. If this Agreement is terminated in accordance with Section 7.1 hereof and the Reorganization of Selling Fund is not consummated, this Agreement shall become void and of no further force and effect with respect to the Reorganization and Selling Fund, except for the provisions of Section 5.3.

                                    ARTICLE 8

                                  MISCELLANEOUS

      SECTION 8.1. Survival of Representations, Warranties and Covenants. The representations and warranties in this Agreement, and the covenants in this Agreement that are required to be performed at or prior to the Closing Date, shall terminate upon the consummation of the transactions contemplated hereunder. The covenants in this Agreement that are required to be performed in whole or in part subsequent to the Closing Date shall survive the consummation of the transactions contemplated hereunder for a period of one (1) year following the Closing Date.

      SECTION 8.2. Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state.

      SECTION 8.3. Binding Effect, Persons Benefiting, No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto.

      SECTION 8.4. Obligations of Buyer and Seller.

            (a) Seller and Buyer hereby acknowledge and agree that Buying Fund is a separate investment portfolio of Buyer, that Buyer is executing this Agreement on behalf of Buying Fund, and that any amounts payable by Buyer under or in connection with this Agreement shall be payable solely from the revenues and assets of Buying Fund. Seller further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of Buyer in his or her capacity as an officer of Buyer intending to bind Buyer as provided herein, and that no officer, trustee or shareholder of Buyer shall be personally liable for the liabilities or obligations of Buyer incurred hereunder. Finally, Seller acknowledges and agrees that the liabilities and obligations of Buying Fund pursuant to this Agreement shall be enforceable against the assets of Buying Fund only and not against the assets of Buyer generally or assets belonging to any other series of Buyer.

            (b) Seller and Buyer hereby acknowledge and agree that Selling Fund is a separate investment portfolio of Seller, that Seller is executing this Agreement on behalf of Selling Fund and that any amounts payable by Seller under or in connection with this Agreement shall be payable solely from the revenues and assets of Selling Fund. Buyer further acknowledges and agrees that this Agreement has been executed by a duly authorized officer of Seller in his or her capacity as an officer of Seller intending to bind Seller as provided herein, and that no officer, trustee or shareholder of Seller shall be personally liable for the liabilities or obligations of Seller incurred hereunder. Finally, Buyer acknowledges and agrees that the liabilities and obligations of Selling Fund pursuant to this Agreement shall be enforceable against the assets of Selling Fund only and not against the assets of Seller generally or assets belonging to any other series of Seller.

      SECTION 8.5. Amendments. This Agreement may not be amended, altered or modified except by a written instrument executed by Seller and Buyer.

      SECTION 8.6. Enforcement. The parties agree irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

      SECTION 8.7. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Each representation and warranty contained in Article 3 or 4 that relates to a general category of a subject matter shall be deemed superseded by a specific representation and warranty relating to a subcategory thereof to the extent of such specific representation or warranty.

      SECTION 8.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

      SECTION 8.9. Entire Agreement; Exhibits and Schedules. This Agreement, including the Exhibits, Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

      SECTION 8.10. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by overnight courier, two days after being sent by registered mail, return receipt requested, or when sent by telecopier (with receipt confirmed), provided, in the case of a telecopied notice, a copy is also sent by registered mail, return receipt requested, or by courier, addressed as follows (or to such other address as a party may designate by notice to the other):

            (a)       If to Seller:

                      AIM Investment Funds
                      11 Greenway Plaza, Suite 100
                      Houston, TX 77046-1173
                      Attn: Kevin M. Carome

                      with a copy to:

                      Ballard Spahr Andrews & Ingersoll, LLP
                      1735 Market Street, 51st Floor
                      Philadelphia, PA 19103-7599
                      Attn: Martha J. Hays

            (b)       If to Buyer:

                      AIM Equity Funds
                      11 Greenway Plaza, Suite 100
                      Houston, TX  77046-1173
                      Attn:  Kevin M. Carome

                      with a copy to:

                      Ballard Spahr Andrews & Ingersoll, LLP
                      1735 Market Street, 51st Floor
                      Philadelphia, PA 19103-7599
                       Attn: Martha J. Hays

      SECTION 8.11. Representations by Investment Adviser.

            (a) In its capacity as investment adviser to Seller, the Investment Adviser represents to Buyer that to the best of its knowledge the representations and warranties of Seller and Selling Fund contained in this Agreement are true and correct as of the date of this Agreement. For purposes of this Section 8.11(a), the best knowledge standard shall be deemed to mean that the officers of the Investment Adviser who have substantive responsibility for the provision of investment advisory services to Seller do not have actual knowledge to the contrary after due inquiry.

            (b) In its capacity as investment adviser to Buyer, the Investment Adviser represents to Seller that to the best of its knowledge the representations and warranties of Buyer and Buying Fund contained in this Agreement are true and correct as of the date of this Agreement. For purposes of this Section 8.11(b), the best knowledge standard shall be deemed to mean that the officers of the Investment Adviser who have substantive responsibility for the provision of investment advisory services to Buyer do not have actual knowledge to the contrary after due inquiry.

      SECTION 8.12. Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of Seller, on behalf of Selling Fund, and Buyer, on behalf of Buying Fund, and their respective successors and permitted assigns. The parties hereto expressly acknowledge and agree that this Agreement shall be binding upon and inure to the benefit of those Delaware statutory trusts that are the resulting entities in the permitted reorganizations of funds set forth on Schedule 4.14(b).

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                               AIM INVESTMENT FUNDS, acting on behalf of AIM LIBRA FUND

                               By: /s/ ROBERT H. GRAHAM
                                   ------------------------------------------
                               Name:  Robert H. Graham
                                     ----------------------------------------
                               Title: President
                                     ----------------------------------------

                               AIM EQUITY FUNDS, acting on behalf of AIM
                               AGGRESSIVE GROWTH FUND

                               By: /s/ ROBERT H. GRAHAM
                                   ------------------------------------------
                               Name:  Robert H. Graham
                                     ----------------------------------------
                               Title: President
                                     ----------------------------------------

                               A I M ADVISORS, INC.

                               By: /s/ MARK H. WILLIAMSON
                                   ------------------------------------------
                               Name:  Mark H. Williamson
                                     ----------------------------------------
                               Title: President
                                     ----------------------------------------

                                    EXHIBIT A

                      EXCLUDED LIABILITIES OF SELLING FUND

None.

                                  SCHEDULE 2.1

CLASSES OF SHARES OF SELLING FUND AND CORRESPONDING CLASSES OF SHARES OF BUYING FUND

                                                Corresponding Classes of
Classes of Shares of Selling Fund                 Shares of Buying Fund
---------------------------------               ------------------------
         AIM Libra Fund                         AIM Aggressive Growth
                                                           Fund
         Class A Shares                               Class A Shares
         Class B Shares                               Class B Shares
         Class C Shares                               Class C Shares

                                  SCHEDULE 3.4

                 CERTAIN CONTINGENT LIABILITIES OF SELLING FUND

None.

                                  SCHEDULE 4.4

                  CERTAIN CONTINGENT LIABILITIES OF BUYING FUND

None.

                                 SCHEDULE 4.5(a)

                        CLASSES OF SHARES OF BUYING FUND

Classes of Shares of Buying Fund

Class A Shares
Class B Shares
Class C Shares
Class R Shares
Institutional Shares

                                SCHEDULE 4.14(b)

                       PERMITTED REORGANIZATIONS OF FUNDS

AIM Balanced Fund into AIM Basic Balanced Fund

AIM Emerging Growth Fund into AIM Aggressive Growth Fund

AIM Total Return Fund into AIM Basic Balanced Fund

AIM Health Sciences Fund into AIM Global Health Care Fund

AIM Dent Demographic Trends Fund into AIM Weingarten Fund

AIM Mid-Cap Stock Fund into AIM Capital Development Fund

AIM Core Stock Fund into AIM Diversified Dividend Fund

                                 SCHEDULE 6.2(f)

                                  TAX OPINIONS

         (i) The transfer of the assets of Selling Fund to Buying Fund in exchange solely for Buying Fund Shares distributed directly to Selling Fund Shareholders and Buying Fund's assumption of the Liabilities, as provided in the Agreement, will constitute a "reorganization" within the meaning of Section 368(a) of the Code and Selling Fund and Buying Fund will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

         (ii) In accordance with Section 361(a) and Section 361(c)(1) of the Code, no gain or loss will be recognized by Selling Fund on the transfer of its assets to Buying Fund solely in exchange for Buying Fund Shares and Buying Fund's assumption of the Liabilities or on the distribution of Buying Fund Shares to Selling Fund Shareholders.

         (iii) In accordance with Section 1032 of the Code, no gain or loss will be recognized by Buying Fund upon the receipt of assets of Selling Fund in exchange for Buying Fund Shares issued directly to Selling Fund Shareholders.

         (iv) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by Selling Fund Shareholders on the receipt of Buying Fund Shares in exchange for Selling Fund Shares.

         (v) In accordance with Section 362(b) of the Code, the basis to Buying Fund of the assets of Selling Fund will be the same as the basis of such assets in the hands of Selling Fund immediately prior to the Reorganization.

         (vi) In accordance with Section 358(a) of the Code, a Selling Fund Shareholder's basis for Buying Fund Shares received by the Selling Fund Shareholder will be the same as his or her basis for Selling Fund Shares exchanged therefor.

         (vii) In accordance with Section 1223(1) of the Code, a Selling Fund Shareholder's holding period for Buying Fund Shares will be determined by including such Selling Fund Shareholder's holding period for Selling Fund Shares exchanged therefor, provided that such Selling Fund Shareholder held such Selling Fund Shares as a capital asset.

         (viii) In accordance with Section 1223(2) of the Code, the holding period with respect to the assets of Selling Fund transferred to Buying Fund in the Reorganization will include the holding period for such assets in the hands of Selling Fund.

         (ix) In accordance with Section 381(a)(2) of the Code, Buying Fund will succeed to and take into account the items of Selling Fund described in
Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381 through 384 of the Code and the Treasury Regulations thereunder.

                                                                   APPENDIX III

                                                      AIM AGGRESSIVE GROWTH FUND

                                                                     PROSPECTUS
                                                              FEBRUARY 28, 2005

AIM Aggressive Growth Fund seeks to provide long-term growth of capital.

--------------------------------------------------------------------------------

This prospectus contains important information about the Class A, B, C and R shares of the fund. Please read it before investing and keep it for future reference.

As with all other mutual fund securities, the Securities and Exchange Commission has not approved or disapproved these securities or determined whether the information in this prospectus is adequate or accurate. Anyone who tells you otherwise is committing a crime.

An investment in the fund:
- is not FDIC insured;
- may lose value; and
- is not guaranteed by a bank.

                           --------------------------
                           AIM AGGRESSIVE GROWTH FUND
                           --------------------------

TABLE OF CONTENTS
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE AND STRATEGIES                  1
------------------------------------------------------
PRINCIPAL RISKS OF INVESTING IN THE FUND             1
------------------------------------------------------
DISCLOSURE OF PORTFOLIO HOLDINGS                     1
------------------------------------------------------
PERFORMANCE INFORMATION                              2
------------------------------------------------------
Annual Total Returns                                 2

Performance Table                                    3

FEE TABLE AND EXPENSE EXAMPLE                        4
------------------------------------------------------
Fee Table                                            4

Expense Example                                      4

FUND MANAGEMENT                                      5
------------------------------------------------------
The Advisor                                          5

Advisor Compensation                                 5

Portfolio Manager                                    6

OTHER INFORMATION                                    6
------------------------------------------------------
Sales Charges                                        6

Dividends and Distributions                          6

Future Fund Closure                                  6

FINANCIAL HIGHLIGHTS                                 7
------------------------------------------------------
SHAREHOLDER INFORMATION                            A-1
------------------------------------------------------
Choosing a Share Class                             A-1

Excessive Short-Term Trading Activity
  Disclosures                                      A-5

Purchasing Shares                                  A-7

Redeeming Shares                                   A-9

Exchanging Shares                                 A-11

Pricing of Shares                                 A-14

Taxes                                             A-16

OBTAINING ADDITIONAL INFORMATION            Back Cover
------------------------------------------------------

The AIM Family of Funds, AIM and Design, AIM, AIM Funds, AIM Funds and Design, AIM Investments, AIM Investor, AIM Lifetime America, AIM LINK, AIM Institutional Funds, aimfunds.com, La Familia AIM de Fondos, La Familia AIM de Fondos and Design, Invierta con DISCIPLINA, Invest with DISCIPLINE, The AIM College Savings Plan, AIM Solo 401(k), AIM Investments and Design and Your goals. Our solutions. are registered service marks and AIM Bank Connection, AIM Internet Connect, AIM Private Asset Management, AIM Private Asset Management and Design, AIM Stylized and/or Design, AIM Alternative Assets and Design, and myaim.com are service marks of A I M Management Group Inc. AIM Trimark is a service mark of A I M Management Group Inc. and AIM Funds Management Inc.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and you should not rely on such other information or representations.

                           --------------------------
                           AIM AGGRESSIVE GROWTH FUND
                           --------------------------

INVESTMENT OBJECTIVE AND STRATEGIES
--------------------------------------------------------------------------------

The fund's investment objective is to achieve long-term growth of capital. The investment objective of the fund may be changed by the Board of Trustees without shareholder approval.

    The fund seeks to meet its objective by investing primarily in common stocks of small and medium-sized growth companies. The portfolio manager focuses on companies he believes are likely to benefit from new or innovative products, services or processes as well as those that have experienced above-average, long-term growth in earnings and have excellent prospects for future growth. The portfolio manager considers whether to sell a particular security when any of these factors materially changes. The fund may also invest up to 25% of its total assets in foreign securities. For cash management purposes, the fund may also hold a portion of its assets in cash or cash equivalents, including shares of affiliated money market funds. Any percentage limitations with respect to assets of the fund are applied at the time of purchase.

    In anticipation of or in response to adverse market or other conditions, or atypical circumstances such as unusually large cash inflows or redemptions, the fund may temporarily hold all or a portion of its assets in cash, cash equivalents or high-quality debt instruments. As a result, the fund may not achieve its investment objective.

    The fund may engage in active and frequent trading of portfolio securities to achieve its investment objective. If the fund does trade in this way, it may incur increased transaction costs, which can lower the actual return on your investment. Active trading may also increase short-term gains and losses, which may affect the taxes you have to pay.

PRINCIPAL RISKS OF INVESTING IN THE FUND
--------------------------------------------------------------------------------

There is a risk that you could lose all or a portion of your investment in the fund. The value of your investment in the fund will go up and down with the prices of the securities in which the fund invests. The prices of equity securities change in response to many factors, including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity. This is especially true with respect to equity securities of smaller companies, whose prices may go up and down more than equity securities of larger, more-established companies. Also, since equity securities of smaller companies may not be traded as often as equity securities of larger, more-established companies, it may be difficult or impossible for the fund to sell securities at a desirable price.

    Foreign securities have additional risks, including exchange rate changes, political and economic upheaval, the relative lack of information about these companies, relatively low market liquidity and the potential lack of strict financial and accounting controls and standards.

    An investment in the fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

DISCLOSURE OF PORTFOLIO HOLDINGS
--------------------------------------------------------------------------------

A description of the fund's policies and procedures with respect to the disclosure of the fund's portfolio holdings is available in the fund's Statement of Additional Information.

                           --------------------------
                           AIM AGGRESSIVE GROWTH FUND
                           --------------------------

PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

The bar chart and table shown below provide an indication of the risks of investing in the fund. The fund's past performance (before and after taxes) is not necessarily an indication of its future performance.

ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

The following bar chart shows changes in the performance of the fund's Class A shares from year to year. The bar chart does not reflect sales loads. If it did, the annual total returns shown would be lower.

                                                                         ANNUAL
YEARS ENDED                                                               TOTAL
DECEMBER 31                                                              RETURNS
-----------                                                              -------
1995...................................................................   41.51%
1996...................................................................   14.34%
1997...................................................................   12.24%
1998...................................................................    4.99%
1999...................................................................   44.98%
2000...................................................................    3.00%
2001...................................................................  -26.00%
2002...................................................................  -22.65%
2003...................................................................   27.36%
2004...................................................................   11.81%


    During the periods shown in the bar chart, the highest quarterly return was 31.35% (quarter ended December 31, 1999) and the lowest quarterly return was -24.66% (quarter ended September 30, 2001).

                           --------------------------
                           AIM AGGRESSIVE GROWTH FUND
                           --------------------------

PERFORMANCE TABLE

The following performance table compares the fund's performance to that of a broad-based securities market index, a style specific index and a peer group index. The fund's performance reflects payment of sales loads, if applicable. The indices may not reflect payment of fees, expenses or taxes. The fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of the fund may deviate significantly from the performance of the indices shown below.

AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------
(for the periods
ended December 31,                                       SINCE         INCEPTION
2004)                  1 YEAR     5 YEARS    10 YEARS   INCEPTION(1)     DATE
--------------------------------------------------------------------------------
Class A                                                                05/01/84
  Return Before Taxes    5.69%     (4.52)%     8.17%          --
  Return After Taxes
    on Distributions     5.69      (5.33)      7.15           --
  Return After Taxes
    on Distributions
    and Sale of Fund
    Shares               3.72      (3.88)      6.94           --
Class B                                                                03/01/99
  Return Before Taxes    6.00      (4.48)        --         4.30
Class C                                                                03/01/99
  Return Before Taxes   10.00      (4.17)        --         4.43
Class R(2)                                                             05/01/84(2)
  Return Before Taxes   11.54      (3.68)      8.51           --
--------------------------------------------------------------------------------
S & P 500 Index(3)      10.87      (2.30)     12.07           --             --
Russell
  Midcap--Trademark--
  Growth Index(4)       15.48      (3.36)     11.23
Russell
  2500--Registered
  Trademark-- Growth
  Index(5)              14.59      (2.32)      9.66           --             --
Lipper Mid-Cap Growth
  Fund Index(6)         14.03      (6.07)      9.68           --             --
--------------------------------------------------------------------------------

After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns are shown for Class A only and after-tax returns for Class B, C and R will vary.

(1) Since Inception performance is only provided for a class with less than ten calendar years of performance.
(2) The returns shown for the one year period are the historical returns of the fund's Class R shares. The returns shown for the five year period and since inception are the blended returns of the historical performance of the fund's Class R shares since their inception and the restated historical performance of the fund's Class A shares (for periods prior to inception of the Class R shares) at net asset value, adjusted to reflect the higher Rule 12b-1 fees applicable to the Class R shares. The inception date shown in the table is that of the fund's Class A shares. The inception date of the fund's Class R shares is June 3, 2002.
(3) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stock and is considered one of the best indicators of U.S. stock market performance. The fund has elected to use the Standard & Poor's 500 Index as its broad-based index. The fund has also elected to use the Russell Midcap--Trademark-- Growth Index as its style specific index rather than the Russel 2500--Registered Trademark-- Growth Index because the fund believes the Russell Midcap--Trademark-- Growth Index more closely reflects the performance of the types of securities in which the fund invests. In addition, the fund has included the Lipper Mid-Cap Growth Fund Index (which may or may not include the fund) for comparison to a peer group.
(4) The Russell Midcap--Trademark-- Growth Index measures the performance of those securities in the Russell Midcap--Trademark-- Index with a higher than average growth forecast. The Russell Midcap--Trademark--Index measures the performance of the 800 smallest companies in the Russell 1000--Registered Trademark-- Index. The Russell 1000--Registered Trademark-- Index measures the performance of the 1,000 largest companies domiciled in the United States.
(5) The Russell 2500--Registered Trademark-- Growth Index measures the performance of those Russell 2500--Trademark-- Index companies with higher price-to-book ratios and higher forecasted growth values. The Russell 2500--Registered Trademark-- Index measures the 2,500 smallest companies, which represents approximately 16% of the market capitalization, of the Russell 3000--Registered Trademark-- Index. The Russell 3000--Registered Trademark-- Index includes a representative sample of 3,000 of the largest U.S. companies in leading industries and represents approximately 98% of the investable U.S. equity market.
(6) The Lipper Mid Cap Growth Fund Index is an equally weighted representation for the 30 largest funds in the Lipper Mid-Cap Growth category. These funds typically invest in stocks with market capitalizations between $1 and $5 billion at the time of purchase and have an above-average price-to-earnings ratio, price-to-book ratio, and a three year sales-per-share growth value, compared to the S&P MidCap 400 Index.

                           --------------------------
                           AIM AGGRESSIVE GROWTH FUND
                           --------------------------

FEE TABLE AND EXPENSE EXAMPLE
--------------------------------------------------------------------------------

FEE TABLE

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

SHAREHOLDER FEES
-------------------------------------------------------------------------------
(fees paid directly from
your investment)                       CLASS A      CLASS B   CLASS C   CLASS R
-------------------------------------------------------------------------------
Maximum Sales Charge (Load)
Imposed on Purchases
(as a percentage of offering price)     5.50%        None      None      None

Maximum Deferred Sales Charge (Load)
(as a percentage of original purchase
price or redemption proceeds,
whichever is less)                      None(1,2)    5.00%     1.00%     None(3)
-------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES(4)
--------------------------------------------------------------------------------
(expenses that are deducted
from fund assets)                          CLASS A   CLASS B   CLASS C   CLASS R
--------------------------------------------------------------------------------
Management Fees                             0.64%     0.64%     0.64%     0.64%

Distribution and/or Service (12b-1) Fees    0.25      1.00      1.00      0.50

Other Expenses                              0.41      0.41      0.41      0.41

Total Annual Fund Operating Expenses(5)     1.30      2.05      2.05      1.55
--------------------------------------------------------------------------------

(1) If you buy $1,000,000 or more of Class A shares and redeem these shares within 18 months from the date of purchase, you may pay a 1.00% contingent deferred sales charge (CDSC) at the time of redemption.
(2) If you are a retirement plan participant and you bought $1,000,000 or more of Class A shares, you may pay a 1.00% CDSC if a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.
(3) If you are a retirement plan participant, you may pay a 0.75% CDSC if the distributor paid a concession to the dealer of record and a total redemption of the retirement plan assets occurs within 12 months from the date of the retirement plan's initial purchase.
(4) There is no guarantee that actual expenses will be the same as those shown in the table.
(5) At the request of the Trustees of AIM Equity Funds, AMVESCAP (as defined herein) has agreed to reimburse the Trust for fund expenses related to market timing matters. Total Annual Fund Operating Expenses net of this arrangement were 1.29%, 2.04%, 2.04% and 1.54% for Class A, Class B, Class C and Class R shares, respectively for the year ended October 31, 2004.

If a financial institution is managing your account you may also be charged a transaction or other fee by such financial institution.

    As a result of 12b-1 fees, long-term shareholders in the fund may pay more than the maximum permitted initial sales charge.

EXPENSE EXAMPLE

This example is intended to help you compare the costs of investing in different classes of the fund with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund's operating expenses remain the same. To the extent fees are waived and/or expenses are reimbursed, your expenses will be lower. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                           1 YEAR   3 YEARS   5 YEARS   10 YEARS
--------------------------------------------------------------------------------
Class A                                     $675     $939     $1,224     $2,032
Class B                                      708      943      1,303      2,187
Class C                                      308      643      1,103      2,379
Class R                                      158      490        845      1,845
--------------------------------------------------------------------------------

You would pay the following expenses if you did not redeem your shares:

                                          1 YEAR   3 YEARS   5 YEARS   10 YEARS
-------------------------------------------------------------------------------
Class A                                    $675     $939     $1,224     $2,032
Class B                                     208      643      1,103      2,187
Class C                                     208      643      1,103      2,379
Class R                                     158      490        845      1,845
-------------------------------------------------------------------------------

                           --------------------------
                           AIM AGGRESSIVE GROWTH FUND
                           --------------------------

FUND MANAGEMENT
--------------------------------------------------------------------------------

THE ADVISOR
A I M Advisors, Inc. (the advisor or AIM) serves as the fund's investment advisor and is responsible for its day-to-day management. The advisor is located at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173. The advisor supervises all aspects of the fund's operations and provides investment advisory services to the fund, including obtaining and evaluating economic, statistical and financial information to formulate and implement investment programs for the fund.

    The advisor has acted as an investment advisor since its organization in 1976. Today, the advisor, together with its subsidiaries, advises or manages over 200 investment portfolios, including the fund, encompassing a broad range of investment objectives.

    On October 8, 2004, INVESCO Funds Group, Inc. (IFG) (the former investment advisor to certain AIM funds) and AIM reached final settlements with certain regulators, including without limitation the Securities and Exchange Commission
(SEC), the New York Attorney General (NYAG) and the Colorado Attorney General
(COAG), to resolve civil enforcement actions and investigations related to market timing activity and related issues in the AIM funds, including those formerly advised by IFG. These regulators alleged, in substance, that IFG and AIM failed to disclose in the prospectuses for the AIM funds that they advised and to the independent directors/trustees of such funds that they had entered into certain arrangements permitting market timing of such funds, thereby breaching their fiduciary duties to such funds. As a result of the foregoing, the regulators alleged that IFG and AIM breached various Federal and state securities, business and consumer protection laws. On the same date, A I M Distributors, Inc. (ADI) (the distributor of the retail AIM funds) reached a final settlement with the SEC to resolve an investigation relating to market timing activity and related issues in the AIM funds. The SEC also alleged that ADI violated various Federal securities laws. The SEC also has settled related market timing enforcement actions brought against certain former officers and employees of IFG.

    Under the settlements, $325 million will be made available for distribution to the shareholders of those AIM funds that IFG formerly advised that were harmed by market timing activity, and $50 million will be made available for distribution to the shareholders of those AIM funds advised by AIM that were harmed by market timing activity. These settlement funds will be distributed in accordance with a methodology to be determined by an independent distribution consultant, in consultation with AIM and the independent trustees of the AIM funds and acceptable to the staff of the SEC. In addition, as required by the settlements, AIM is in the process of making certain governance and compliance reforms and reviewing its policies and procedures.

    At the request of the trustees of the AIM funds, AMVESCAP PLC ("AMVESCAP"), the parent company of IFG and AIM, has agreed to pay expenses incurred by such funds related to market timing matters.

    The independent trustees of the AIM funds have been assisted by their own independent counsel and financial expert in their own investigation of market timing activity in the AIM funds. A special committee, consisting of four independent trustees, was formed to oversee this investigation. None of the costs of this investigation will be borne by the AIM funds or by fund shareholders.

    IFG, AIM, certain related entities, certain of their current and former officers and/or certain of the AIM funds have received regulatory inquiries in the form of subpoenas or other oral or written requests for information and/or documents related to one or more of the following issues: market timing activity, late trading, fair value pricing, excessive or improper advisory and/or distribution fees, mutual fund sales practices, including but not limited to revenue sharing and directed-brokerage arrangements, investments in securities of other registered investment companies, contractual plans, issues related to Section 529 college savings plans and procedures for locating lost securityholders. Additional regulatory inquiries related to these or other issues may be received by the AIM funds, IFG, AIM and/or related entities and individuals in the future.

    A number of civil lawsuits related to market timing, late trading and related issues have been filed against (depending on the lawsuit) certain of the AIM funds, IFG, AIM, AMVESCAP, certain related entities, certain of their current and former officers and/or certain unrelated third parties. All such lawsuits based on allegations of market timing, late trading and related issues have been transferred to the United States District Court for the District of Maryland for consolidated or coordinated pre-trial proceedings. Other civil lawsuits have been filed against (depending on the lawsuit) IFG, AIM, ADI, certain related entities, certain of their current and former officers and/or certain of the AIM funds and their trustees alleging the improper use of fair value pricing, excessive advisory and/or distribution fees, improper charging of distribution fees on limited offering funds or share classes and improper mutual fund sales practices and directed-brokerage arrangements and participation in class action settlements. Additional civil lawsuits related to the above or other issues may be filed against the AIM funds, IFG, AIM and/or related entities and individuals in the future.

    You can find more detailed information concerning all of the above matters, including the parties to the civil lawsuits and summaries of the various allegations and remedies sought in such lawsuits, in the fund's Statement of Additional Information and on AIM's Internet website under the heading "Settled Enforcement Actions and Investigations Related to Market Timing, Regulatory Inquiries and Pending Litigation" (http://www.aiminvestments.com/regulatory).

    As a result of the matters discussed above, investors in the AIM funds might react by redeeming their investments. This might require the funds to sell investments to provide for sufficient liquidity and could also have an adverse effect on the investment performance of the funds.

ADVISOR COMPENSATION

During the fiscal year ended October 31, 2004, the advisor received compensation of 0.64% of average daily net assets.

                           --------------------------
                           AIM AGGRESSIVE GROWTH FUND
                           --------------------------

PORTFOLIO MANAGER

The following individuals are jointly and primarily responsible for the day-to-day management of the fund's portfolio:

- Jay K. Rushin (lead manager), Portfolio Manager, is primarily responsible for the day-to-day management of the fund's portfolio. He has been responsible for the fund since 2000 and has been associated with the advisor and/or its affiliates since 1998. As the lead manager, Mr. Rushin generally has final authority over all aspects of the fund's investment portfolio, including but not limited to, purchases and sales of individual securities, portfolio construction techniques, portfolio risk assessment, and the management of daily cash flows in accordance with portfolio holdings. The degree to which Mr. Rushin may perform these functions, and the nature of these functions, may change from time to time.

- Karl Farmer, Portfolio Manager, who has been responsible for the fund since 2003 and has been associated with the advisor and/or its affiliates since 1998.

    They are assisted by the advisor's Aggressive Growth Team, which may be comprised of portfolio managers, research analysts and other investment professionals of the advisor. Team members provide research support and make securities recommendations with respect to the fund's portfolio, but do not have day-to-day management responsibilities with respect to the fund's portfolio. Members of the team may change from time to time. More information on these portfolio managers and the team, including biographies of other members of the team, may be found on the advisor's website (http://www.aiminvestments.com). The website is not part of this prospectus.

    Effective April 29, 2005, Karl Farmer will be removed from the management of the fund.

    The fund's Statement of Additional Information provides additional information about the portfolio managers' investments in the fund, a description of their compensation structure, and information regarding other accounts they manage.

OTHER INFORMATION
--------------------------------------------------------------------------------

SALES CHARGES

Purchases of Class A shares of AIM Aggressive Growth Fund are subject to the maximum 5.50% initial sales charge as listed under the heading "CATEGORY I Initial Sales Charges" in the "Shareholder Information--Choosing a Share Class" section of this prospectus. Certain purchases of Class A shares at net asset value may be subject to the contingent deferred sales charge listed in that section. Purchases of Class B and Class C shares are subject to the contingent deferred sales charges listed in that section. Certain purchases of Class R shares may be subject to the contingent deferred sales charge listed in that section.

DIVIDENDS AND DISTRIBUTIONS

The fund expects that its distributions, if any, will consist primarily of capital gains.

DIVIDENDS

The fund generally declares and pays dividends, if any, annually.

CAPITAL GAINS DISTRIBUTIONS

The fund generally distributes long-term and short-term capital gains, if any, annually.

FUTURE FUND CLOSURE

Due to the sometimes limited availability of common stocks of smaller companies that meet the investment criteria for the fund, the fund may periodically suspend or limit the offering of its shares.

    During closed periods, the fund may impose different standards for additional investments. Also, during those periods the fund will continue to pay Rule 12b-1 fees.

                           --------------------------
                           AIM AGGRESSIVE GROWTH FUND
                           --------------------------

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The financial highlights table is intended to help you understand the fund's financial performance. Certain information reflects financial results for a single fund share.

    The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the fund (assuming reinvestment of all dividends and distributions).

    The information for the fiscal years 2004, 2003, 2002 and 2001 has been audited by Ernst & Young LLP, whose report, along with the fund's financial statements, is included in the fund's annual report, which is available upon request. Information prior to fiscal year 2001 was audited by other public accountants.


                                                                                    CLASS A
                                               ----------------------------------------------------------------------------------
                                                                             YEAR ENDED OCTOBER 31,
                                               ----------------------------------------------------------------------------------
                                                  2004                 2003             2002             2001             2000
---------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period           $     8.99           $     7.30       $     8.68       $    18.41       $    13.90
---------------------------------------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income (loss)                      (0.08)(a)            (0.07)(a)        (0.09)(a)        (0.09)(a)        (0.13)
---------------------------------------------------------------------------------------------------------------------------------
  Net gains (losses) on securities (both
    realized and unrealized)                         0.71                 1.76            (1.29)           (6.34)           11.08
=================================================================================================================================
    Total from investment operations                 0.63                 1.69            (1.38)           (6.43)           10.95
=================================================================================================================================
Less distributions from net realized gains             --                   --               --            (3.30)           (6.44)
=================================================================================================================================
Net asset value, end of period                 $     9.62           $     8.99       $     7.30       $     8.68       $    18.41
_________________________________________________________________________________________________________________________________
=================================================================================================================================
Total return(b)                                      7.01%               23.15%          (15.90)%         (40.51)%          47.53%
_________________________________________________________________________________________________________________________________
=================================================================================================================================
Ratios/supplemental data:
Net assets, end of period (000s omitted)       $1,640,288           $1,983,600       $1,798,318       $2,516,407       $4,444,515
_________________________________________________________________________________________________________________________________
=================================================================================================================================
Ratio of expenses to average net assets              1.29%(c)(d)          1.30%            1.32%            1.17%            1.04%
=================================================================================================================================
Ratio of net investment income (loss) to
  average net assets                                (0.86)%(c)           (0.96)%          (1.00)%          (0.79)%          (0.77)%
_________________________________________________________________________________________________________________________________
=================================================================================================================================
Portfolio turnover rate                               115%                  78%              68%              89%              79%
_________________________________________________________________________________________________________________________________
=================================================================================================================================

(a) Calculated using average shares outstanding.
(b) Includes adjustments in accordance with accounting principles generally accepted in the United States of America and as such, the net asset value for financial reporting purposes and the returns based upon those net asset values may differ from the net asset value and returns for shareholder transactions. Does not include sales charges.
(c) Ratios are based on average daily net assets of $1,862,760,352.
(d) After fee waivers and/or expense reimbursements. Ratio of expenses to average net assets prior to fee waivers and/or expense reimbursements was 1.30%.

                           --------------------------
                           AIM AGGRESSIVE GROWTH FUND
                           --------------------------

FINANCIAL HIGHLIGHTS (CONTINUED)
--------------------------------------------------------------------------------


                                                                                         CLASS B
                                                              -------------------------------------------------------------
                                                                                 YEAR ENDED OCTOBER 31,
                                                              -------------------------------------------------------------
                                                                2004             2003        2002        2001        2000
---------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                          $   8.62         $   7.04    $   8.45    $  18.12    $  13.81
---------------------------------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income (loss)                                   (0.14)(a)        (0.13)(a)    (0.15)(a)    (0.17)(a)    (0.29)
---------------------------------------------------------------------------------------------------------------------------
  Net gains (losses) on securities (both realized and
    unrealized)                                                   0.67             1.71       (1.26)      (6.20)      11.04
===========================================================================================================================
    Total from investment operations                              0.53             1.58       (1.41)      (6.37)      10.75
===========================================================================================================================
Less distributions from net realized gains                          --               --          --       (3.30)      (6.44)
===========================================================================================================================
Net asset value, end of period                                $   9.15         $   8.62    $   7.04    $   8.45    $  18.12
___________________________________________________________________________________________________________________________
===========================================================================================================================
Total return(b)                                                   6.15%           22.44%     (16.69)%    (40.90)%     46.29%
___________________________________________________________________________________________________________________________
===========================================================================================================================
Ratios/supplemental data:
Net assets, end of period (000s omitted)                      $248,425         $262,098    $226,806    $294,303    $374,010
___________________________________________________________________________________________________________________________
===========================================================================================================================
Ratio of expenses to average net assets                           2.04%(c)(d)      2.05%       2.07%       1.94%       1.86%
===========================================================================================================================
Ratio of net investment income (loss) to average net assets      (1.61)%(c)       (1.71)%     (1.75)%     (1.55)%     (1.59)%
___________________________________________________________________________________________________________________________
===========================================================================================================================
Portfolio turnover rate                                            115%              78%         68%         89%         79%
___________________________________________________________________________________________________________________________
===========================================================================================================================

(a) Calculated using average shares outstanding.
(b) Includes adjustments in accordance with accounting principles generally accepted in the United States of America and as such, the net asset value for financial reporting purposes and the returns based upon those net asset values may differ from the net asset value and returns for shareholder transactions. Does not include sales charges.
(c) Ratios are based on average daily net assets of $259,597,199.
(d) After fee waivers and/or expense reimbursements. Ratio of expenses to average net assets prior to fee waivers and/or expense reimbursements was 2.05%.

                                                                                         CLASS C
                                                              -------------------------------------------------------------
                                                                                 YEAR ENDED OCTOBER 31,
                                                              -------------------------------------------------------------
                                                                2004             2003        2002        2001        2000
---------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                          $   8.62         $   7.04    $   8.45    $  18.11    $  13.81
---------------------------------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income (loss)                                   (0.14)(a)        (0.13)(a)    (0.15)(a)    (0.17)(a)    (0.29)
---------------------------------------------------------------------------------------------------------------------------
  Net gains (losses) on securities (both realized and
    unrealized)                                                   0.67             1.71       (1.26)      (6.19)      11.03
===========================================================================================================================
    Total from investment operations                              0.53             1.58       (1.41)      (6.36)      10.74
===========================================================================================================================
Less distributions from net realized gains                          --               --          --       (3.30)      (6.44)
===========================================================================================================================
Net asset value, end of period                                $   9.15         $   8.62    $   7.04    $   8.45    $  18.11
___________________________________________________________________________________________________________________________
===========================================================================================================================
Total return(b)                                                   6.15%           22.44%     (16.69)%    (40.86)%     46.21%
___________________________________________________________________________________________________________________________
===========================================================================================================================
Ratios/supplemental data:
Net assets, end of period (000s omitted)                      $ 71,229         $ 81,079    $ 72,676    $ 96,640    $120,591
___________________________________________________________________________________________________________________________
===========================================================================================================================
Ratio of expenses to average net assets                           2.04%(c)(d)      2.05%       2.07%       1.94%       1.86%
===========================================================================================================================
Ratio of net investment income (loss) to average net assets      (1.61)%(c)       (1.71)%     (1.75)%     (1.55)%     (1.59)%
___________________________________________________________________________________________________________________________
===========================================================================================================================
Portfolio turnover rate                                            115%              78%         68%         89%         79%
___________________________________________________________________________________________________________________________
===========================================================================================================================

(a) Calculated using average shares outstanding.
(b) Includes adjustments in accordance with accounting principles generally accepted in the United States of America and as such, the net asset value for financial reporting purposes and the returns based upon those net asset values may differ from the net asset value and returns for shareholder transactions. Does not include sales charges.
(c) Ratios are based on average daily net assets of $76,341,843.
(d) After fee waivers and/or expense reimbursements. Ratio of expenses to average net assets prior to fee waivers and/or expense reimbursements was 2.05%.

                           --------------------------
                           AIM AGGRESSIVE GROWTH FUND
                           --------------------------

FINANCIAL HIGHLIGHTS (CONTINUED)
--------------------------------------------------------------------------------


                                                                                  CLASS R
                                                              -----------------------------------------------
                                                                    YEAR ENDED                 JUNE 3, 2002
                                                                    OCTOBER 31,                (DATE SALES
                                                              -----------------------         COMMENCED) TO
                                                               2004             2003         OCTOBER 31, 2002
-------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period                          $ 8.96           $ 7.29            $  8.89
-------------------------------------------------------------------------------------------------------------
Income from investment operations:
  Net investment income (loss)                                 (0.10)(a)        (0.10)(a)          (0.04)(a)
-------------------------------------------------------------------------------------------------------------
  Net gains (losses) on securities (both realized and
    unrealized)                                                 0.69             1.77              (1.56)
=============================================================================================================
    Total from investment operations                            0.59             1.67              (1.60)
=============================================================================================================
Net asset value, end of period                                $ 9.55           $ 8.96            $  7.29
_____________________________________________________________________________________________________________
=============================================================================================================
Total return(b)                                                 6.58%           22.91%            (18.00)%
_____________________________________________________________________________________________________________
=============================================================================================================
Ratios/supplemental data:
Net assets, end of period (000s omitted)                      $2,834           $1,164            $   137
_____________________________________________________________________________________________________________
=============================================================================================================
Ratio of expenses to average net assets                         1.54%(c)(d)      1.55%              1.62%(e)
=============================================================================================================
Ratio of net investment income (loss) to average net assets    (1.11)%(c)       (1.21)%            (1.30)%(e)
_____________________________________________________________________________________________________________
=============================================================================================================
Portfolio turnover rate(f)                                       115%              78%                68%
_____________________________________________________________________________________________________________
=============================================================================================================

(a) Calculated using average shares outstanding.
(b) Includes adjustments in accordance with accounting principles generally accepted in the United States of America and as such, the net asset value for financial reporting purposes and the returns based upon those net asset values may differ from the net asset value and returns for shareholder transactions. Not annualized for periods less than one year.
(c) Ratios are based on average daily net assets of $2,238,723.
(d) After fee waivers and/or expense reimbursements. Ratio of expenses to average net assets prior to fee waivers and/or expense reimbursements was 1.55%.
(e) Annualized.
(f) Not annualized for periods less than one year.

                                 -------------
                                 THE AIM FUNDS
                                 -------------

SHAREHOLDER INFORMATION
--------------------------------------------------------------------------------

In addition to the fund, AIM serves as investment advisor to many other mutual funds (the funds). The following information is about all the funds.

CHOOSING A SHARE CLASS

Most of the funds have multiple classes of shares, each class representing an interest in the same portfolio of investments. Certain classes have higher expenses than other classes which may lower the return on your investment relative to a less expensive class. In deciding which class of shares to purchase, you should consider, among other things, (i) the length of time you expect to hold your shares, (ii) the provisions of the distribution plan, if any, applicable to the class (iii) the eligibility requirements that apply to purchases of a particular class, and (iv) any services you may receive in making your investment determination. In addition, you should consider the other factors described below. Please contact your financial advisor to assist you in making your decision.

CLASS A(1)           CLASS A3          CLASS B(3)        CLASS C           CLASS K           CLASS R           INVESTOR CLASS
-------------------------------------------------------------------------------------------------------------------------------
- Initial sales      - No initial      - No initial      - No initial      - No initial      - No initial      - No initial
  charge               sales charge      sales charge      sales charge      sales charge      sales charge      sales charge

- Reduced or waived  - No contingent   - Contingent      - Contingent      - Generally, no   - Generally, no   - No contingent
  initial sales        deferred sales    deferred sales  deferred sales      contingent        contingent        deferred sales
  charge for           charge            charge on         charge on         deferred sales    deferred sales    charge
  certain                                redemptions       redemptions       charge(2)         charge(2)
  purchases(2)                           within six        within one
                                         years             year(6)

- Generally, lower   - 12b-1 fee of    - 12b-1 fee of    - 12b-1 fee of    - 12b-1 fee of    - 12b-1 fee of    - 12b-1 fee of
  distribution and     0.35%             1.00%           1.00%               0.45%             0.50%             0.25%(9)
  service (12b-1)
  fee than Class B,
  Class C, Class K
  or Class R shares
  (See "Fee Table
  and Expense
  Example")

                     - Does not        - Converts to     - Does not        - Does not        - Does not        - Does not
                       convert to        Class A shares  convert to Class    convert to        convert to        convert to
                       Class A shares    at the end of     A shares          Class A shares    Class A shares    Class A shares
                                         the month
                                         which is eight
                                         years after
                                         the date on
                                         which shares
                                         were purchased
                                         along with a
                                         pro rata
                                         portion of its
                                         reinvested
                                         dividends and
                                       distributions(4)

- Generally more     - Available only  - Purchase        - Generally more  - Generally,      - Generally,      - Closed to new
  appropriate for      for a limited     orders limited    appropriate       only available    only available    investors,
  long-term            number of         to amount less    for short-        to retirement     to employee       except as
  investors            funds             than              term investors    plans,            benefit           described in
                                         $100,000(5)                         educational       plans(8)          the
                                                         - Purchase          savings                             "Purchasing
                                                         orders limited      programs and                        Shares --
                                                           to amount less    wrap programs                       Grandfathered
                                                           than                                                  Investors"
                                                           $1,000,000(7)                                         section of
                                                                                                                 your
                                                                                                                 prospectus
-------------------------------------------------------------------------------------------------------------------------------


Certain funds also offer Institutional Class shares to certain eligible institutional investors; consult the fund's Statement of Additional Information for details.

(1) As of the close of business on October 30, 2002, Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund were closed to new investors.

(2) A contingent deferred sales charge may apply in some cases.

(3) Class B shares are not available as an investment for retirement plans maintained pursuant to Section 401 of the Internal Revenue Code. These plans include 401(k) plans (including AIM Solo 401(k) plans), money purchase pension plans and profit sharing plans. Plans that have existing accounts invested in Class B shares will continue to be allowed to make additional purchases.

(4) AIM Money Market Fund: Class B shares convert to AIM Cash Reserve Shares. AIM Global Equity Fund: If you held Class B shares on May 29, 1998 and continue to hold them, those shares will convert to Class A shares of that fund at the end of the month which is seven years after the date on which shares were purchased. If you exchange those shares for Class B shares of another fund, the shares into which you exchanged will not convert to Class A shares until the end of the month which is eight years after the date on which you purchased your original shares.

(5) Any purchase order for Class B shares in an amount equal to or in excess of $100,000 will be rejected. Although our ability to monitor or enforce this limitation for underlying shareholders of omnibus accounts is severely limited, we have advised the administrators of omnibus accounts maintained by brokers, retirement plans and approved fee-based programs of this limitation.

(6) A contingent deferred sales charge (CDSC) does not apply to redemption of Class C shares of AIM Short Term Bond Fund unless you exchange Class C shares of another fund that are subject to a CDSC into AIM Short Term Bond Fund.

(7) Any purchase order for Class C shares in an amount equal to or in excess of $1,000,000 will be rejected. Although our ability to monitor or enforce this limitation for underlying shareholders of omnibus accounts is severely limited, we have advised the administrators of omnibus accounts maintained by brokers, retirement plans and approved fee-based programs of this limitation.

MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------


(8) Generally, Class R shares are only available to employee benefit plans. These may include, for example, retirement and deferred compensation plans maintained pursuant to Sections 401, 403, 457 of the Internal Revenue Code; nonqualified deferred compensation plans; health savings accounts maintained pursuant to Section 223 of the Internal Revenue Code, respectively; and voluntary employees' beneficiary arrangements maintained pursuant to Section 501(c)(9) of the Internal Revenue Code. Retirement plans maintained pursuant to Section 401 generally include 401(k) plans, profit sharing plans, money purchase pension plans, and defined benefit plans. Retirement plans maintained pursuant to Section 403 must be established and maintained by non-profit organizations operating pursuant to Section 501(c)(3) of the Internal Revenue Code in order to purchase Class R shares. Class R shares are generally not available for individual retirement accounts such as traditional, Roth, SEP, SAR-SEP and SIMPLE IRAs.



(9) Investor Class shares of AIM Money Market Fund, AIM Tax-Exempt Cash Fund, Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio do not have a 12b-1 fee.
--------------------------------------------------------------------------------

DISTRIBUTION AND SERVICE (12b-1) FEES

Each fund (except AIM Tax-Free Intermediate Fund with respect to its Class A shares and AIM Money Market Fund, AIM Tax-Exempt Cash Fund, Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio with respect to their Investor Class shares) has adopted 12b-1 plans that allow the fund to pay distribution fees to A I M Distributors, Inc. (ADI) for the sale and distribution of its shares and fees for services provided to shareholders, all or a substantial portion of which are paid to the dealer of record. Because the fund pays these fees out of its assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

SALES CHARGES

Sales charges on the funds and classes of those funds are detailed below. As used below, the term "offering price" with respect to all categories of Class A shares includes the initial sales charge.

    Certain categories of persons are permitted to purchase Class A shares of the funds without paying an initial sales charge because their transactions involve little expense, such as persons who have a relationship with the funds or with AIM and certain programs for purchase. For more detailed information regarding eligibility to purchase or redeem shares at reduced or without sales charges, please consult the fund's website at www.aiminvestments.com and click on the links "My Account", Service Center, or consult the fund's Statement of Additional Information, which is available upon request free of charge.

INITIAL SALES CHARGES
The funds (except AIM Short Term Bond Fund) are grouped into three categories with respect to initial sales charges. The "Other Information" section of your prospectus will tell you in what category your particular fund is classified.

CATEGORY I INITIAL SALES CHARGES
-------------------------------------------------------------

                                                           INVESTOR'S
                                                          SALES CHARGE
                                                   ---------------------------
AMOUNT OF INVESTMENT                                 AS A % OF      AS A % OF
IN SINGLE TRANSACTION                              OFFERING PRICE   INVESTMENT
------------------------------------------------------------------------------
                              Less than $   25,000      5.50%          5.82%
                 $ 25,000 but less than $   50,000      5.25           5.54
                 $ 50,000 but less than $  100,000      4.75           4.99
                 $100,000 but less than $  250,000      3.75           3.90
                 $250,000 but less than $  500,000      3.00           3.09
                 $500,000 but less than $1,000,000      2.00           2.04
------------------------------------------------------------------------------

CATEGORY II INITIAL SALES CHARGES
-------------------------------------------------------------

                                                           INVESTOR'S
                                                          SALES CHARGE
                                                   ---------------------------
AMOUNT OF INVESTMENT                                 AS A % OF      AS A % OF
IN SINGLE TRANSACTION                              OFFERING PRICE   INVESTMENT
------------------------------------------------------------------------------
                              Less than $   50,000      4.75%          4.99%
                 $ 50,000 but less than $  100,000      4.00           4.17
                 $100,000 but less than $  250,000      3.75           3.90
                 $250,000 but less than $  500,000      2.50           2.56
                 $500,000 but less than $1,000,000      2.00           2.04
------------------------------------------------------------------------------

CATEGORY III INITIAL SALES CHARGES
-------------------------------------------------------------

                                                           INVESTOR'S
                                                          SALES CHARGE
                                                   ---------------------------
AMOUNT OF INVESTMENT                                 AS A % OF      AS A % OF
IN SINGLE TRANSACTION                              OFFERING PRICE   INVESTMENT
------------------------------------------------------------------------------
                              Less than $  100,000      1.00%          1.01%
                 $100,000 but less than $  250,000      0.75           0.76
                 $250,000 but less than $1,000,000      0.50           0.50
------------------------------------------------------------------------------

AIM SHORT TERM BOND FUND INITIAL SALES CHARGES
-------------------------------------------------------------

                                                           INVESTOR'S
                                                          SALES CHARGE
                                                   ---------------------------
AMOUNT OF INVESTMENT                                 AS A % OF      AS A % OF
IN SINGLE TRANSACTION                              OFFERING PRICE   INVESTMENT
------------------------------------------------------------------------------
                              Less than $  100,000      2.50%          2.56%
                 $100,000 but less than $  250,000      2.00           2.04
                 $250,000 but less than $  500,000      1.50           1.52
                 $500,000 but less than $1,000,000      1.25           1.27
------------------------------------------------------------------------------

SHARES SOLD WITHOUT A SALES CHARGE
You will not pay an initial sales charge on purchases of Class A shares of AIM Tax-Exempt Cash Fund or AIM Cash Reserve Shares of AIM Money Market Fund.

    You will not pay an initial sales charge or a contingent deferred sales charge (CDSC) on Class A3 shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund.

    You will not pay an initial sales charge or a CDSC on Investor Class shares of any fund.

CONTINGENT DEFERRED SALES CHARGES FOR CLASS A SHARES AND AIM CASH RESERVE SHARES OF AIM MONEY MARKET FUND
You can purchase $1,000,000 or more (a Large Purchase) of Class A shares of Category I and II funds and AIM Short Term Bond Fund at net asset value. However, if you redeem these shares prior to 18 months after the date of purchase, they will be subject to a CDSC of 1%.

                                                                      MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------


    If you currently own Class A shares of a Category I or II fund or AIM Short Term Bond Fund and make additional purchases at net asset value that result in account balances of $1,000,000 or more, the additional shares purchased will be subject to an 18-month, 1% CDSC.

    Some retirement plans can purchase Class A shares at their net asset value per share. If ADI paid a concession to the dealer of record in connection with a Large Purchase of Class A shares by a retirement plan, the Class A shares may be subject to a 1% CDSC at the time of redemption if all retirement plan assets are redeemed within one year from the date of the plan's initial purchase.

    You may be charged a CDSC when you redeem AIM Cash Reserve Shares of AIM Money Market Fund or Class A shares of AIM Tax-Exempt Cash Fund if you acquired those shares through an exchange, and the shares originally purchased were subject to a CDSC.

    ADI may pay a dealer concession and/or a service fee for Large Purchases and purchases by certain retirement plans.

CONTINGENT DEFERRED SALES CHARGES FOR CLASS B AND CLASS C SHARES
You can purchase Class B and Class C shares at their net asset value per share. However, when you redeem them, they are subject to a CDSC in the following percentages:

YEAR SINCE
PURCHASE MADE                                                  CLASS B   CLASS C
--------------------------------------------------------------------------------
First                                                            5%       1%
Second                                                           4       None
Third                                                            3       None
Fourth                                                           3       None
Fifth                                                            2       None
Sixth                                                            1       None
Seventh and following                                          None      None
--------------------------------------------------------------------------------

You can purchase Class C shares of AIM Short Term Bond Fund at their net asset value and not subject to a CDSC. However, you may be charged a CDSC when you redeem Class C shares of AIM Short Term Bond Fund if you acquired those shares through an exchange, and the shares originally purchased were subject to a CDSC.

CONTINGENT DEFERRED SALES CHARGES FOR CLASS K AND CLASS R SHARES
You can purchase Class K and Class R shares at their net asset value per share. If ADI pays a concession to the dealer of record, however, the Class K shares are subject to a 0.70% CDSC and the Class R shares are subject to a 0.75% CDSC at the time of redemption if all retirement plan assets are redeemed within 12 months from the date of the retirement plan's initial purchase.

COMPUTING A CDSC
The CDSC on redemptions of shares is computed based on the lower of their original purchase price or current market value, net of reinvested dividends and capital gains distributions. In determining whether to charge a CDSC, we will assume that you are redeeming shares on which there is no CDSC first and, then, shares in the order of purchase.

REDUCED SALES CHARGES AND SALES CHARGE EXCEPTIONS

You may qualify for reduced sales charges or sales charge exceptions. To qualify for these reductions or exceptions, you or your financial advisor must notify the transfer agent at the time of purchase that your purchase qualifies for such treatment. Certain individuals and employer-sponsored retirement plans may link accounts for the purpose of qualifying for lower initial sales charges. You or your financial consultant must provide other account numbers to be considered for Rights of Accumulation, or mark the Letter of Intent section on the account application, or provide other relevant documentation, so that the transfer agent can verify your eligibility for the reduction or exception. Consult the fund's Statement of Additional Information for details.

REDUCED SALES CHARGES
You may be eligible to buy Class A shares at reduced initial sales charge rates under Rights of Accumulation or Letters of Intent under certain circumstances.

    Purchases of Class A shares of AIM Tax-Exempt Cash Fund, Class A3 shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund, AIM Cash Reserve Shares of AIM Money Market Fund and Class B and Class C shares of AIM Floating Rate Fund and Investor Class shares of any fund will not be taken into account in determining whether a purchase qualifies for a reduction in initial sales charges pursuant to Rights of Accumulation or Letters of Intent.

RIGHTS OF ACCUMULATION
You may combine your new purchases of Class A shares of a fund with fund shares currently owned (Class A, B, C, K or R) and investments in the AIM College Savings Plan(SM) for the purpose of qualifying for the lower initial sales charge rates that apply to larger purchases. The applicable initial sales charge for the new purchase is based on the total of your current purchase and the public offering price of all other shares you own. The transfer agent may automatically link certain accounts registered in the same name, with the same taxpayer identification number, for the purpose of qualifying you for lower initial sales charge rates.

LETTERS OF INTENT
Under a Letter of Intent (LOI), you commit to purchase a specified dollar amount of Class A shares of the funds during a 13-month period. The amount you agree to purchase determines the initial sales charge you pay. If the full face amount of the LOI is not invested by the end of the 13-month period, your account will be adjusted to the higher initial sales charge level for the amount actually invested.

INITIAL SALES CHARGE EXCEPTIONS
You will not pay initial sales charges

- on shares purchased by reinvesting dividends and distributions;

- when exchanging shares among certain funds; and

- when a merger, consolidation, or acquisition of assets of a fund occurs.

MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

CONTINGENT DEFERRED SALES CHARGE (CDSC) EXCEPTIONS
You will not pay a CDSC

- if you redeem Class B shares you held for more than six years;

- if you redeem Class C shares you held for more than one year;

- if you redeem Class C shares of a fund other than AIM Short Term Bond Fund and you received such Class C shares by exchanging Class C shares of AIM Short Term Bond Fund;

- if you redeem Class C shares of AIM Short Term Bond Fund unless you received such Class C shares by exchanging Class C shares of another fund and the original purchase was subject to a CDSC;

- if you are a participant in a retirement plan and your plan redeems, at any time, less than all of the Class A, C, K or Class R shares held through such plan that would otherwise be subject to a CDSC;

- if you are a participant in a retirement plan and your plan redeems, after having held them for more than one year from the date of the plan's initial purchase, all of the Class A, C, K or Class R shares held through such plan that would otherwise be subject to a CDSC;

- if you are a participant in a qualified retirement plan and redeem Class A, Class C, Class K or Class R shares in order to fund a distribution;

- if you participate in the Systematic Redemption Plan and withdraw up to 12% of the value of your shares that are subject to a CDSC in any twelve-month period;

- if you redeem shares to pay account fees;

- for redemptions following the death or post-purchase disability of a shareholder or beneficial owner;

- if you redeem shares acquired through reinvestment of dividends and distributions; and

- on increases in the net asset value of your shares.

There may be other situations when you may be able to purchase or redeem shares at reduced or without sales charges. Consult the fund's Statement of Additional Information for details.

ADDITIONAL PAYMENTS TO FINANCIAL ADVISORS

The financial advisor through which you purchase your shares may receive all or a portion of the sales charges and Rule 12b-1 distribution fees discussed above. In addition to those payments, ADI or one or more of its corporate affiliates (collectively, ADI Affiliates) may make additional cash payments to financial advisors in connection with the promotion and sale of shares of AIM funds. These additional cash payments may include cash revenue sharing payments and other payments for certain administrative services, transaction processing services and certain other marketing support services. ADI Affiliates make these payments from their own resources, from ADI's retention of underwriting concessions and from payments to ADI under Rule 12b-1 plans. In this context, "financial advisors" include any broker, dealer, bank (including bank trust departments), registered investment advisor, financial planner, retirement plan administrator and any other financial intermediary having a selling, administration or similar agreement with ADI Affiliates.

    ADI Affiliates make revenue sharing payments as incentives to certain financial advisors to promote and sell shares of AIM funds. The benefits ADI Affiliates receive when they make these payments include, among other things, placing AIM funds on the financial advisor's funds sales system, placing AIM funds on the financial advisor's preferred or recommended fund list, and access (in some cases on a preferential basis over other competitors) to individual members of the financial advisor's sales force or to the financial advisor's management. Revenue sharing payments are sometimes referred to as "shelf space" payments because the payments compensate the financial advisor for including AIM funds in its fund sales system (on its "sales shelf"). ADI Affiliates compensate financial advisors differently depending typically on the level and/or type of considerations provided by the financial advisor. The revenue sharing payments ADI Affiliates make may be calculated on sales of shares of AIM funds (Sales-Based Payments), in which case the total amount of such payments shall not exceed 0.25% of the public offering price of all shares sold by the financial advisor during the particular period. Such payments also may be calculated on the average daily net assets of the applicable AIM funds attributable to that particular financial advisor (Asset-Based Payments), in which case the total amount of such cash payments shall not exceed 0.25% per annum of those assets during a defined period. Sales-Based Payments primarily create incentives to make new sales of shares of AIM funds and Asset-Based Payments primarily create incentives to retain previously sold shares of AIM funds in investor accounts. ADI Affiliates may pay a financial advisor either or both Sales-Based Payments and Asset-Based Payments.

    ADI Affiliates also may make other payments to certain financial advisors for processing certain transactions or account maintenance activities (such as processing purchases, redemptions or exchanges or producing customer account statements) or for providing certain other marketing support services (such as financial assistance for conferences, seminars or sales or training programs at which ADI Affiliates personnel may make presentations on AIM funds to the financial advisor's sales force). Financial advisors may earn profits on these payments for these services, since the amount of the payment may exceed the cost of providing the service. Certain of these payments are subject to limitations under applicable law.

    ADI Affiliates are motivated to make the payments described above since they promote the sale of AIM fund shares and the retention of those investments by clients of financial advisors. To the extent financial advisors sell more shares of AIM funds or retain shares of AIM funds in their clients' accounts, ADI Affiliates benefit from the incremental management and other fees paid to ADI Affiliates by the AIM funds with respect to those assets.

    You can find further details in the fund's Statement of Additional Information about these payments and the services provided by financial advisors. In certain cases these payments could be significant to the financial advisor. Your financial advisor may charge you

                                                                      MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

additional fees or commissions other than those disclosed in this prospectus. You can ask your financial advisor about any payments it receives from ADI Affiliates or the AIM funds, as well as about fees and/or commissions it charges.

EXCESSIVE SHORT-TERM TRADING ACTIVITY DISCLOSURES

While the funds provide their shareholders with daily liquidity, their investment programs are designed to serve long-term investors. Excessive short-term trading activity in the funds' shares (i.e., a purchase of fund shares followed shortly thereafter by a redemption of such shares, or vice versa) may hurt the long-term performance of certain funds by requiring them to maintain an excessive amount of cash or to liquidate portfolio holdings at a disadvantageous time, thus interfering with the efficient management of such funds by causing them to incur increased brokerage and administrative costs. Where excessive short-term trading activity seeks to take advantage of arbitrage opportunities from stale prices for portfolio securities, the value of fund shares held by long-term investors may be diluted. The Boards of Trustees have adopted policies and procedures designed to discourage excessive or short-term trading of fund shares for all funds except the money market funds. However, there is the risk that these funds' policies and procedures will prove ineffective in whole or in part to detect or prevent excessive or short-term trading. These funds may alter their policies at any time without prior notice to shareholders if the advisor believes the change would be in the best interests of long-term shareholders.

    AIM and its affiliates (collectively, AIM Affiliates) currently use the following tools designed to discourage excessive short-term trading in the retail funds:

(1) trade activity monitoring;

(2) trading guidelines;

(3) redemption fee on trades in certain funds; and

(4) use of fair value pricing consistent with procedures approved by the Boards of Trustees of the funds.

Each of these tools is described in more detail below. Although these tools are designed to discourage excessive short-term trading, you should understand that none of these tools alone nor all of them taken together eliminate the possibility that excessive short-term trading activity in the funds will occur. Moreover, each of these tools involves judgments that are inherently subjective. The AIM Affiliates seek to make these judgments to the best of their abilities in a manner that they believe is consistent with long-term shareholder interests.

    The Boards of Trustees of AIM Money Market Fund, AIM Tax-Exempt Cash Fund, Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio (the money market funds) have not adopted any policies and procedures that would limit frequent purchases and redemptions of such funds' shares. The Boards do not believe that it is appropriate to adopt any such policies and procedures for the money market funds for the following reasons:

- The money market funds are offered to investors as cash management vehicles. Investors must perceive an investment in such funds as an alternative to cash, and must be able to purchase and redeem shares regularly and frequently.

- One of the advantages of a money market fund as compared to other investment options is liquidity. Any policy that diminishes the liquidity of the money market funds will be detrimental to the continuing operations of such funds.

- The money market funds' portfolio securities are valued on the basis of amortized cost, and such funds seeks to maintain a constant net asset value. As a result, there are no price arbitrage opportunities.

- Because the money market funds seek to maintain a constant net asset value, investors expect to receive upon redemption the amount they originally invested in such funds. Imposition of redemption fees would run contrary to investor expectations.

    The Boards considered the risks of not having a specific policy that limits frequent purchases and redemptions, and it determined that those risks are minimal, especially in light of the reasons for not having such a policy as described above. Nonetheless, to the extent that the fund must maintain additional cash and/or securities with short-term durations than may otherwise be required, the fund's yield could be negatively impacted.

TRADE ACTIVITY MONITORING

The AIM Affiliates monitor selected trades on a daily basis in an effort to detect excessive short-term trading activities. If, as a result of this monitoring, the AIM Affiliates believe that a shareholder has engaged in excessive short-term trading, they may, in their discretion, ask the shareholder to stop such activities or refuse to process purchases or exchanges in the shareholder's accounts other than exchanges into a money market fund. In making such judgments, the AIM Affiliates seek to act in a manner that they believe is consistent with the best interests of long-term shareholders.

    The ability of the AIM Affiliates to monitor trades that are placed by the underlying shareholders of omnibus accounts maintained by brokers, retirement plan accounts and approved fee-based program accounts is severely limited or non-existent in those instances in which the broker, retirement plan administrator or fee-based program sponsor maintains the underlying shareholder accounts. This is one reason why this tool cannot eliminate the possibility of excessive short-term trading.

TRADING GUIDELINES

If you exceed four exchanges out of a fund (other than AIM Money Market Fund, AIM Tax-Exempt Cash Fund, AIM Limited Maturity Treasury Fund, Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio) per calendar year, or a fund or an AIM Affiliate determines, in its sole discretion, that your short-term trading activity is excessive (regardless of whether or not

MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

you exceed such guidelines), it may, in its discretion, reject any additional purchase and exchange orders. Each fund and the AIM Affiliates reserve the discretion to accept exchanges in excess of these guidelines on a case-by-case basis if they believe that granting such exceptions would be consistent with the best interests of shareholders. An exchange is the purchase of shares in one fund which is paid for with the proceeds from a redemption of shares of another fund effectuated on the same day. The movement out of one fund (redemption) and into one or more other funds (purchase) on the same day shall be counted as one exchange. Exchanges effected as part of programs that have been determined by an AIM Affiliate to be non-discretionary, such as dollar cost averaging, portfolio rebalancing, or other automatic non-discretionary programs that involve exchanges, generally will not be counted toward the trading guidelines limitation of four exchanges out of a fund per calendar year.

    The ability of the AIM Affiliates to monitor exchanges made by the underlying shareholders of omnibus accounts maintained by brokers, retirement plan accounts and approved fee-based program accounts is severely limited or non-existent in those instances in which the broker, retirement plan administrator or fee-based program sponsor maintains the underlying shareholder accounts and is unwilling or unable to implement these trading guidelines and may be further limited by systems limitations applicable to those types of accounts. Additionally, the AIM Affiliates maintain certain retirement plan accounts on a record keeping system that is currently incapable of effecting or monitoring the trading guidelines.

    Some investments in the funds are made indirectly through vehicles such as qualified tuition plans, variable annuity and insurance contracts, and funds of funds which use the funds as underlying investments (each a conduit investment vehicle). If shares of the funds are held in the name of a conduit investment vehicle and not in the names of the individual investors who have invested in the funds through the conduit investment vehicle, the conduit investment vehicle may be considered an individual shareholder of the funds. To the extent that a conduit investment vehicle is considered an individual shareholder of the funds, the funds are likely to be limited in their ability to impose exchange limitations on individual transactions initiated by investors who have invested in the funds through the conduit investment vehicle.

REDEMPTION FEE

You may be charged a 2% redemption fee if you redeem, including redeeming by exchange, shares of certain funds within 30 days of purchase. See "Redeeming Shares -- Redemption Fee" for more information.

    The ability of a fund to assess a redemption fee on the underlying shareholders of omnibus accounts maintained by brokers, retirement plan accounts and approved fee-based program accounts is severely limited or non-existent in those instances in which the broker, retirement plan administrator or fee-based program sponsor maintains the underlying shareholder accounts and is unwilling or unable to assess such fees and may be further limited by systems limitations applicable to these types of accounts. Additionally, the AIM Affiliates maintain certain retirement plan accounts on a record keeping system that is currently incapable of processing the redemption fee. The provider of this system is working to enhance the system to facilitate the processing of this fee.

    For additional discussion of the applicability of redemption fees on shares of the fund held through omnibus accounts, retirement plan accounts, approved fee-based program accounts and conduit investment vehicles, see "Redeeming Shares -- Redemption Fee".

FAIR VALUE PRICING

Securities owned by a fund are to be valued at current market value if market quotations are readily available. All other securities and assets of a fund for which market quotations are not readily available are to be valued at fair value determined in good faith using procedures approved by the Board of Trustees of the fund. Fair value pricing may reduce the ability of frequent traders to take advantage of arbitrage opportunities resulting from potentially "stale" prices of portfolio holdings. However, it cannot eliminate the possibility of frequent trading.

    See "Pricing of Shares -- Determination of Net Asset Value" for more information.

                                                                      MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

PURCHASING SHARES

If you hold your shares through a broker/dealer or other financial institution, your eligibility to purchase those shares, the conditions for purchase and sale, and the minimum and maximum amounts allowed may differ depending on that institution's policies.

MINIMUM INVESTMENTS PER FUND ACCOUNT

There are no minimum investments with respect to Class K or Class R shares for fund accounts. The minimum investments with respect to Class A, A3, B and C shares and Investor Class shares for fund accounts are as follows:

                                                                              INITIAL                       ADDITIONAL
TYPE OF ACCOUNT                                                             INVESTMENTS                    INVESTMENTS
-------------------------------------------------------------------------------------------------------------------------
Employer-Sponsored Retirement Plans (includes section 401,     $   0 ($25 per fund investment for              $25
403 and                                                                salary deferrals from
457 plans, and SEP, SARSEP and SIMPLE IRA plans)                       Employer-Sponsored Retirement
                                                                       Plans)

Systematic Purchase Plan                                          50                                            50

IRA, Roth IRA or Coverdell ESA                                   250                                            25

All other accounts                                             1,000                                            50

ADI has the discretion to accept orders for lesser amounts.
-------------------------------------------------------------------------------------------------------------------------

HOW TO PURCHASE SHARES

You may purchase shares using one of the options below. Purchase orders will not be processed unless the account application and purchase payment are received in good order. In accordance with the USA PATRIOT Act, if you fail to provide all the required information requested in the current account application, your purchase order will not be processed. Additionally, Federal law requires that the fund verify and record your identifying information.

PURCHASE OPTIONS
--------------------------------------------------------------------------------

                                       OPENING AN ACCOUNT                         ADDING TO AN ACCOUNT
-------------------------------------------------------------------------------------------------------------------------
Through a Financial Advisor            Contact your financial advisor.            Same
By Mail                                Mail completed account application and     Mail your check and the remittance slip
                                       check to the transfer agent, AIM           from your confirmation statement to the
                                       Investment Services, Inc., P.O. Box        transfer agent.
                                       4739, Houston, TX 77210-4739.
By Wire                                Mail completed account application to      Call the transfer agent to receive a
                                       the transfer agent. Call the transfer      reference number. Then, use the wire
                                       agent at (800) 959-4246 to receive a       instructions at left.
                                       reference number. Then, use the
                                       following wire instructions:
                                       Beneficiary Bank ABA/Routing #:
                                       113000609
                                       Beneficiary Account Number: 00100366807
                                       Beneficiary Account Name: AIM
                                       Investment Services, Inc.
                                       RFB: Fund Name, Reference #
                                       OBI: Your Name, Account #

By Telephone                           Open your account using one of the         Select the AIM Bank
                                       methods described above.                   Connection--Servicemark-- option on
                                                                                  your completed account application or
                                                                                  complete an AIM Bank Connection form.
                                                                                  Mail the application or form to the
                                                                                  transfer agent. Once the transfer agent
                                                                                  has received the form, call the
                                                                                  transfer agent to place your purchase
                                                                                  order.
                                                                                  Call the AIM 24-hour Automated Investor
                                                                                  Line at 1-800-246-5463. You may place
                                                                                  your order after you have provided the
                                                                                  bank instructions that will be
                                                                                  requested.

By Internet                            Open your account using one of the         Access your account at
                                       methods described above.                   www.aiminvestments.com. The proper bank
                                                                                  instructions must have been provided on
                                                                                  your account. You may not purchase
                                                                                  shares in retirement accounts on the
                                                                                  internet.
-------------------------------------------------------------------------------------------------------------------------

MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

GRANDFATHERED INVESTORS

Investor Class shares of a fund may be purchased only by: (1) persons or entities who had established an account, prior to April 1, 2002, in Investor Class shares of any of the funds currently distributed by ADI (the Grandfathered Funds) and have continuously maintained such account in Investor Class shares since April 1, 2002; (2) any person or entity listed in the account registration for any Grandfathered Funds, which account was established prior to April 1, 2002 and continuously maintained since April 1, 2002, such as joint owners, trustees, custodians and designated beneficiaries; (3) customers of certain financial institutions, wrap accounts or other fee-based advisory programs, or insurance company separate accounts, which have had relationships with ADI and/or any of the Grandfathered Funds prior to April 1, 2002 and continuously maintained such relationships since April 1, 2002; and (4) fund trustees, employees of AMVESCAP PLC and its subsidiaries, AMVESCAP directors, and their immediate families.

SPECIAL PLANS

SYSTEMATIC PURCHASE PLAN
You can arrange for periodic investments in any of the funds by authorizing the transfer agent to withdraw the amount of your investment from your bank account on a day or dates you specify and in an amount of at least $50. You may stop the Systematic Purchase Plan at any time by giving the transfer agent notice ten days prior to your next scheduled withdrawal.

DOLLAR COST AVERAGING
Dollar Cost Averaging allows you to make automatic monthly or quarterly exchanges, if permitted, from one fund account to one or more other fund accounts with the identical registration. The account from which exchanges are to be made must have a minimum balance of $5,000 before you can use this option. Exchanges will occur on (or about) the day of the month you specify, in the amount you specify. Dollar Cost Averaging cannot be set up for the 29th through the 31st of the month. The minimum amount you can exchange to another fund is $50. You may participate in a dollar cost averaging program hosted by your dealer of record, your financial advisor or another financial intermediary. If such program is the same or similar to AIM's Dollar Cost Averaging program and is non-discretionary, both as determined by an AIM Affiliate, exchanges made pursuant to such program generally will not be counted toward the trading guideline limitation of four exchanges out of a fund per calendar year.

AUTOMATIC DIVIDEND INVESTMENT
All of your dividends and distributions may be paid in cash or invested in any fund at net asset value. Unless you specify otherwise, your dividends and distributions will automatically be reinvested in the same fund. You may invest your dividends and distributions per the rules listed in the "Permitted Exchanges" section.

    You must comply with the following requirements to be eligible to invest your dividends and distributions in shares of another fund:

(1) Your account balance (a) in the fund paying the dividend must be at least $5,000; and (b) in the fund receiving the dividend must be at least $500; and

(2) Both accounts must have identical registration information.

PORTFOLIO REBALANCING PROGRAM
If you have at least $5,000 in your account, you may participate in the Portfolio Rebalancing Program. Under this Program, you can designate how the total value of your fund holdings should be rebalanced, on a percentage basis, between two and ten of your funds on a quarterly, semiannual or annual basis. Your portfolio will be rebalanced through the exchange of shares in one or more of your funds for shares of the same class of one or more other funds in your portfolio. Rebalancing will NOT occur if your portfolio is within 2% of your stated allocation. If you wish to participate in the Program, make changes or cancel the Program, the transfer agent must receive your request to participate, changes, or cancellation in good order at least five business days prior to the next rebalancing date, which is normally the 28th day of the last month of the period you choose. You may realize taxable gains from these exchanges. We may modify, suspend or terminate the Program at any time on 60 days prior written notice. You may participate in a portfolio rebalancing program hosted by your dealer of record, your financial advisor or another financial intermediary. If such program is the same or similar to AIM's Portfolio Rebalancing Program and is non-discretionary, both as determined by an AIM Affiliate, exchanges made pursuant to such program generally will not be counted toward the trading guideline limitation of four exchanges out of a fund per calendar year.

RETIREMENT PLANS
Shares of most of the funds can be purchased through tax-sheltered retirement plans made available to corporations, individuals and employees of non-profit organizations and public schools. A plan document must be adopted to establish a retirement plan. You may use AIM sponsored retirement plans, which include IRAs, Roth IRAs, SIMPLE IRA plans, SEP/SARSEP plans, 403(b) plans, Solo 401(k) plans and Money Purchase/Profit Sharing plans, or another sponsor's retirement plan. AIM Investment Services, Inc. assesses certain fees associated with the maintenance of certain types of retirement plan accounts and the provision of specialized recordkeeping services for those plan accounts. ADI assesses certain fees associated with the maintenance of retirement plan documents for which it acts as the prototype sponsor. Contact your financial advisor for details.

                                                                      MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

REDEEMING SHARES

REDEMPTION FEE

You may be charged a 2% redemption fee (on redemption proceeds) if you redeem, including redeeming by exchange, shares of the following funds within 30 days of their purchase:

AIM Asia Pacific Growth Fund  AIM Global Value Fund
AIM Developing Markets Fund   AIM High Yield Fund
AIM European Growth Fund      AIM International Core Equity Fund
AIM European Small Company    AIM International Growth Fund
Fund                          AIM International Small Company Fund
AIM Global Aggressive Growth  AIM S&P 500 Index Fund
Fund                          AIM Trimark Fund
AIM Global Equity Fund
AIM Global Growth Fund

Currently, the redemption fee may be applied on Class A and Investor Class shares (and Institutional Class shares of AIM S&P 500 Index Fund). The AIM Affiliates expect the above funds to charge the redemption fee on all shares for all of the above funds effective April 1, 2005.

    The redemption fee will be retained by the fund from which you are redeeming shares (including redemptions by exchange), and is intended to offset the trading costs, market impact and other costs associated with short-term money movements in and out of the fund. The redemption fee is imposed to the extent that the number of fund shares you redeem exceeds the number of fund shares that you have held for more than 30 days. In determining whether the minimum 30 day holding period has been met, only the period during which you have held shares of the fund from which you are redeeming is counted. For this purpose, shares held longest will be treated as being redeemed first and shares held shortest as being redeemed last.

    The 2% redemption fee generally will not be charged on transactions involving the following:

(1) total or partial redemptions of shares by omnibus accounts maintained by brokers that do not have the systematic capability to process the redemption fee;

(2) total or partial redemptions of shares by approved fee-based programs that do not have the systematic capability to process the redemption fee;

(3) total or partial redemptions of shares held through retirement plans maintained pursuant to Sections 401, 403, 408, 408A and 457 of the Internal Revenue Code (the Code) where the systematic capability to process the redemption fee does not exist;

(4) total or partial redemptions effectuated by funds of funds, qualified tuition plans maintained pursuant to Section 529 of the Code, and insurance company separate accounts which use the funds as underlying investments;

(5) total or partial redemptions effectuated pursuant to an automatic non-discretionary rebalancing program or a systematic withdrawal plan established with the funds or a financial intermediary;

(6) total or partial redemptions requested within 30 days following the death or post-purchase disability of (i) any registered shareholder on an account or
    (ii) the settlor of a living trust which is the registered shareholder of an account, of shares held in the account at the time of death or initial determination of post-purchase disability;

(7) total or partial redemption of shares acquired through investment of dividends and other distributions; or

(8) redemptions initiated by a fund.

The AIM Affiliates' goals are to apply the redemption fee on all classes of shares of the above funds regardless of the type of account in which such shares are held. This goal is not immediately achievable because of systems limitations and marketplace resistance. Brokers that maintain omnibus accounts, sponsors of fee-based program accounts and retirement plan administrators for accounts that are exempt from the redemption fee pursuant to (1) through (8) above may impose a redemption fee that has different characteristics, which may be more or less restrictive, than those set forth above. Lastly, the provider of AIM's retirement plan record keeping system is working to enhance the system to facilitate the processing of the redemption fee. Until such computer programs are modified or alternate processes are developed, the fund's ability to assess a redemption fee on these types of share classes and accounts is severely limited.

    Some investments in the funds are made indirectly through conduit investment vehicles. If shares of the funds are held in the name of a conduit investment vehicle and not in the names of the individual investors who have invested in the funds through the conduit investment vehicle, the conduit investment vehicle may be considered an individual shareholder of the funds. To the extent that a conduit investment vehicle is considered an individual shareholder of the funds, the funds are likely to be limited in their ability to assess redemption fees on individual transactions initiated by investors who have invested in the funds through the conduit investment vehicle. In these cases, the applicability of redemption fees will be determined based on the aggregate holdings and redemptions of the conduit investment vehicle in a fund.

    The funds have the discretion to waive the 2% redemption fee if a fund is in jeopardy of losing its registered investment company qualification for tax purposes.

    Your broker or financial advisor may charge service fees for handling redemption transactions. Your shares also may be subject to a contingent deferred sales charge (CDSC) in addition to the redemption fee.

REDEMPTION OF CLASS A SHARES AND AIM CASH RESERVE SHARES ACQUIRED BY EXCHANGE

If you purchase $1,000,000 or more of Class A shares of any fund, or if you make additional purchases of Class A shares on and after

MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

October 31, 2002 at net asset value, your shares may be subject to a CDSC upon redemption as described below.

           SHARES
         INITIALLY                      SHARES HELD                    CDSC APPLICABLE UPON
         PURCHASED                   AFTER AN EXCHANGE                 REDEMPTION OF SHARES
         ---------                   -----------------                 --------------------
- Class A shares of Category  - Class A shares of Category I     - 1% if shares are redeemed
  I or II Fund or AIM Short     or II Fund or AIM Short Term       within 18 months of initial
  Term Bond Fund                Bond Fund                          purchase of Category I or II
                              - Class A shares of Category III     Fund or AIM Short Term Bond
                                Fund(2)                            Fund shares
                              - AIM Cash Reserve Shares of AIM
                                Money Market Fund

- Class A shares of Category  - Class A shares of Category I     - 1% if shares are redeemed
  III Fund(1)                   or II Fund or AIM Short Term       within 18 months of initial
                                Bond Fund                          purchase of Category III Fund
                                                                   shares

- Class A shares of Category  - Class A shares of Category III   - No CDSC
  III Fund(1)                   Fund(2)
                              - Class A shares of AIM Tax-
                                Exempt Cash Fund
                              - AIM Cash Reserve Shares of AIM
                                Money Market

(1) As of the close of business on October 30, 2002, only existing shareholders of Class A shares of a Category III Fund may purchase such shares.
(2) Beginning on February 17, 2003, Class A shares of a Category I, II or III Fund or AIM Short Term Bond Fund may not be exchanged for Class A shares of Category III Fund.

REDEMPTION OF CLASS B SHARES ACQUIRED BY EXCHANGE FROM AIM FLOATING RATE FUND

If you redeem Class B shares you acquired by exchange via a tender offer by AIM Floating Rate Fund, the early withdrawal charge applicable to shares of AIM Floating Rate Fund will be applied instead of the CDSC normally applicable to Class B shares.

HOW TO REDEEM SHARES
--------------------------------------------------------------------------------

Through a Financial Advisor        Contact your financial advisor, including
                                   your retirement plan or program sponsor.

By Mail                            Send a written request to the transfer
                                   agent. Requests must include (1) original signatures of all registered owners/trustees; (2) the name of the fund and your account number; (3) if the transfer agent does not hold your shares, endorsed share certificates or share certificates accompanied by an executed stock power; and
                                   (4) signature guarantees, if necessary (see below). The transfer agent may require that you provide additional information, such as corporate resolutions or powers of attorney, if applicable. If you are redeeming from an IRA account, you must include a statement of whether or not you are at least 59 1/2 years old and whether you wish to have federal income tax withheld from your proceeds. The transfer agent may require certain other information before you can redeem from an employer-sponsored retirement plan. Contact your employer for details.

By Telephone                       Call the transfer agent at 1-800-959-4246 or
                                   our AIM 24-hour Automated Investor Line at
                                   1-800-246-5463. You will be allowed to
                                   redeem by telephone if (1) the proceeds are
                                   to be mailed to the address on record (if
                                   there has been no change communicated to us
                                   within the last 30 days) or transferred
                                   electronically to a pre-authorized checking
                                   account; (2) you do not hold physical share
                                   certificates; (3) you can provide proper
                                   identification information; (4) the proceeds
                                   of the redemption do not exceed $250,000;
                                   and (5) you have not previously declined the
                                   telephone redemption privilege. Certain
                                   retirement accounts and 403(b) plans, may
                                   not be redeemed by telephone. For funds
                                   other than Premier Portfolio, Premier
                                   Tax-Exempt Portfolio and Premier U.S.
                                   Government Money Portfolio, the transfer
                                   agent must receive your call during the
                                   hours of the customary trading session of
                                   the New York Stock Exchange (NYSE) in order
                                   to effect the redemption at that day's
                                   closing price. For Premier Portfolio,
                                   Premier Tax-Exempt Portfolio and Premier
                                   U.S. Government Money Portfolio, the
                                   transfer agent must receive your call before
                                   the last net asset value determination on a
                                   business day in order to effect the
                                   redemption at that day's closing price. You
                                   may, with limited exceptions, redeem from an
                                   IRA account by telephone. Redemptions from
                                   other types of retirement accounts may be
                                   requested in writing.

By Internet                        Place your redemption request at
                                   www.aiminvestments.com. You will be allowed
                                   to redeem by internet if (1) you do not hold
                                   physical share certificates; (2) you can
                                   provide proper identification information;
                                   (3) the proceeds of the redemption do not
                                   exceed $250,000; and (4) you have already
                                   provided proper bank information. AIM
                                   prototype retirement accounts may not be
                                   redeemed on the internet. For funds other
                                   than Premier Portfolio, Premier Tax-Exempt
                                   Portfolio and Premier U.S. Government Money
                                   Portfolio, the transfer agent must confirm
                                   your transaction during the hours of the
                                   customary trading session of the NYSE in
                                   order to effect the redemption at that day's
                                   closing price. For Premier Portfolio,
                                   Premier Tax-Exempt Portfolio and Premier
                                   U.S. Government Money Portfolio, the
                                   transfer agent must confirm your transaction
                                   before the last net asset value
                                   determination on a business day in order to
                                   effect the redemption at that day's closing
                                   price.

--------------------------------------------------------------------------------

                                                                      MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

TIMING AND METHOD OF PAYMENT

We normally will send out checks within one business day, and in any event no more than seven days, after we accept your request to redeem. If you redeem shares recently purchased by check, you will be required to wait up to ten business days before we will send your redemption proceeds. This delay is necessary to ensure that the purchase check has cleared. Payment may be postponed in cases where the SEC declares an emergency or normal trading is halted.

REDEMPTION BY MAIL
If you mail us a request in good order to redeem your shares, we will mail you a check in the amount of the redemption proceeds to the address on record with us. If your request is not in good order, you may have to provide us with additional documentation in order to redeem your shares.

REDEMPTION BY TELEPHONE
If you redeem by telephone, we will mail you a check in the amount of the redemption proceeds to your address of record (if there has been no change communicated to the transfer agent within the previous 30 days) or transmit them electronically to your pre-authorized bank account. We use reasonable procedures to confirm that instructions communicated by telephone are genuine, but we are not liable for telephone instructions that are reasonably believed to be genuine.

REDEMPTION BY INTERNET
If you redeem by internet, we will transmit your redemption proceeds electronically to your pre-authorized bank account. We use reasonable procedures to confirm that instructions communicated by internet are genuine, but we are not liable for internet instructions that are reasonably believed to be genuine.

PAYMENT FOR SYSTEMATIC REDEMPTIONS
You may arrange for regular monthly or quarterly withdrawals from your account of at least $50. You also may make annual withdrawals if you own Class A shares. We will redeem enough shares from your account to cover the amount withdrawn. You must have an account balance of at least $5,000 to establish a Systematic Redemption Plan. You can stop this plan at any time by giving ten days prior notice to the transfer agent.

EXPEDITED REDEMPTIONS
(AIM CASH RESERVE SHARES OF AIM MONEY MARKET FUND ONLY)
If we receive your redemption order before 11:30 a.m. Eastern Time, we will try to transmit payment of redemption proceeds on that same day. If we receive your redemption order after 11:30 a.m. Eastern Time and before the close of the customary trading session of the NYSE, we generally will transmit payment on the next business day.

REDEMPTIONS BY CHECK
(CLASS A SHARES OF AIM TAX-EXEMPT CASH FUND, AIM CASH RESERVE SHARES OF AIM MONEY MARKET FUND AND INVESTOR CLASS SHARES OF AIM MONEY MARKET FUND, AIM TAX-EXEMPT CASH FUND, PREMIER PORTFOLIO, PREMIER TAX-EXEMPT PORTFOLIO AND PREMIER U.S. GOVERNMENT MONEY PORTFOLIO ONLY)

You may redeem shares of these funds by writing checks in amounts of $250 or more if you have completed an authorization form. Redemption by check is not available for retirement accounts.

SIGNATURE GUARANTEES

We require a signature guarantee when you redeem by mail and

(1) the amount is greater than $250,000;

(2) you request that payment be made to someone other than the name registered on the account;

(3) you request that payment be sent somewhere other than the bank of record on the account; or

(4) you request that payment be sent to a new address or an address that changed in the last 30 days.

The transfer agent will accept a guarantee of your signature by a number of financial institutions. Call the transfer agent for additional information. Some institutions have transaction amount maximums for these guarantees. Please check with the guarantor institution.

REDEMPTIONS IN KIND

Although the funds generally intend to pay redemption proceeds solely in cash, the funds reserve the right to satisfy redemption requests by making payment in securities or other property (known as a redemption in kind).

REDEMPTIONS BY THE FUNDS

If your account (Class A, Class A3, Class B, Class C and Investor Class shares only) has been open at least one year, you have not made an additional purchase in the account during the past six calendar months, and the value of your account falls below $500 ($250 for Investor Class shares) for three consecutive months due to redemptions or exchanges (excluding retirement accounts), the funds have the right to redeem the account after giving you 60 days' prior written notice. You may avoid having your account redeemed during the notice period by bringing the account value up to $500 ($250 for Investor Class shares) or by utilizing the Automatic Investment Plan.

    If the fund determines that you have not provided a correct Social Security or other tax ID number on your account application, or the fund is not able to verify your identity as required by law, the fund may, at its discretion, redeem the account and distribute the proceeds to you.

EXCHANGING SHARES

You may, under certain circumstances, exchange shares in one fund for those of another fund. An exchange is the purchase of shares in one fund which is paid for with the proceeds from a redemption of shares of another fund effectuated on the same day. Before requesting an exchange, review the prospectus of the fund you wish to acquire. Exchange privileges also apply to holders of the Connecticut General Guaranteed Account, established for tax-qualified group annuities, for contracts purchased on or before June 30, 1992.

    You may be charged a redemption fee on certain redemptions, including exchanges. See "Redeeming Shares -- Redemption Fee."

MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

PERMITTED EXCHANGES


Except as otherwise stated under "Exchanges Not Permitted," you generally may exchange your shares for shares of the same class of another fund.

---------------------------------------------------------------------------------------------------------------------------------
EXCHANGE FROM                          EXCHANGE TO                         ALLOWED                          PROHIBITED
---------------------------------------------------------------------------------------------------------------------------------
Class A                      Class A, A3, Investor Class, or
                             AIM Cash Reserve Shares.
                             Exceptions are:
                             - Class A Shares of AIM Limited
                               Maturity Treasury Fund and AIM
                               Tax-Free Intermediate Fund are
                               currently closed to new
                               investors.
                             - Class A Shares of AIM Limited
                               Maturity Treasury Fund, AIM                    X
                               Tax-Exempt Cash Fund and AIM
                               Tax-Free Intermediate Fund
                               cannot be exchanged for Class
                               A3 Shares of those funds.
                             - Investor Class Shares of all
                               funds are currently offered to
                               new investors only on a
                               limited basis.
---------------------------------------------------------------------------------------------------------------------------------
Class A                      Class B, C, K, R, Institutional
                             Class Shares or Shares of the                                                      X
                             AIM Summit Fund.
---------------------------------------------------------------------------------------------------------------------------------
Class A3                     Class A, A3, Investor Class, or
                             AIM Cash Reserve Shares.
                             Exceptions are:
                             - Class A3 Shares of AIM Limited
                               Maturity Treasury Fund and AIM
                               Tax-Free Intermediate Fund
                               cannot be exchanged for Class                  X
                               A Shares of those funds.
                             - Investor Class Shares of all
                               funds are currently offered to
                               new investors only on a
                               limited basis.
---------------------------------------------------------------------------------------------------------------------------------
Class A3                     Class B, C, K, R, Institutional
                             Class Shares, or shares of AIM                                                     X
                             Summit Fund.
---------------------------------------------------------------------------------------------------------------------------------
Class B                      Class B. Exceptions are:
                             - Class B Shares of other funds
                               cannot be exchanged for Class                  X
                               B Shares of AIM Floating Rate
                               Fund.
---------------------------------------------------------------------------------------------------------------------------------
Class B                      Class A, A3, C, K, R, AIM Cash
                             Reserve Shares, Institutional,
                             Investor Class Shares, or shares                                                   X
                             of AIM Summit Fund.
---------------------------------------------------------------------------------------------------------------------------------
Class C                      Class C. Exceptions are:
                             - Class C shares of other funds
                               cannot be exchanged for Class                  X
                               C shares of AIM Floating Rate
                               Fund.
---------------------------------------------------------------------------------------------------------------------------------
Class C                      Class A, A3, B, K, R, AIM Cash
                             Reserve Shares, Institutional,
                             Investor Class shares or shares                                                    X
                             of AIM Summit Fund.
---------------------------------------------------------------------------------------------------------------------------------
Class K                      Class K                                          X
---------------------------------------------------------------------------------------------------------------------------------
Class K                      Class A, A3, B, C, R, AIM Cash
                             Reserve Shares, Institutional,
                             Investor Class shares, or shares                                                   X
                             of AIM Summit Fund.
---------------------------------------------------------------------------------------------------------------------------------
Class R                      Class R                                          X
---------------------------------------------------------------------------------------------------------------------------------
Class R                      Class A, A3, B, C, K, AIM Cash
                             Reserve Shares, Institutional,
                             Investor Class shares, or shares                                                   X
                             of AIM Summit Fund.
---------------------------------------------------------------------------------------------------------------------------------
AIM Cash Reserve Shares      Class A, A3, B, C, R, or
                             Investor Class shares.
                             Exceptions are:
                             - Class A shares of AIM Limited
                               Maturity Treasury Fund and AIM
                               Tax-Free Intermediate Fund are
                               currently closed to new
                               investors.
                             - Shares to be exchanged for                     X
                               Class B, C or R shares must
                               not have been acquired by
                               exchange from Class A shares
                               of any fund.
                             - Investor Class Shares of all
                               funds are currently offered to
                               new investors only on a
                               limited basis.
---------------------------------------------------------------------------------------------------------------------------------
AIM Cash Reserve Shares      Class K, Institutional Class
                             shares, or shares of AIM Summit                                                    X
                             Fund.
---------------------------------------------------------------------------------------------------------------------------------
Institutional Class          Institutional Class                              X
---------------------------------------------------------------------------------------------------------------------------------

                                                                      MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

---------------------------------------------------------------------------------------------------------------------------------
EXCHANGE FROM                          EXCHANGE TO                         ALLOWED                          PROHIBITED
---------------------------------------------------------------------------------------------------------------------------------
Institutional Class          Class A, A3, B, C, K, R, AIM
                             Cash Reserve Shares, Investor
                             Class shares, or shares of AIM                                                     X
                             Summit Fund.
---------------------------------------------------------------------------------------------------------------------------------
Investor Class               A, A3, or Investor Class.
                             Exceptions are:
                             - Investor Class shares cannot
                               be exchanged for Class A
                               shares of any fund which
                               offers Investor Class shares.                  X
                             - Class A shares of AIM Limited
                               Maturity Treasury Fund and AIM
                               Tax-Free Intermediate Fund are
                               currently closed to new
                               investors.
---------------------------------------------------------------------------------------------------------------------------------
Investor Class               Class B, C, K, R, AIM Cash
                             Reserve Shares, Institutional
                             Class shares, or shares of AIM                                                     X
                             Summit Fund.
---------------------------------------------------------------------------------------------------------------------------------
AIM Summit Fund              Class A, A3, or AIM Cash Reserve
                             Shares. Exceptions are:
                             - Class A shares of AIM Limited
                               Maturity Treasury Fund and AIM                 X
                               Tax-Free Intermediate Fund are
                               currently closed to new
                               investors.
---------------------------------------------------------------------------------------------------------------------------------
AIM Summit Fund              Class B, C, K, R, Institutional
                             or Investor Class shares.                                                          X
---------------------------------------------------------------------------------------------------------------------------------


    You may be required to pay an initial sales charge when exchanging from a fund with a lower initial sales charge than the one into which you are exchanging. If you exchange into shares that are subject to a CDSC, we will begin the holding period for purposes of calculating the CDSC on the date you made your initial purchase.

EXCHANGES NOT SUBJECT TO A SALES CHARGE
You will not pay an initial sales charge when exchanging:
(1) Class A shares with an initial sales charge (excluding Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund) for

     (a) Class A shares of another fund;

     (b) AIM Cash Reserve Shares of AIM Money Market Fund; or

     (c) Class A3 shares of AIM Limited Maturity Treasury Fund or AIM Tax-Free Intermediate Fund.
(2) Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund with an initial sales charge for

     (a) AIM Cash Reserve Shares of AIM Money Market Fund or Class A shares of AIM Tax-Exempt Cash Fund; or

     (b) Class A shares of another Fund, but only if

          (i)  you acquired the original shares before May 1, 1994; or
         (ii) you acquired the original shares on or after May 1, 1994 by way of an exchange from shares with higher initial sales charges; or
(3) AIM Cash Reserve Shares of AIM Money Market Fund or Class A shares of AIM Tax-Exempt Cash Fund for


     (a) Class A shares of a fund subject to an initial sales charge (excluding Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund), but only if you acquired the original shares


         (i) prior to May 1, 1994 by exchange from Class A shares subject to an initial sales charge;


         (ii) on or after May 1, 1994 by exchange from Class A shares subject to an initial sales charge (excluding Class A shares of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund); or
(4) Class A3 shares of AIM Limited Maturity Treasury Fund or AIM Tax-Free Intermediate Fund for


     (a) AIM Cash Reserve Shares of AIM Money Market Fund; or


     (b) Class A shares of AIM Tax-Exempt Cash Fund.
You will not pay a CDSC or other sales charge when exchanging:
(1) Class A shares for other Class A shares;
(2) Class B shares for other Class B shares;
(3) Class C shares for other Class C shares;
(4) Class K shares for other Class K shares;
(5) Class R shares for other Class R shares.
EXCHANGES NOT PERMITTED

For shares purchased prior to November 15, 2001, you may not exchange:
(1) Class A shares of Category I or II funds (i) subject to an initial sales charge or (ii) purchased at net asset value and subject to a contingent deferred sales charge (CDSC) for Class A shares of AIM Tax-Exempt Cash Fund;
(2) Class A shares of Category III funds purchased at net asset value for Class A shares of a Category I or II fund, Class A shares of AIM Short Term Bond Fund;
(3) on or after January 15, 2002, AIM Cash Reserve Shares of AIM Money Market Fund or Class A shares of AIM Tax-Exempt Cash Fund for Class A shares of Category III AIM Funds that are subject to a CDSC.
For shares purchased on or after November 15, 2001, you may not exchange:

MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

(1) Class A shares of Category I or II fund, Class A shares of AIM Short Term Bond Fund (i) subject to an initial sales charge or (ii) purchased at net asset value and subject to a CDSC for Class A shares of AIM Tax-Exempt Cash Fund;
(2) Class A shares of AIM Tax-Exempt Cash Fund for Class A shares of any other fund (i) subject to an initial sales charge or (ii) purchased at net asset value and subject to a CDSC or for AIM Cash Reserve Shares of AIM Money Market Fund; or
(3) AIM Cash Reserve Shares of AIM Money Market Fund for Class B or Class C shares of any fund or for Class A shares of any fund that are subject to a CDSC, however, if you originally purchased Class A shares of a Category I or II fund or AIM Short Term Bond Fund, and exchanged those shares for AIM Cash Reserve Shares of AIM Money Market Fund, you may further exchange the AIM Cash Reserve Shares for Class A shares of a Category I or II fund or AIM Short Term Bond Fund.
EXCHANGE CONDITIONS

The following conditions apply to all exchanges:

- Shares of the fund you wish to acquire must be available for sale in your state of residence;

- Exchanges must be made between accounts with identical registration information;

- The account you wish to exchange from must have a certified tax identification number (or the Fund has received an appropriate Form W-8 or W-9);

- Shares must have been held for at least one day prior to the exchange with the exception of dividends that are reinvested; and

- If you have physical share certificates, you must return them to the transfer agent prior to the exchange.

TERMS OF EXCHANGE

Under unusual market conditions, a fund may delay the purchase of shares being acquired in an exchange for up to five business days if it determines that it would be materially disadvantaged by the immediate transfer of exchange proceeds. The exchange privilege is not an option or right to purchase shares. Any of the participating funds or the distributor may modify or terminate this privilege at any time. The fund or the distributor will provide you with notice of such modification or termination whenever it is required to do so by applicable law, but may impose changes at any time for emergency purposes.

BY MAIL

If you wish to make an exchange by mail, you must include original signatures of each registered owner exactly as the shares are registered, the account registration and account number, the dollar amount or number of shares to be exchanged and the names of the funds from which and into which the exchange is to be made.

BY TELEPHONE

Conditions that apply to exchanges by telephone are the same as redemptions by telephone, including that the transfer agent must receive exchange requests during the hours of the customary trading session of the NYSE; however, you still will be allowed to exchange by telephone even if you have changed your address of record within the preceding 30 days.

BY INTERNET

You will be allowed to exchange by internet if you do not hold physical share certificates and you provide the proper identification information.

EXCHANGING CLASS B, CLASS C AND CLASS R SHARES

If you make an exchange involving Class B or Class C shares or Class R shares subject to a CDSC, the amount of time you held the original shares will be credited to the holding period of the Class B, Class C or Class R shares, respectively, into which you exchanged for the purpose of calculating contingent deferred sales charges (CDSC) if you later redeem the exchanged shares. If you redeem Class B or Class C shares acquired by exchange via a tender offer by AIM Floating Rate Fund, you will be credited with the time period you held the Class B or Class C shares of AIM Floating Rate Fund for the purpose of computing the early withdrawal charge applicable to those shares.
--------------------------------------------------------------------------------

 EACH FUND AND ITS AGENTS RESERVE THE RIGHT AT ANY TIME TO:
 - REJECT OR CANCEL ALL OR ANY PART OF ANY PURCHASE OR EXCHANGE ORDER;
 - MODIFY ANY TERMS OR CONDITIONS OF PURCHASE OF SHARES OF ANY FUND;
 - REJECT OR CANCEL ANY REQUEST TO ESTABLISH THE SYSTEMATIC PURCHASE PLAN AND SYSTEMATIC REDEMPTION PLAN OPTIONS ON THE SAME ACCOUNT; OR
 - SUSPEND, CHANGE OR WITHDRAW ALL OR ANY PART OF THE OFFERING MADE BY THIS PROSPECTUS.
--------------------------------------------------------------------------------

PRICING OF SHARES

DETERMINATION OF NET ASSET VALUE

The price of each fund's shares is the fund's net asset value per share. The funds value portfolio securities for which market quotations are readily available at market value. The funds value all other securities and assets for which market quotations are not readily available at their fair value in good faith using procedures approved by the Boards of Trustees of the funds. Securities and other assets quoted in foreign currencies are valued in U.S. dollars based on the prevailing exchange rates on that day.

    Even when market quotations are available, they may be stale or they may be unreliable because the security is not traded frequently, trading on the security ceased before the close of the trading market or issuer specific events occurred after the security ceased trading or because of the passage of time between the close of the market on which the security trades and the close of the NYSE and when the fund calculates its net asset value. Issuer specific events may cause the last

                                                                      MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

market quotation to be unreliable. Such events may include a merger or insolvency, events which affect a geographical area or an industry segment, such as political events or natural disasters, or market events, such as a significant movement in the U.S. market. Where market quotations are not readily available, including where AIM determines that the closing price of the security is unreliable, AIM will value the security at fair value in good faith using procedures approved by the Boards of Trustees. Fair value pricing may reduce the ability of frequent traders to take advantage of arbitrage opportunities resulting from potentially "stale" prices of portfolio holdings. However, it cannot eliminate the possibility of frequent trading.

    Fair value is that amount that the owner might reasonably expect to receive for the security upon its current sale. Fair value requires consideration of all appropriate factors, including indications of fair value available from pricing services. A fair value price is an estimated price and may vary from the prices used by other mutual funds to calculate their net asset values.

    AIM may use indications of fair value from pricing services approved by the Boards of Trustees. In other circumstances, the AIM valuation committee may fair value securities in good faith using procedures approved by the Boards of Trustees. As a means of evaluating its fair value process, AIM routinely compares closing market prices, the next day's opening prices for the security in its primary market if available, and indications of fair value from other sources. Fair value pricing methods and pricing services can change from time to time as approved by the Boards of Trustees.

    Specific types of securities are valued as follows:

    Domestic Exchange Traded Equity Securities: Market quotations are generally available and reliable for domestic exchange traded equity securities. If market quotations are not available or are unreliable, AIM will value the security at fair value in good faith using procedures approved by the Boards of Trustees.

    Foreign Securities: If market quotations are available and reliable for foreign exchange traded equity securities, the securities will be valued at the market quotations. Because trading hours for certain foreign securities end before the close of the NYSE, closing market quotations may become unreliable. If between the time trading ends on a particular security and the close of the customary trading session on the NYSE events occur that are significant and may make the closing price unreliable, the fund may fair value the security. If an issuer specific event has occurred that AIM determines, in its judgment, is likely to have affected the closing price of a foreign security, it will price the security at fair value. AIM also relies on a screening process from a pricing vendor to indicate the degree of certainty, based on historical data, that the closing price in the principal market where a foreign security trades is not the current market value as of the close of the NYSE. For foreign securities where AIM believes, at the approved degree of certainty, that the price is not reflective of current market value, AIM will use the indication of fair value from the pricing service to determine the fair value of the security. The pricing vendor, pricing methodology or degree of certainty may change from time to time.

    Fund securities primarily traded on foreign markets may trade on days that are not business days of the fund. Because the net asset value of fund shares is determined only on business days of the fund, the value of the portfolio securities of a fund that invests in foreign securities may change on days when you will not be able to purchase or redeem shares of the fund.

    Fixed Income Securities: Government, corporate, asset-backed and municipal bonds and convertible securities, including high yield or junk bonds, are valued on the basis of prices provided by independent pricing services. Prices provided by the pricing services may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as institution-size trading in similar groups of securities, developments related to special securities, dividend rate, maturity and other market data. Prices received from pricing services are fair value prices. In addition, if the price provided by the pricing service is unreliable, the AIM valuation committee may fair value the security using procedures approved by the Boards of Trustees.

    Short-term Securities: The funds' short-term investments are valued at amortized cost when the security has 60 days or less to maturity. AIM Money Market Fund, AIM Tax-Exempt Cash Fund, Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio value all their securities at amortized cost. AIM High Income Municipal Fund, AIM Municipal Bond Fund and AIM Tax-Free Intermediate Fund value variable rate securities that have an unconditional demand or put feature exercisable within seven days or less at par, which reflects the market value of such securities.

    Futures and Options: Futures and options are valued on the basis of market quotations, if available.

    Open-end Funds: To the extent a fund invests in other open-end funds, the investing fund will calculate its net asset value using the net asset value of the underlying fund in which it invests.

    The funds disclose portfolio holdings at different times and with different lag times on www.aiminvestments.com and in annual, semi-annual and quarterly shareholder reports. Refer to such reports or the website to determine the types of securities in which a fund has invested. You may also refer to the Statement of Additional Information to determine what types of securities in which a fund may invest. You may obtain copies of these reports or of the Statement of Additional Information from AIM as described on the back cover of this prospectus.

    Each fund determines the net asset value of its shares on each day the NYSE is open for business (a business day), as of the close of the customary trading session, or earlier NYSE closing time that day. AIM Money Market Fund also determines its net asset value as of 12:00 noon Eastern Time on each business day. Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio determine the net asset value of their shares every fifteen minutes on each business day, beginning at 8:00 a.m. Eastern Time. The last net asset value determination on any business day for Premier Portfolio and Premier U.S. Government Money Portfolio will generally occur at 5:30 p.m. Eastern Time, and the last net asset

MCF--02/05

                                 -------------
                                 THE AIM FUNDS
                                 -------------

value determination on any business day for Premier Tax-Exempt Portfolio will generally occur at 4:30 p.m. Eastern Time. Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio are authorized not to open for trading on a day that is otherwise a business day if the Bond Market Association recommends that government securities dealers not open for trading and any such day will not be considered a business day. Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio also may close early on a business day if the Bond Market Association recommends that government securities dealers close early. If Premier Portfolio, Premier Tax-Exempt Portfolio or Premier U.S. Government Money Portfolio uses its discretion to close early on a business day, the last net asset value calculation will occur as of the time of such closing.

TIMING OF ORDERS

For funds other than Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio, you can purchase or redeem shares on each business day prior to the close of the customary trading session or any earlier NYSE closing time that day. For funds other than Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio, purchase orders that are received and accepted before the close of the customary trading session or any earlier NYSE closing time on a business day generally are processed that day and settled on the next business day.

    For Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio, you can purchase or redeem shares on each business day, prior to the last net asset value determination on such business day; however, if your order is received and accepted after the close of the customary trading session or any earlier NYSE closing time that day, your order generally will be processed on the next business day and settled on the second business day following the receipt and acceptance of your order.

    For all funds, you can exchange shares on each business day, prior to the close of the customary trading session or any earlier NYSE closing time that day. Shareholders of Premier Portfolio, Premier Tax-Exempt Portfolio and Premier U.S. Government Money Portfolio therefore cannot exchange their shares after the close of the customary trading session or any earlier NYSE closing time on a particular day, even though these funds remain open after such closing time.

  The funds price purchase, exchange and redemption orders at the net asset value calculated after the transfer agent receives an order in good order. Any applicable sales charges are applied at the time an order is processed. A fund may postpone the right of redemption only under unusual circumstances, as allowed by the Securities and Exchange Commission, such as when the NYSE restricts or suspends trading.


  TAXES

In general, dividends and distributions you receive are taxable as ordinary income or long-term capital gains for federal income tax purposes, whether you reinvest them in additional shares or take them in cash. Distributions are generally taxable to you at different rates depending on the length of time the fund holds its assets and the type of income that the fund earns. Different tax rates apply to ordinary income, qualified dividend income, and long-term capital gain distributions. Every year, you will be sent information showing the amount of dividends and distributions you received from each fund during the prior year.

    Any long-term or short-term capital gains realized from redemptions of fund shares will be subject to federal income tax. Exchanges of shares for shares of another fund are treated as a sale, and any gain realized on the transaction will generally be subject to federal income tax.

    INVESTORS IN TAX-EXEMPT FUNDS SHOULD READ THE INFORMATION UNDER THE HEADING "OTHER INFORMATION -- SPECIAL TAX INFORMATION REGARDING THE FUND" IN THEIR PROSPECTUS.

    The foreign, state and local tax consequences of investing in fund shares may differ materially from the federal income tax consequences described above. In addition, the preceding discussion concerning the taxability of fund dividends and distributions and of redemptions and exchanges of fund shares is inapplicable to investors that are generally exempt from federal income tax, such as retirement plans that are qualified under Section 401, 403, 408, 408A and 457 of the Internal Revenue Code, individual retirement accounts (IRAs) and Roth IRAs. You should consult your tax advisor before investing.

                                                                      MCF--02/05

OBTAINING ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

More information may be obtained free of charge upon request. The Statement of Additional Information (SAI), a current version of which is on file with the Securities and Exchange Commission (SEC), contains more details about the fund and is incorporated by reference into the prospectus (is legally a part of the prospectus). Annual and semiannual reports to shareholders contain additional information about the fund's investments. The fund's annual report also discusses the market conditions and investment strategies that significantly affected the fund's performance during its last fiscal year. Beginning with fiscal periods ending after July 9, 2004, the fund also files its complete schedule of portfolio holdings with the SEC for the 1st and 3rd quarters of each fiscal year on Form N-Q.

If you have questions about this fund, another fund in The AIM Family of Funds--Registered Trademark-- or your account, or wish to obtain free copies of the fund's current SAI or annual or semiannual reports, please contact us by mail at AIM Investment Services, Inc., P.O. Box 4739, Houston, TX 77210-0739 or

BY TELEPHONE:          (800) 959-4246

ON THE INTERNET:       You can send us a request by
                       e-mail or download
                       prospectuses, SAIs, annual or
                       semiannual reports via our
                       website:
                       http://www.aiminvestments.com

The fund's most recent portfolio holdings, as filed on Form N-Q, are also available at www.aiminvestments.com.

You can also review and obtain copies of the fund's SAI, financial reports, the fund's Forms N-Q and other information at the SEC's Public Reference Room in Washington, DC; on the EDGAR database on the SEC's Internet website (http://www.sec.gov); or, after paying a duplication fee, by sending a letter to the SEC's Public Reference Room, Washington, DC 20549-0102 or by sending an electronic mail request to publicinfo@sec.gov. Please call the SEC at 1-202-942-8090 for information about the Public Reference Room.

----------------------------------------
   AIM Aggressive Growth Fund
   SEC 1940 Act file number: 811-1424
----------------------------------------

AIMinvestments.com     AGRO-PRO-1
                YOUR GOALS. OUR SOLUTIONS.   [AIM INVESTMENTS LOGO APPEARS HERE]
                 --Registered Trademark--          --Registered Trademark--

                                                                   APPENDIX IV

MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

FUND FOCUSED ON STOCKS OF COMPANIES WITH                                                   and value stocks generally outperformed
SOLID EARNINGS                                                                             growth stocks.

For the fiscal year ended October 31,        The fund's information technology and         YOUR FUND
2004, AIM Aggressive Growth Fund, Class A    industrials holdings helped it outperform
shares, returned 7.01% at net asset          the Lipper Mid-Cap Growth Fund Index.         We continued to focus on small- and
value. PERFORMANCE SHOWN AT NAV DOES NOT                                                   mid-cap stocks of companies with high
INCLUDE FRONT-END SALES CHARGES, WHICH       MARKET CONDITIONS                             growth potential, as demonstrated by
WOULD HAVE REDUCED THE PERFORMANCE. For                                                    consistent and accelerating earnings
the performance of other share classes,      The U.S. economy showed signs of strength     growth. The fund's stock selection
please see page 3. The fund                  during the fiscal year ended October 31,      process is based on a rigorous three-step
underperformed the S&P 500 Index and the     2004. Gross domestic product (GDP), the       process that includes quantitative,
Russell Midcap Growth Index, which           broadest measure of overall economic          fundamental and valuation analysis to
returned 9.41% and 8.77%, respectively,      activity, expanded at an annualized rate      identify stocks of companies that exhibit
but outperformed the Lipper Mid-Cap          of 4.2% in the fourth quarter of 2003         consistent, sustainable, above average
Growth Fund Index, which returned 6.18%      before tapering off to a more modest 3.9%     earnings growth potential. We believe it
over the same period.                        in the third quarter of 2004.                 is only through in-depth fundamental
                                                                                           research that includes careful financial
   Since the beginning of 2004, we              Generally positive economic                statement analysis and meetings with
continued to see stocks of more              developments prompted the U.S. Federal        company management teams that these
economically sensitive or more cyclical      Reserve (the Fed) to raise its federal        opportunities can be found.
companies in energy, materials and           funds target rate from a decades-low
telecommunication services--typically not    1.00%, where it stood at the beginning of        During the reporting period, we were
considered growth sectors--perform well.     the fiscal year, to 1.75% at the close of     generally optimistic about the economy.
On the other hand, information technology    the reporting period. Geopolitical            We were concerned that increasing
and health care--our classic growth          uncertainty and terrorism concerns, as        personal debt and rising interesting
sectors--were among the worst performing     well as soaring oil prices, had a             rates could lead to reduced consumer
sectors. The fund lagged the S&P 500         detrimental effect on consumer sentiment.     spending, which potentially could
Index and the Russell Midcap Growth Index    In mid-October, Fed Chairman Alan             adversely affect stock prices in the
because its consumer discretionary           Greenspan said that "so far this year,        short run. As such, we continued to
holdings generally underperformed those      the rise in the value of imported             position the fund with a "barbell
of the indexes. Its relative lack of         oil--essentially a tax on U.S.                approach"--a balanced exposure to more
exposure to the consumer staples,            residents--has amounted to about              aggressive, cyclically sensitive stocks
materials and telecommunication services     three-fourths of 1 percent of GDP."           and high quality, less aggressive stocks.
sectors also hurt the fund's performance                                                   This positioning was designed to
relative to the S&P 500 Index and the           Mid-cap stocks generally were the          potentially benefit investors in the
Russell Midcap Growth Index.                 best-performing equity segment, followed      event of a market rally while providing
                                             by small-cap stocks and large-cap stocks,     some downside protection if markets
                                                                                           weaken.

                                                                                              We increased the fund's holdings most
                                                                                           significantly in the information
                                                                                           technology sector.

====================================================================================================================================

PORTFOLIO COMPOSITION                        TOP 10 EQUITY HOLDINGS*                       TOP 10 INDUSTRIES*

By sector                                     1. Robert Half International Inc.   2.2%      1. Data Processing
                                                                                               & Outsourced Services           7.2%
               [PIE CHART]                    2. Textron Inc.                     2.2
                                                                                            2. Semiconductors                  6.6
Information Technology             32.2%      3. Investors Financial Services
                                                 Corp.                            2.2       3. Communications Equipment        6.5
Consumer Discretionary             20.3%
                                              4. Alliance Data Systems Corp.      2.2       4. Asset Management
Health Care                        16.9%                                                       & Custody Banks                 5.6
                                              5. SunGard Data Systems Inc.        2.0
Industrials                        15.4%                                                    5. Health Care Services            4.9
                                              6. Caremark Rx, Inc.                1.9
Financials                          9.2%                                                    6. Specialty Stores                4.2
                                              7. Sirva Inc.                       1.8
Money Market Funds Plus                                                                     7. Pharmaceuticals                 4.2
Other Assets Less Liabilities       4.5%      8. Fiserv, Inc.                     1.8
                                                                                            8. Application Software            4.2
Materials                           0.9%      9. Fisher Scientific International
                                                 Inc.                             1.8       9. Apparel Retail                  3.9
Energy                              0.6%
                                             10. Cintas Corp.                     1.7      10. Restaurants                     3.7

The fund's holdings are subject to change, and there is no assurance that the fund will continue to hold any particular security.

*Excluding money market fund holdings.

====================================================================================================================================

However, at the close of the reporting       scientific equipment and instruments. In      THE VIEWS AND OPINIONS EXPRESSED IN
period, approximately 7% of the fund's       our opinion, the Alliance Data Systems        MANAGEMENT'S DISCUSSION OF FUND
assets was in the data processing and        benefited from a highly competent             PERFORMANCE ARE THOSE OF A I M ADVISORS,
outsourced services--a relatively more       management team and a dominant position       INC. THESE VIEWS AND OPINIONS ARE SUBJECT
defensive industry. Stocks that we owned     relative to its competitors. Fisher           TO CHANGE AT ANY TIME BASED ON FACTORS
within this industry included Alliance       Scientific, which saw its profit for the      SUCH AS MARKET AND ECONOMIC CONDITIONS.
Data Systems, SunGard Data Systems and       second quarter of 2004 increase 26% in        THESE VIEWS AND OPINIONS MAY NOT BE
Fiserv. We believe that these companies      comparison to the same period last year,      RELIED UPON AS INVESTMENT ADVICE OR
are high-quality, well-established and       benefited from increased sales of its         RECOMMENDATIONS, OR AS AN OFFER FOR A
well-managed firms with strong business      medical products.                             PARTICULAR SECURITY. THE INFORMATION IS
models and high recurring revenue.                                                         NOT A COMPLETE ANALYSIS OF EVERY ASPECT
                                                Detracting from fund performance were      OF ANY MARKET, COUNTRY, INDUSTRY,
   At the beginning of the year, our         Corinthian Colleges, a post secondary         SECURITY OR THE FUND. STATEMENTS OF FACT
strategy of being exposed to in the          education company, and Taro                   ARE FROM SOURCES CONSIDERED RELIABLE, BUT
employment-related services in the           Pharmaceutical, which develops and            A I M ADVISORS, INC. MAKES NO
industrial sector worked well for us as      markets pharmaceutical products.              REPRESENTATION OR WARRANTY AS TO THEIR
we began to see signs of improving labor     Corinthian College's stock declined after     COMPLETENESS OR ACCURACY. ALTHOUGH
markets. One of the holdings in the          the Securities and Exchange Commission        HISTORICAL PERFORMANCE IS NO GUARANTEE OF
sector, Apollo Group Inc., a provider of     began an informal investigation of the        FUTURE RESULTS, THESE INSIGHTS MAY HELP
higher education programs for working        company concerning its earnings               YOU UNDERSTAND OUR INVESTMENT MANAGEMENT
adults, was a strong contributor. We took    projections. Taro's stock depreciated         PHILOSOPHY.
profits and sold the stock after it          after the company reported first- and
reached our valuation target.                second-quarter 2004 earnings that failed             See important fund and index
                                             to meet analysts' expectations. The fund           disclosures inside front cover.
   During the period, we decreased the       no longer held either stock at the close
fund's holdings most substantially in the    of the fiscal year.
energy sector. As part of our strategy,
we paid great attention to risk, making      IN CLOSING                                                      KARL F. FARMER
every effort to protect investors' money                                                                     Mr. Farmer, Chartered
by sidestepping short-term market trends.    We remained committed to our bottom-up        [FARMER           Financial Analyst,
While energy was the best-performing         stock selection processes and we              PHOTO]            joined AIM in July of
sector of the S&P 500 Index for the          constantly reviewed each security's                             1998, after spending
fiscal year, we believed that high oil       fundamentals and price target to ensure a                       six years as a pension
prices were unsustainable and there was      continued fit. We believe that our            actuary, focusing on retirement plans and
more downside than upside potential in       strategy of focusing our investments in       other benefit programs. He earned a B.S.
this sector.                                 companies that show sustainable,              in economics from Texas A&M University,
                                             above-average earnings growth while           graduating magna cum laude. He
   Stocks that enhanced fund performance     avoiding high risk stocks has the             subsequently earned his M.B.A. in finance
included Alliance Data Systems, a            potential to provide shareholders with        from The Wharton School at the University
provider of transaction, credit and          consistent risk-adjusted return over a        of Pennsylvania.
marketing services, and Fischer              long term investment horizon.
Scientific International, one of the                                                                         JAY K. RUSHIN
world's leading wholesale distributors of                                                                    Mr. Rushin, Chartered
                                                                                           [RUSHIN           Financial Analyst,
=========================================    =========================================     PHOTO]            became lead portfolio
                                                                                                             manager of AIM
FUND VS. INDEXES                             TOTAL NET ASSETS             $2.0 BILLION                       Aggressive Growth Fund
                                                                                           on April 20, 2004. He began his
TOTAL RETURNS, 10/31/03-10/31/04,            TOTAL NUMBER OF HOLDINGS*             104     investment career in 1994 when he joined
EXCLUDING APPLICABLE SALES CHARGES. IF                                                     AIM as a portfolio administrator. In
SALES CHARGES WERE INCLUDED, RETURNS         =========================================     1996, he left AIM to work as an associate
WOULD BE LOWER.                                                                            equity analyst. He returned to AIM as an
                                                                                           equity analyst on AIM's small-cap funds
Class A Shares                      7.01%                                                  in 1998 and was promoted to senior
                                                                                           analyst in 2000. He assumed his current
Class B Shares                      6.15                                                   duties as portfolio manager in 2001. A
                                                                                           native of Gaithersburg, MD, Mr. Rushin
Class C Shares                      6.15                                                   holds a B.A. in English from Florida
                                                                                           State University.
Class R Shares                      6.58
                                                                                           Assisted by the Aggressive Growth Team
S&P 500 Index (Broad-based Index)   9.41
                                                                                                     [RIGHT ARROW GRAPHIC]
Russell Midcap Growth Index
(Style-specific Index)              8.77                                                   FOR A PRESENTATION OF YOUR FUND'S
                                                                                           LONG-TERM PERFORMANCE RECORD, PLEASE TURN
Lipper Mid-Cap Growth Fund Index                                                           TO PAGE 5.
(Peer-group Index)                  6.18

Source: Lipper, Inc.

=========================================

LONG-TERM PERFORMANCE

YOUR FUND'S LONG-TERM PERFORMANCE

====================================================================================================================================
Past performance cannot guarantee            RESULTS OF A $10,000 INVESTMENT
comparable future results.                   5/1/84-10/31/04 (Index results from 4/30/84)

   Your fund's total return includes                                         [MOUNTAIN CHART]
reinvested distributions, fund expenses
and management fees. Index results                                   AIM AGGRESSIVE
include reinvested dividends.                                          GROWTH FUND            S&P 500          RUSSELL 2500
Performance of an index of funds               DATE                  CLASS A SHARES            INDEX              INDEX
reflects fund expenses and management        5/1/1984                $     9450             $  10000           $  10000
fees; performance of a market index does        10/84                      9584                10628              10391
not. Performance shown in the chart does        10/85                     10680                12682              12368
not reflect deduction of taxes a                10/86                     12467                16891              15869
shareholder would pay on fund                   10/87                     10038                17972              14274
distributions or sale of fund shares.           10/88                     12099                20624              18023
Performance of the indexes does not             10/89                     14280                26060              21324
reflect the effects of taxes.                   10/90                     11410                24111              16218
   Since the last reporting period, the         10/91                     21333                32167              25594
fund has elected to use the S&P 500 Index       10/92                     23382                35368              28425
as its broad-based market index because         10/93                     35285                40641              36336
the S&P 500 Index is such a widely              10/94                     41974                42208              36994
recognized gauge of the stock market. The       10/95                     59377                53355              44906
fund will no longer measure its                 10/96                     68138                66203              53343
performance against the Russell 2500            10/97                     79962                87454              68877
Index, the index published in previous          10/98                     66885               106704              63574
reports to shareholders. Because this is        10/99                     93434               134087              75017
the first reporting period since we have        10/00                    137878               142237              92475
adopted the new index, SEC guidelines           10/01                     82050               106836              81227
require that we compare the fund's              10/02                     68908                90707              73805
performance to both the old and the new         10/03                     84979               109562             104573
index.                                          10/04                $    90902             $ 119874           $ 117479

   In evaluating this chart, please note                                                           Source: Lipper, Inc.
that the chart uses a logarithmic scale
along the vertical axis (the value
scale). This means that each scale           CLASS B SHARES                                Class R shares' inception date is 6/3/02.
increment always represents the same         Inception (3/1/99)                  3.01%     Returns since that date are historical
percent change in price; in a linear          5 Years                           -1.59      returns. All other returns are blended
chart each scale increment always             1 Year                             1.15      returns of historical Class R share
represents the same absolute change in       CLASS C SHARES                                performance and restated Class A share
price. In this example, the scale            Inception (3/1/99)                  3.14%     performance (for periods prior to the
increment between $5,000 and $10,000 is       5 Years                           -1.31      inception date of Class R shares) at net
the same as that between $10,000 and          1 Year                             5.15      asset value, adjusted to reflect the
$20,000. In a linear chart, the latter       CLASS R SHARES                                higher Rule 12b-1 fees applicable to
scale increment would be twice as large.     10 Years                            7.75%     Class R shares.
The benefit of using a logarithmic scale      5 Years                           -0.83
is that it better illustrates performance     1 Year                             6.58         The performance data quoted represent
during the fund's early years before                                                       past performance and cannot guarantee
reinvested distributions and compounding     =========================================     comparable future results; current
create the potential for the original        In addition to returns as of the close of     performance may be lower or higher.
investment to grow to very large numbers.    the fiscal year, industry regulations         Please visit AIMinvestments.com for the
Had the chart used a linear scale along      require us to provide average annual          most recent month-end performance.
its vertical axis, you would not be able     total returns as of 9/30/04, the most         Performance figures reflect reinvested
to see as clearly the movements in the       recent calendar quarter-end.                  distributions, changes in net asset value
value of the fund and the indexes during     =========================================     and the effect of the maximum sales
the fund's early years. We use a                                                           charge unless otherwise stated.
logarithmic scale in financial reports of    AVERAGE ANNUAL TOTAL RETURNS                  Investment return and principal value
funds that have more than five years of                                                    will fluctuate so that you may have a
performance history.                         As of 9/30/04, most recent calendar           gain or loss when you sell shares.
                                             quarter-end, including applicable sales
AVERAGE ANNUAL TOTAL RETURNS                 charges                                          Class A share performance reflects the
As of 10/31/04, including applicable                                                       maximum 5.50% sales charge, and Class B
sales charges                                CLASS A SHARES                                and Class C share performance reflects
                                             Inception (5/1/84)                  11.19%    the applicable contingent deferred sales
CLASS A SHARES                               10 Years                             7.43     charge (CDSC) for the period involved.
Inception (5/1/84)                 11.37%     5 Years                            -1.57     The CDSC on Class B shares declines from
10 Years                            7.43      1 Year                              4.77     5% beginning at the time of purchase to
 5 Years                           -1.67                                                   0% at the beginning of the seventh year.
 1 Year                             1.16     CLASS B SHARES                                The CDSC on Class C shares is 1% for the
                                             Inception (3/1/99)                   2.30%    first year after purchase. Class R shares
                                              5 Years                            -1.51     do not have a front-end sales charge;
                                              1 Year                              4.89     returns shown are at net asset value and
                                                                                           do not reflect a 0.75% CDSC that may be
                                             CLASS C SHARES                                imposed on a total redemption of
                                             Inception (3/1/99)                   2.43%    retirement plan assets within the first
                                              5 Years                            -1.22     year.
                                              1 Year                              8.89
                                                                                              Had the advisor not waived fees and/or
                                             CLASS R SHARES                                reimbursed expenses in the past, Class A
                                             10 Years                             7.77%    and Class R share performance would have
                                              5 Years                            -0.71     been lower. The performance of the fund's
                                              1 Year                             10.48     share classes will differ due to
                                                                                           different sales charge structures and
                                                                                           class expenses.
====================================================================================================================================

[AIM INVESTMENTS LOGO APPEARS HERE]  P.O. BOX 9132
--Registered Trademark--             HINGHAM, MA 02043-9132


       EACH SHAREHOLDER'S VOTE IS IMPORTANT! PLEASE VOTE YOUR PROXY TODAY!


                        FOUR EASY WAYS TO VOTE YOUR PROXY

 INTERNET: Go to www.aiminvestments.com/proxy and follow the online directions.

TELEPHONE: Call 1-800-690-6903 and follow the simple instructions.

     MAIL: Vote, sign, date and return your proxy by mail.

IN PERSON: Vote at the Special Meeting of Shareholders.



AIM EMERGING GROWTH FUND (THE "FUND")                                         PROXY SOLICITED BY THE BOARD OF TRUSTEES (THE "BOARD")
AN INVESTMENT PORTFOLIO OF AIM EQUITY FUNDS                                          PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE
                                                                                                                  HELD JUNE 28, 2005

The undersigned hereby appoints Mark H. Williamson, Robert H. Graham, Kevin M. Carome, Sidney M. Dilgren and Ofelia M. Mayo, and any
one of them separately, proxies with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse of this proxy card, at the Special Meeting of Shareholders on June 28, 2005, at 11:00 a.m., Central Time,
and at any adjournment or postponement thereof, all of the shares of the FUND which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICE INDICATED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF
THE PROPOSAL.

                                                                               NOTE: IF YOU VOTE BY TELEPHONE OR ON THE INTERNET,
                                                                                     PLEASE DO NOT RETURN YOUR PROXY CARD.

                                                                                     PROXY MUST BE SIGNED AND DATED BELOW.

                                                                               Dated                        2005
                                                                                     ----------------------

                                                                               -----------------------------------------------------


                                                                               Signature(s) (if held jointly)      (SIGN IN THE BOX)

                                                                               NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON
                                                                               THIS PROXY CARD. All joint owners should sign. When
                                                                               signing as executor, administrator, attorney, trustee
                                                                               or guardian or as custodian for a minor, please give
                                                                               full title as such. If a corporation, limited
                                                                               liability company, or partnership, please sign in
                                                                               full entity name and indicate the signer's position
                                                                               with the entity.

                                                                                                                          Aim 1 - DH

                                                       PLEASE FILL IN BOX AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL.   (X)
                                                       PLEASE DO NOT USE FINE POINT PENS.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD. THE BOARD RECOMMENDS VOTING "FOR" THE PROPOSAL.


                                                                                          FOR     AGAINST    ABSTAIN

1.   Approve a Plan of Reorganization (the "Plan") under which all of the assets          ( )       ( )        ( )
     of AIM Emerging Growth Fund (the "Fund"), an investment portfolio of AIM
     Equity Funds ("AEF"), will be transferred to AIM Aggressive Growth Fund
     ("Buying Fund"), which is also an investment portfolio of AEF. Buying Fund will assume the liabilities of the Fund and AEF will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund.


PROXIES ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY
ADJOURNMENT OR POSTPONEMENT THEREOF.


                         PLEASE VOTE, SIGN AND DATE THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.


                                                                                                                   Aim Emerg GR - DH

[AIM INVESTMENTS LOGO APPEARS HERE]  P.O. BOX 9132
--Registered Trademark--             HINGHAM, MA 02043-9132


       EACH SHAREHOLDER'S VOTE IS IMPORTANT! PLEASE VOTE YOUR PROXY TODAY!


                        FOUR EASY WAYS TO VOTE YOUR PROXY

 INTERNET: Go to www.aiminvestments.com/proxy and follow the online directions.

TELEPHONE: Call 1-800-690-6903 and follow the simple instructions.

     MAIL: Vote, sign, date and return your proxy by mail.

IN PERSON: Vote at the Special Meeting of Shareholders.


AIM LIBRA FUND (THE "FUND")                                                   PROXY SOLICITED BY THE BOARD OF TRUSTEES (THE "BOARD")
AN INVESTMENT PORTFOLIO OF AIM INVESTMENT FUNDS                                      PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE
                                                                                                                  HELD JUNE 28, 2005

The undersigned hereby appoints Mark H. Williamson, Robert H. Graham, Kevin M. Carome, Sidney M. Dilgren and Ofelia M. Mayo, and any
one of them separately, proxies with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse of this proxy card, at the Special Meeting of Shareholders on June 28, 2005, at 11:00 a.m., Central Time,
and at any adjournment or postponement thereof, all of the shares of the FUND which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICE INDICATED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF
THE PROPOSAL.

                                                                               NOTE: IF YOU VOTE BY TELEPHONE OR ON THE INTERNET,
                                                                                     PLEASE DO NOT RETURN YOUR PROXY CARD.

                                                                                     PROXY MUST BE SIGNED AND DATED BELOW.

                                                                               Dated                         2005
                                                                                     -----------------------


                                                                               -----------------------------------------------------
                                                                               Signature(s) (if held jointly)      (SIGN IN THE BOX)

                                                                               NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON
                                                                               THIS PROXY CARD. All joint owners should sign. When
                                                                               signing as executor, administrator, attorney, trustee
                                                                               or guardian or as custodian for a minor, please give
                                                                               full title as such. If a corporation, limited
                                                                               liability company, or partnership, please sign in
                                                                               full entity name and indicate the signer's position
                                                                               with the entity.

                                                                                                                          Aim 1 - DH

                                                       PLEASE FILL IN BOX AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL.   (X)
                                                       PLEASE DO NOT USE FINE POINT PENS.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD. THE BOARD RECOMMENDS VOTING "FOR" THE PROPOSAL.

                                                                                                   FOR     AGAINST    ABSTAIN

1.   Approve an Agreement and Plan of Reorganization (the "Agreement") under                       ( )       ( )        ( )
     which all of the assets of AIM Libra Fund (the "Fund"), an investment portfolio of AIM Investment Funds, will be transferred to AIM Aggressive
     Growth Fund ("Buying Fund"), an investment portfolio of AIM Equity Funds
     ("Buyer"). Buying Fund will assume the liabilities of the Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund.


PROXIES ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY
ADJOURNMENT OR POSTPONEMENT THEREOF.


                         PLEASE VOTE, SIGN AND DATE THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.


                                                                                                                      Aim Libra - DH